EXHIBIT 4.1
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                             CREDIT AGREEMENT

                        dated as of June 30, 1997,

                               by and among

                        C-TEC CABLE SYSTEMS, INC.,
                          COMVIDEO SYSTEMS, INC.,
                                    and
                   C-TEC CABLE SYSTEMS OF NEW YORK, INC.

                               as Borrowers,

                      the Lenders referred to herein,

                                    and

                        FIRST UNION NATIONAL BANK,
                          as Administrative Agent

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                             TABLE OF CONTENTS

                                                                          PAGE

ARTICLE I               DEFINITIONS........................................  1
      SECTION 1.1       Definitions........................................  1
      SECTION 1.2       General............................................ 15
      SECTION 1.3       Other Definitions and Provisions................... 15

ARTICLE II              REVOLVING CREDIT FACILITY.......................... 15
      SECTION 2.1       Revolving Credit Loans............................. 15
      SECTION 2.2       Procedure for Advances of Loans.................... 16
      SECTION 2.3       Repayment of Loans................................. 16
      SECTION 2.4       Revolving Credit Notes............................. 18
      SECTION 2.5       Permanent Reduction of the Revolving Credit
                        Commitment......................................... 18
      SECTION 2.6       Termination of Revolving Credit Facility........... 19

ARTICLE III             TERM LOAN FACILITY................................. 19
      SECTION 3.1       Term Loan.......................................... 19
      SECTION 3.2       Procedure for Advance of Term Loan................. 19
      SECTION 3.3       Repayment of Term Loan............................. 20
      SECTION 3.4       Optional Prepayments of Term Loan.................. 21
      SECTION 3.5       Mandatory Prepayments of Term Loans................ 21
      SECTION 3.6       Term Notes......................................... 21

ARTICLE IV              GENERAL LOAN PROVISIONS............................ 21
      SECTION 4.1       Interest........................................... 21
      SECTION 4.2       Notice and Manner of Conversion or Continuation of
                        Loans.............................................. 24
      SECTION 4.3       Fees............................................... 24
      SECTION 4.4       Manner of Payment.................................. 25
      SECTION 4.5       Crediting of Payments and Proceeds................. 25
      SECTION 4.6       Adjustments........................................ 25
      SECTION 4.7       Nature of Obligations of Lenders Regarding Loans;
                        Assumption by the Administrative Agent............. 26
      SECTION 4.8       Changed Circumstances.............................. 27
      SECTION 4.9       Indemnity.......................................... 29
      SECTION 4.10      Capital Requirements............................... 29
      SECTION 4.11      Taxes.............................................. 30
      SECTION 4.12      Change of Lending Office; Replacement Lenders...... 32

ARTICLE V               CLOSING; CONDITIONS OF CLOSING AND BORROWING....... 33
      SECTION 5.1       Closing............................................ 33
      SECTION 5.2       Conditions to Closing and Initial Loans............ 33
      SECTION 5.3       Additional Conditions to the Initial Loans......... 36
      SECTION 5.4       Conditions to All Loans............................ 36

ARTICLE VI              REPRESENTATIONS AND WARRANTIES OF THE
                        BORROWERS.......................................... 37
      SECTION 6.1       Representations and Warranties..................... 37
      SECTION 6.2       Survival of Representations and Warranties, Etc.... 44

ARTICLE VII             FINANCIAL INFORMATION AND NOTICES.................. 44
      SECTION 7.1       Financial Statements and Projections............... 44
      SECTION 7.2       Officer's Compliance Certificate................... 45
      SECTION 7.3       Accountants' Certificate........................... 45
      SECTION 7.4       Other Reports...................................... 46
      SECTION 7.5       Notice of Litigation and Other Matters............. 46
      SECTION 7.6       Accuracy of Information............................ 47

ARTICLE VIII            AFFIRMATIVE COVENANTS.............................. 47
      SECTION 8.1       Preservation of Corporate Existence and Related
                        Matters............................................ 47
      SECTION 8.2       Maintenance of Property............................ 48
      SECTION 8.3       Insurance.......................................... 48
      SECTION 8.4       Accounting Methods and Financial Records........... 48
      SECTION 8.5       Payment and Performance of Obligations............. 48
      SECTION 8.6       Compliance With Laws and Approvals................. 48
      SECTION 8.7       Environmental Laws................................. 48
      SECTION 8.8       Compliance with ERISA.............................. 49
      SECTION 8.9       Compliance With Agreements......................... 49
      SECTION 8.10      Additional Subsidiaries............................ 49
      SECTION 8.11      Required Governmental Approvals.................... 50
      SECTION 8.12      Conduct of Business................................ 51
      SECTION 8.13      Visits and Inspections............................. 51

ARTICLE IX              FINANCIAL COVENANTS................................ 51
      SECTION 9.1.      Leverage Ratio..................................... 51
      SECTION 9.2.      Interest Coverage Ratio............................ 51
      SECTION 9.3.      Adjusted Fixed Charge Coverage Ratio............... 52

ARTICLE X               NEGATIVE COVENANTS................................. 52
      SECTION 10.1      Limitations on Debt................................ 52
      SECTION 10.2      Limitations on Liens............................... 53
      SECTION 10.3      Limitations on Loans, Advances, Investments and
                        Acquisitions....................................... 54
      SECTION 10.4      Limitations on Mergers and Liquidation............. 55
      SECTION 10.5      Limitations on Sale of Assets...................... 56
      SECTION 10.6      Limitations on Restricted Payments................. 56
      SECTION 10.7      Limitations on Exchange and Issuance of Capital
                        Stock.............................................. 57
      SECTION 10.8      Transactions with Affiliates....................... 57
      SECTION 10.9      Certain Accounting Changes......................... 58
      SECTION 10.10     Restrictive Agreements............................. 58

ARTICLE XI              DEFAULT AND REMEDIES............................... 58
      SECTION 11.1      Events of Default.................................. 58
      SECTION 11.2      Remedies........................................... 62
      SECTION 11.3      Rights and Remedies Cumulative; Non-Waiver; etc.... 63

ARTICLE XII             THE ADMINISTRATIVE AGENT........................... 63
      SECTION 12.1      Appointment........................................ 63
      SECTION 12.2      Delegation of Duties............................... 64
      SECTION 12.3      Exculpatory Provisions............................. 64
      SECTION 12.4      Reliance by the Administrative Agent............... 64
      SECTION 12.5      Notice of Default.................................. 65
      SECTION 12.6      Non-Reliance on the Administrative Agent and Other
                        Lenders............................................ 65
      SECTION 12.7      Indemnification.................................... 65
      SECTION 12.8      The Administrative Agent in Its Individual Capacity 66
      SECTION 12.9      Resignation of the Administrative Agent; Successor
                        Administrative Agent............................... 66

ARTICLE XIII            MISCELLANEOUS...................................... 66
      SECTION 13.1      Notices............................................ 67
      SECTION 13.2      Expenses; Indemnity................................ 68
      SECTION 13.3      Set-off............................................ 68
      SECTION 13.4      Governing Law...................................... 69
      SECTION 13.5      Consent to Jurisdiction............................ 69
      SECTION 13.6      Binding Arbitration; Waiver of Jury Trial.......... 69
      SECTION 13.7      Reversal of Payments............................... 70
      SECTION 13.8      Injunctive Relief.................................. 70
      SECTION 13.9      Accounting Matters................................. 71
      SECTION 13.10     Successors and Assigns; Participations............. 71
      SECTION 13.11     Amendments, Waivers and Consents................... 74
      SECTION 13.12     Performance of Duties.............................. 74
      SECTION 13.13     All Powers Coupled with Interest................... 74
      SECTION 13.14     Survival of Indemnities............................ 74
      SECTION 13.15     Titles and Captions................................ 75
      SECTION 13.16     Severability of Provisions......................... 75
      SECTION 13.17     Counterparts....................................... 75
      SECTION 13.18     Term of Agreement.................................. 75


EXHIBITS

Exhibit A               - Form of Revolving Credit Note
Exhibit B               - Form of Term Loan Note
Exhibit C-1             - Form of Notice of Revolving Credit Borrowing
Exhibit C-2             - Form of Notice of Term Loan Borrowing
Exhibit D               - Form of Notice of Payment
Exhibit E               - Form of Notice of Conversion/Continuation
Exhibit F               - Form of Officer's Certificate
Exhibit G               - Form of Assignment and Acceptance
Exhibit H               - Form of Notice of Account Designation
Exhibit I-1             - Form of Cable Systems Pledge Agreement
Exhibit I-2             - Form of ComVideo Pledge Agreement
Exhibit I-3             - Form of Parent Pledge Agreement
Exhibit J               - Form of Joinder Agreement
Exhibit K               - Form of Subordination Terms for Parent
                          Subordinated Debt

SCHEDULES

Schedule 1.1(a)  -      Lenders and Commitments
Schedule 1.1(b)  -      Plan of Reorganization
Schedule 6.1(a)  -      Jurisdictions of Organization and
                        Qualification
Schedule 6.1(b)  -      Subsidiaries and Capitalization
Schedule 6.1(d)  -      Required Government Approvals
Schedule 6.1(i)  -      ERISA Plans
Schedule 6.1(l)  -      Material Contracts
Schedule 6.1(m)  -      Labor and Collective Bargaining Agreements
Schedule 6.1(s)  -      Debt and Guaranty Obligations
Schedule 6.1(t)  -      Litigation
Schedule 6.1(u)  -      FCC Licenses, PUC Authorizations and CATV Franchises
Schedule 10.2    -      Existing Liens
Schedule 10.3    -      Existing Loans, Advances and Investments



      CREDIT AGREEMENT, dated as of the 30th day of June, 1997, by and among C-TEC CABLE SYSTEMS, INC., COMVIDEO SYSTEMS, INC. and C-TEC CABLE SYSTEMS OF NEW YORK, INC., (collectively, the "Borrowers"), the Lenders who are or may become a party to this Agreement, and FIRST UNION NATIONAL BANK, as Administrative Agent for the Lenders.

                           STATEMENT OF PURPOSE

      The Borrowers have requested, and the Lenders have agreed, to extend certain credit facilities to the Borrowers on the terms and conditions of this Agreement.

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, such parties hereby agree as follows:


                                 ARTICLE I

                                DEFINITIONS

      SECTION 1.1 Definitions. The following terms when used in this Agreement shall have the meanings assigned to them below:

      "Adjusted Operating Cash Flow" means, with respect to any Person for any period, the total of the following for such period calculated in accordance with GAAP: (a) Operating Cash Flow less (b) the sum of (i) cash taxes, (ii) Restricted Payments and (iii) Specified Capital Expenditures.

      "Administrative Agent" means First Union in its capacity as Administrative Agent hereunder, and any successor thereto appointed pursuant to Section 12.9.

      "Administrative Agent's Office" means the office of the Administrative Agent specified in or determined in accordance with the provisions of Section 13.1.

      "Affiliate" means, with respect to any Person, any other Person (other than a Subsidiary) which directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such first Person or any of its Subsidiaries. The term "control" means
(a) the power to vote ten percent (10%) or more of the securities or other equity interests of a Person having ordinary voting power, or (b) the possession, directly or indirectly, of any other power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

      "Aggregate Commitment" means the aggregate amount of the Lenders' Commitments hereunder, as such amount may be reduced or modified at any time or from time to time pursuant to the terms hereof. On the Closing Date, the Aggregate Commitment shall be $125,000,000.

      "Agreement" means this Credit Agreement, as amended, restated or otherwise modified from time to time.

      "Applicable Law" means all applicable provisions of constitutions, statutes, laws, rules, treaties, regulations and orders of all Governmental Authorities and all orders and decrees of all courts and arbitrators.

      "Applicable Margin" shall have the meaning assigned thereto in Section 4.1(c).

      "Assignment and Acceptance" shall have the meaning assigned thereto in
Section 13.10.

      "Base Rate" means, at any time, the higher of (a) the Prime Rate or (b) the Federal Funds Rate plus 1/2 of 1%; each change in the Base Rate shall take effect simultaneously with the corresponding change or changes in the Prime Rate or the Federal Funds Rate.

      "Base Rate Loan" means any Loan bearing interest at a rate based upon the Base Rate as provided in Section 4.1(a).

      "Borrowers" means Cable Systems, ComVideo, Cable New York and any Subsidiary thereof that becomes a Borrower pursuant to Section 8.10 (including, without limitation, Home Link) in their capacity as borrowers hereunder.

      "Business Day" means (a) for all purposes other than as set forth in clause (b) below, any day other than a Saturday, Sunday or legal holiday on which banks in Charlotte, North Carolina and New York, New York, are open for the conduct of their commercial banking business, and (b) with respect to all notices and determinations in connection with, and payments of principal and interest on, any LIBOR Rate Loan, any day that is a Business Day described in clause (a) and that is also a day for trading by and between banks in Dollar deposits in the London interbank market.

      "Cable New York" means C-TEC Cable Systems of New York, Inc. and its successors.

      "Cable Systems" means C-TEC Cable Systems, Inc. and its successors.

      "Cable Systems Holdings" means the ultimate holding company which, as a result of the Reorganization, holds, directly or indirectly through one or more of its Wholly-Owned Subsidiaries, all of the outstanding shares of capital stock of Cable Systems.

      "Cable Systems Pledge Agreement" means the pledge agreement of even date executed by Cable Systems with respect to the capital stock of Cable New York in favor of the Administrative Agent for the ratable benefit of itself and the other Lenders, substantially in the form of Exhibit I-1, as amended, restated or otherwise modified (including, without limitation, the execution of a supplement to such agreement pursuant to Section 8.11 by which Cable Systems will pledge the capital stock of ComVideo to the Administrative Agent for the ratable benefit of itself and the other Lenders).

      "Capital Asset" means, with respect to any Person, any asset that should, in accordance with GAAP, be classified and accounted for as a capital asset on a balance sheet of such Person.

      "Capital Expenditures" means, with respect to any Person for any period, the aggregate cost of all Capital Assets acquired by such Person (other than Capital Assets acquired in accordance with the terms hereof with the proceeds from casualty insurance or condemnations) during such period determined in accordance with GAAP.

      "Capital Lease" means, with respect to any Person, any lease of any property that should, in accordance with GAAP, be classified and accounted for as a capital lease on a balance sheet of such Person.

      "CATV Franchise" means any franchise, easement or other authorization granted by any Governmental Authority pursuant to which a Person has the right or license to operate a CATV System and any Applicable Law or other document setting forth all or part of the terms of any such franchise, easement or other authorization.

      "CATV System" means any cable distribution system which receives audio, video, digital, other broadcast signals or information or telecommunications by cable, optical, antennae, microwave or satellite transmission and which amplifies and transmits such signals to Persons who receive such signals.

      "CCSM" means Cable Michigan, Inc., and its successors.

      "CCSM Credit Facility" means the credit agreement of even date by and among CCSM, as borrower, First Union, as administrative agent, and the lenders party thereto, as amended, restated or otherwise modified.

      "C-TEC" means C-TEC Corporation, and its successors.

      "C-TEC Credit Facility" means the credit agreement of even date by and among C-TEC, as borrower, First Union, as administrative agent, and the lenders party thereto, as amended restated or otherwise modified.

      "Change in Control" shall have the meaning assigned thereto in Section 11.1(h).

      "Closing Date" means the date of this Agreement or such later Business Day upon which each condition described in Section 5.2 shall be satisfied or waived in all respects in a manner acceptable to the Administrative Agent, in its sole discretion.

      "Code" means the Internal Revenue Code of 1986, and the rules and regulations thereunder, each as amended or supplemented from time to time.

      "Combined" means, when used in reference to financial statements or financial statement items of any Person, such statements or items on a combined basis in accordance with applicable principles of combination under GAAP.

      "Commitment" means, as to any Lender, the sum of such Lender's Revolving Credit Commitment and Term Loan Commitment.

      "Commitment Percentage" means, as to any Lender at any time, the ratio of (a) the amount of the Commitment of such Lender to (b) the Aggregate Commitment of all of the Lenders.

      "ComVideo" means ComVideo Systems, Inc. and its successors.

      "ComVideo Pledge Agreement" means the pledge agreement executed by ComVideo pursuant to Section 8.11 with respect to the partnership interests of Home Link in favor of the Administrative Agent for the ratable benefit of itself and the other Lenders, substantially in the form of Exhibit I-2, as amended, restated or otherwise modified.

      "Consolidated" means, when used with reference to financial statements or financial statement items of any Person, such statements or items on a consolidated basis in accordance with applicable principles of consolidation under GAAP.

      "Credit Facility" means the collective reference to the Revolving Credit Facility and the Term Loan Facility.

      "Debt" means, with respect to any Person at any date and without duplication, the sum of the following calculated in accordance with GAAP: (a) all liabilities, obligations and indebtedness for borrowed money including but not limited to obligations evidenced by bonds, debentures, notes or other similar instruments of any such Person, (b) all obligations to pay the deferred purchase price of property or services of any such Person, except trade payables arising in the ordinary course of business not more than ninety
(90) days past due, (c) all obligations of any such Person as lessee under Capital Leases, (d) all Debt of any other Person secured by a Lien on any asset of any such Person, (e) all Guaranty Obligations of any such Person, (f) all obligations, contingent or otherwise, of any such person relative to the face amount of letters of credit, whether drawn or not drawn, and banker's acceptances issued for the account of any such person and (g) all obligations incurred by any such Person pursuant to Hedging Agreements.

      "Default" means any of the events specified in Section 11.1 which with the passage of time, the giving of notice or both, would constitute an Event of Default.

      "Designated Subsidiaries" means Cable New York, ComVideo, Home Link and all Subsidiaries of the Borrowers created after the Closing Date.

      "Disqualified Stock" means any capital stock of a Person that by its terms (a) has any scheduled interest or dividend payment, (b) upon the passage of time or occurrence of any event has any redemption or similar payment due,
(c) is required to be redeemed or repurchased at the option of any holder or otherwise or (d) is convertible into Debt or is convertible to another security which contains any such terms.

      "Dollars" or "$" means, unless otherwise qualified, dollars in lawful currency of the United States.

      "Eligible Assignee" means, with respect to any assignment of the rights, interest and obligations of a Lender hereunder, a Person that is at the time of such assignment (a) a commercial bank organized or licensed under the laws of the United States or any state thereof, having combined capital and surplus in excess of $500,000,000, (b) a finance company, insurance company or other financial institution which in the ordinary course of business extends credit of the type extended hereunder and that has total assets in excess of $1,000,000,000, (c) already a Lender hereunder (whether as an original party to this Agreement or as the assignee of another Lender), (d) the successor (whether by transfer of assets, merger or otherwise) to all or substantially all of the commercial lending business of the assigning Lender, or (e) any other Person that has been approved in writing as an Eligible Assignee by Cable Systems and the Administrative Agent.

      "Employee Benefit Plan" means any employee benefit plan within the meaning of Section 3(3) of ERISA which (a) is maintained for employees of any Borrower or any ERISA Affiliate or (b) has at any time within the preceding six years been maintained for the employees of any Borrower or any current or former ERISA Affiliate.

      "Environmental Laws" means any and all federal, state and local laws, statutes, ordinances, rules, regulations, permits, licenses, approvals and orders of courts or Governmental Authorities, relating to the protection of human health or the environment, including, but not limited to, requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of Hazardous Materials.

      "ERISA" means the Employee Retirement Income Security Act of 1974, and the rules and regulations thereunder, each as amended or modified from time to time.

      "ERISA Affiliate" means any Person who together with any Borrower is treated as a single employer within the meaning of Section 414(b), (c), (m) or
(o) of the Code or Section 4001(b) of ERISA.

      "Eurodollar Reserve Percentage" means, for any day, the percentage (expressed as a decimal and rounded upwards, if necessary, to the next higher 1/100th of 1%) which is in effect for such day as prescribed by the Federal Reserve Board (or any successor) for determining the maximum reserve requirement (including without limitation any basic, supplemental or emergency reserves) in respect of Eurocurrency liabilities or any similar category of liabilities for any Lender.

      "Event of Default" means any of the events specified in Section 11.1, provided that any requirement for passage of time, giving of notice, or both, has been satisfied.

      "FCC" means the Federal Communications Commission or any successor Governmental Authority.

      "FCC License" means any license, permit, consent, certificate of compliance, franchise, approval, waiver or authorization granted or issued by the FCC.

      "FDIC" means the Federal Deposit Insurance Corporation, or any successor thereto.

      "Federal Funds Rate" means the rate per annum (rounded upwards, if necessary, to the next higher 1/100th of 1%) representing the daily effective federal funds rate as quoted by the Administrative Agent and confirmed in Federal Reserve Board Statistical Release H.15 (519) or any successor or substitute publication selected by the Administrative Agent. If, for any reason, such rate is not available, then "Federal Funds Rate" shall mean a daily rate which is determined, in the opinion of the Administrative Agent, to be the rate at which federal funds are being offered for sale in the national federal funds market at 9:00 a.m. (Charlotte time). Rates for weekends or holidays shall be the same as the rate for the most immediate preceding Business Day.

      "$15 Million Facility" means a credit facility for up to $15,000,000 in favor of C-TEC with a maturity of no more than two years, secured by a pledge of the capital stock of Mercom, Inc. owned by C-TEC, which facility will be assumed by CCSM as part of the Mercom Contribution.

      "First Union" means First Union National Bank, a national banking association, and its successors.

      "Fiscal Year" means the fiscal year of Cable Systems and its Designated Subsidiaries ending on December 31.

      "Fixed Charges" means, with respect to any Person for any period, the sum of the following for such period calculated in accordance with GAAP: (a) Interest Expense plus (b) scheduled principal payments with respect to Debt, other than Parent Subordinated Debt (regardless of whether such amounts were actually paid).

      "GAAP" means generally accepted accounting principles, as recognized by the American Institute of Certified Public Accountants and the Financial Accounting Standards Board, consistently applied and maintained on a consistent basis throughout the period indicated and consistent with prior financial practice (except for changes in such practice with which the Borrowers' independent certified public accountants have concurred).

      "Governmental Approvals" means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities, including without limitation any FCC License, PUC Authorization or CATV Franchise.

      "Governmental Authority" means any nation, province, state or political subdivision thereof, and any government or any Person exercising executive, legislative, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing, including without limitation the FCC and any PUC.

      "Guaranty Obligation" means, with respect to any Person, without duplication, any obligation, contingent or otherwise, of any such Person pursuant to which such Person has directly or indirectly guaranteed any Debt of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of any such Person
(a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt (whether arising by virtue of partnership arrangements, by agreement to keep well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement condition or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Debt of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, that the term Guaranty Obligation shall not include endorsements for collection or deposit in the ordinary course of business.

      "Hazardous Materials" means any substances or materials (a) which are or become defined as hazardous wastes, hazardous substances, pollutants, contaminants, chemical substances or mixtures or toxic substances under any applicable Environmental Law, (b) which are toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise harmful to human health or the environment and are or become regulated by any applicable Environmental Law, (c) the presence of which require remediation under any Environmental Law or common law, (d) the discharge or emission or release of which requires a permit or license under any Environmental Law or other Governmental Approval, (e) which are materials consisting of underground or aboveground storage tanks, whether empty, filled or partially filled with any substance, or (f) which contain asbestos, polychlorinated biphenyls, urea formaldehyde foam insulation, petroleum hydrocarbons, petroleum derived substances or waste, crude oil, nuclear fuel, natural gas or synthetic gas.

      "Hedging Agreement" means any agreement with respect to an interest rate swap, collar, cap, floor or a forward rate agreement or other agreement regarding the hedging of interest rate risk exposure executed in connection with hedging the interest rate exposure of the Borrowers under this Agreement, and any confirming letter executed pursuant to such hedging agreement, all as amended, restated or otherwise modified.

      "Home Link" means Home Link Communications of Princeton, L.P. and its successors.

      "Interest Expense" means, with respect to any Person for any period, the interest expense as determined for such period in accordance with GAAP (other than any interest expense with respect to Parent Subordinated Debt).

      "Interest Period" shall have the meaning assigned thereto in Section
4.1(b).

      "Joinder Agreement" means any Joinder Agreement executed by a Subsidiary of a Borrower pursuant to Section 8.10 in favor of the Administrative Agent for the ratable benefit of the Administrative Agent and Lenders and substantially in the form of Exhibit J, as amended, restated or otherwise modified.

      "Lender" means each Person executing this Agreement as a Lender set forth on the signature pages hereto and each Person that hereafter becomes a party to this Agreement as a Lender pursuant to Section 13.10.

      "Lending Office" means, with respect to any Lender, the office of such Lender maintaining such Lender's Commitment Percentage of the Loans.

      "Leverage Ratio" means as of any date of determination, the ratio as of such date determined in accordance with Section 9.1.

      "LIBOR" means the rate for deposits in Dollars for a period equal to the Interest Period selected which appears on the Telerate Page 3750 at approximately 11:00 a.m. London time, two (2) Business Days prior to the commencement of the applicable Interest Period. If, for any reason, such rate is not available, then "LIBOR" shall mean the rate per annum at which, as determined by the Administrative Agent, Dollars in the amount of $5,000,000 are being offered to leading banks at approximately 11:00 a.m. London time, two (2) Business Days prior to the commencement of the applicable Interest Period for settlement in immediately available funds by leading banks in the London interbank market for a period equal to the Interest Period selected.

      "LIBOR Rate" means a rate per annum (rounded upwards, if necessary, to the next higher 1/100th of 1%) determined by the Administrative Agent pursuant to the following formula:

      LIBOR Rate =                LIBOR
                    ----------------------------------
                    1.00-Eurodollar Reserve Percentage


      "LIBOR Rate Loan" means any Loan bearing interest at a rate based upon the LIBOR Rate as provided in Section 4.1(a).

      "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention agreement relating to such asset.

      "Loan" means any loan made to any Borrower pursuant to Section 2.1 or
Section 3.1, and all such Loans collectively as the context requires.

      "Loan Documents" means, collectively, this Agreement, the Notes, any Hedging Agreement executed by any Lender, the Cable Systems Pledge Agreement, the ComVideo Pledge Agreement, the Parent Pledge Agreement and each other document referenced in Article V or otherwise required to be delivered by or on behalf of Cable Systems and its Designated Subsidiaries pursuant to this Agreement, all as may be amended, restated or otherwise modified.

      "Material Adverse Effect" means a material adverse effect on the business, operations or financial condition of Cable Systems and its Designated Subsidiaries, taken as a whole, or the ability of any Borrower to perform its obligations under the Loan Documents to which it is a party, or the ability of any Subsidiary of a Borrower which is party to a Security Document to perform its obligations under any such document.

      "Material Contract" means any written contract or other agreement of Cable Systems or any of its Designated Subsidiaries (other than one evidencing Debt, providing for the acquisition or construction of Capital Assets or the making of any Investment (including by way of merger) permitted by Section
10.3 (and, if applicable, Section 10.4)) involving monetary liability of any such Person in an amount in excess of $3,000,000 per annum.

      "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which any Borrower or any ERISA Affiliate is making, or is accruing an obligation to make, contributions within the preceding six years.

      "Net Cash Proceeds" means, as applicable with respect to any Person, (a) with respect to any sale, trade or other disposition of assets, the gross cash proceeds received by such Person from such sale less the sum of (i) all income taxes and other taxes assessed by a Governmental Authority as a result of such sale and any other reasonable fees and expenses incurred in connection therewith and (ii) the principal amount of, premium, if any, and interest on any Debt secured by a Lien on the asset (or a portion thereof) sold, which Debt is required to be and is repaid in connection with such sale, (b) with respect to any issuance of Debt, the gross cash proceeds received by such Person therefrom less all legal, underwriting and other reasonable fees and expenses incurred in connection therewith and the amount thereof applied to repay existing Debt permitted by Section 10.1 and (c) with respect to any payment under an insurance policy or in connection with a condemnation proceeding, the amount of cash proceeds received by such Person from an insurance company or Governmental Authority net of all reasonable expenses of collection.

      "Net Income" means, with respect to any Person for any period, the net income (or loss) of such Person for such period determined in accordance with GAAP; provided, that there shall be excluded from net income the income of any Person (other than a Wholly-Owned Subsidiary) in which such Person has an ownership interest, except to the extent received in cash by such Person.

      "Notes" means the Revolving Credit Notes and Term Notes.

      "Notice of Account Designation" shall have the meaning assigned thereto in Section 2.2(b).

      "Notice of Conversion/Continuation" shall have the meaning assigned thereto in Section 4.2.

      "Notice of Payment" shall have the meaning assigned thereto in Section 2.3(d).

      "Notice of Revolving Credit Borrowing" shall have the meaning assigned thereto in Section 2.2(a).

      "Notice of Term Loan Borrowing" shall have the meaning assigned thereto in Section 3.2(a).

      "Obligations" means, in each case, whether now in existence or hereafter arising: (a) the principal of and interest on (including interest accruing after the filing of any bankruptcy or similar petition) the Revolving Credit Loans, (b) the principal and interest on (including interest accruing after the filing of any bankruptcy or similar petition) the Term Loans and (c) all other fees and commissions (including attorney's fees), charges, indebtedness, loans, liabilities, financial accommodations, obligations, covenants and duties owing by the Borrowers to the Lenders or the Administrative Agent, of every kind, nature and description, direct or indirect, absolute or contingent, due or to become due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any note, and whether or not for the payment of money under or in respect of this Agreement, any Note, any Hedging Agreement with a Lender or Affiliate thereof or any of the other Loan Documents.

      "Officer's Compliance Certificate" shall have the meaning assigned thereto in Section 7.2.

      "Operating Cash Flow" means, with respect to any Person for any period, the following, calculated without duplication for such period in accordance with GAAP: (a) Net Income, plus (b) to the extent deducted in determining Net Income, (i) income and franchise taxes, (ii) Interest Expense and (iii) depreciation, amortization (including amortization of goodwill and other intangibles) and other non-cash charges, minus (c) to the extent included in determining Net Income, any items of extraordinary, unusual or non-recurring gain or loss (together with any related provision for taxes on such gain).
For any acquisition or sale by such Person during any period of calculation, the definition of Operating Cash Flow shall be adjusted on a pro forma basis in a manner reasonably satisfactory to the Administrative Agent to give effect to such acquisition or sale as if such acquisition or sale occurred on the first day of such period.

      "Other Taxes" shall have the meaning assigned thereto in Section 4.11(c).

      "Parent Pledge Agreement" means the pledge agreement executed by Cable Systems Holdings pursuant to Section 8.10(c) by which Cable Systems Holdings will pledge all of the capital stock of Cable Systems to the Administrative Agent for the ratable benefit of itself and the other Lenders, substantially in the form of Exhibit I-3, as amended, restated or otherwise modified.

      "Parent Subordinated Debt" means any Debt incurred by Cable Systems and payable to Cable Systems Holdings; provided, that such Debt shall be subordinated to the Obligations on terms substantially in accordance with Exhibit K.

      "PBGC" means the Pension Benefit Guaranty Corporation or any successor agency.

      "Pension Plan" means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to the provisions of Title IV of ERISA or
Section 412 of the Code and which (a) is maintained for employees of any Borrower or any ERISA Affiliates or (b) has at any time within the preceding six years been maintained for the employees of any Borrower or any of their current or former ERISA Affiliates.

      "Person" means an individual, corporation, partnership, limited liability company, limited liability partnership, association, trust, business trust, joint venture, joint stock company, pool, syndicate, sole proprietorship, unincorporated organization, Governmental Authority or any other form of entity or group thereof.

      "Pledge Agreements" means the Cable Systems Pledge Agreement, the ComVideo Pledge Agreement and the Parent Pledge Agreement.

      "Prime Rate" means, at any time, the rate of interest per annum publicly announced from time to time by First Union as its prime rate. Each change in the Prime Rate shall be effective as of the opening of business on the day such change in the Prime Rate occurs. The parties hereto acknowledge that the rate announced publicly by First Union as its Prime Rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks.

      "PUC" means any state regulatory agency or body that exercises jurisdiction over the rates or services or the acquisition, construction or operation of any CATV System or any person who owns, constructs or operates any CATV System, in each case by reason of the nature or type of the business subject to regulation and not pursuant to laws and regulations of general applicability to Persons conducting business in said state.

      "PUC Authorization" means any license, permit, consent, certificate of compliance, franchise, approval, waiver or authorization granted or issued by a PUC.

      "Rebuild Capital Expenditures" means, with respect to any Person for any period, Capital Expenditures used to replace, add or retool components necessary to consolidate facilities, to increase bandwidth or channel capacity, to provision new services, to improve existing services, or to test and measure services, networks or bandwidth.

      "Register" shall have the meaning assigned thereto in Section 13.10(d).

      "Reorganization" means the reorganization described in Schedule 1.1(b), as such Schedule may be supplemented or otherwise amended with the prior written approval of the Required Lenders.

      "Required Lenders" means, at any date, any combination of holders of at least fifty-one percent (51%) of the aggregate unpaid principal amount of the Notes, or if no amounts are outstanding under the Notes, any combination of Lenders whose Commitment Percentages aggregate at least fifty-one percent (51%).

      "Restricted Payments" means, as to any Person, (a) any declaration or payment of any dividends upon any of its capital stock, (b) any purchase, redemption, retirement or other acquisition, whether direct or indirect, of any shares of its capital stock, (c) any distribution of cash, property or assets among the holders of its shares of capital stock or (d) any payment of principal, interest or any other amount with respect to Parent Subordinated Debt.

      "Revolving Credit Commitment" means (a) as to any Lender, the obligation of such Lender to make the Revolving Credit Loans to the account of the Borrowers hereunder in an aggregate principal amount not to exceed the amount set forth opposite such Lender's name on Schedule 1.1(a), as such amounts may be reduced or modified at any time or from time to time pursuant to the terms hereof and (b) as to all Lenders, the aggregate commitment of all Lenders to make Revolving Credit Loans. The Revolving Credit Commitment of all Lenders as of the Closing Date shall be Twenty-Five Million Dollars ($25,000,000).

      "Revolving Credit Facility" means the revolving credit facility established pursuant to Article II hereof.

      "Revolving Credit Loans" means each of the revolving credit loans to be made to the Borrowers pursuant to Section 2.1.

      "Revolving Credit Notes" means the revolving credit notes made by the Borrowers payable to the order of each Lender, substantially in the form of Exhibit A, evidencing the Debt incurred by the Borrowers pursuant to the Revolving Credit Facility, and any amendments and modifications thereto, any substitutes therefor, and any replacements, restatements, renewals or extension thereof, in whole or in part.

      "Revolving Credit Termination Date" means the earliest of the dates referred to in Section 2.6.

      "Security Documents" means the collective reference to the Pledge Agreements and each other agreement or writing pursuant to which Cable Systems or any of its Designated Subsidiaries pledges or grants a security interest in any property or assets securing the Obligations or any such Person guaranties the payment and/or performance of the Obligations.

      "Solvent" means, as to Cable Systems and its Designated Subsidiaries on a particular date, that such Persons, taken as a whole and on a Combined basis, (a) have capital sufficient to carry on their business and transactions and all business and transactions in which they are about to engage and are able to pay their debts as they mature, (b) own property having a value, both at fair valuation and at present fair saleable value, greater than the amount required to pay their probable liabilities (including contingencies), and (c) do not believe that they will incur debts or liabilities beyond their ability to pay such debts or liabilities as they mature.

      "Specified Capital Expenditures" means, with respect to any Person for any period, all Capital Expenditures less all Rebuild Capital Expenditures (if any) in an amount not to exceed the following, in each case for such Person for such period:

                                                            Rebuild
                  Period                              Capital Expenditures
                  ------                              --------------------
      Third and fourth fiscal quarters in
         Fiscal Year 1997                             $1,750,000 per quarter
      Each fiscal quarter in Fiscal Year 1998         $2,312,500 per quarter
      Each fiscal quarter in Fiscal Year 1999         $2,312,500 per quarter
      Each fiscal quarter in Fiscal Year 2000         $2,312,500 per quarter
      Each fiscal quarter in Fiscal Year 2001         $1,000,000 per quarter


;provided, that the maximum amount of Rebuild Capital Expenditures permitted to be made by such Person in the first fiscal quarter of any Fiscal Year as set forth in the above table shall be increased by the amount of Rebuild Capital Expenditures that such Person was permitted to make in the immediately preceding Fiscal Year and did not expend in such Fiscal Year (without giving affect to any carry-over amounts from any prior Fiscal Year); provided, further, that such permitted carry-over amount shall not exceed twenty percent (20%) of the maximum Rebuild Capital Expenditures for such immediately preceding Fiscal Year as set forth in the above table.

      "Subsidiary" means as to any Person, any corporation, partnership or other entity of which more than fifty percent (50%) of the outstanding capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other managers of such corporation, partnership or other entity is at the time, directly or indirectly, owned by or the management is otherwise controlled by such Person (irrespective of whether, at the time, capital stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency).

      "Taxes" shall have the meaning assigned thereto in Section 4.11(a).

      "Termination Event" means:  (a) a "Reportable Event" described in
Section 4043 of ERISA (as to which the thirty (30) day notice requirement has not been waived by the PBGC), or (b) the withdrawal of any Borrower or any ERISA Affiliate from a Pension Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, or (c) the filing of a notice of intent to terminate a Pension Plan under Section 4041(c) of ERISA, or (d) the institution of proceedings under Section 4042 of ERISA to terminate, or the appointment of a trustee with respect to, any Pension Plan by the PBGC, or (e) any other event or condition which would reasonably constitute grounds under Section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan, or (f) the partial or complete withdrawal of any Borrower or any ERISA Affiliate from a Multiemployer Plan, or (g) the imposition of a Lien pursuant to Section 412 of the Code or Section 302 of ERISA, or (h) any event or condition which results in the reorganization or insolvency of a Multiemployer Plan under Sections 4241 or 4245 of ERISA, or (i) any event or condition which results in the termination of a Multiemployer Plan under Section 4041A of ERISA or the institution by PBGC of proceedings to terminate a Multiemployer Plan under
Section 4042 of ERISA.

      "Term Loan" means the term loan to be made to the Borrowers pursuant to
Section 3.1.

      "Term Loan Commitment" means (a) as to any Lender, the obligation of such Lender to make the Term Loan to the account of the Borrowers hereunder in an aggregate principal amount not to exceed the amount set forth opposite such Lender's name on Schedule 1.1(a), as such amount may be reduced or modified at any time or from time to time pursuant to the terms hereof and (b) as to all Lenders, the aggregate commitment of all Lenders to make the Term Loan. The Term Loan Commitment of all Lenders as of the Closing Date shall be One Hundred Million Dollars ($100,000,000).

      "Term Loan Facility" means the term loan facility established pursuant to Article III hereof.

      "Term Loan Maturity Date" means June 30, 2005.

      "Term Notes" means the Term Notes made by the Borrowers payable to the order of each of the Lenders, substantially in the form of Exhibit B hereto, evidencing the Debt incurred by the Borrowers pursuant to the Term Loan Facility, and any amendments, modifications and supplements thereto, any substitutes therefor, and any replacements, restatements, renewals or extensions thereof, in whole or in part.

      "Total Debt" means, with respect to any Person at any date and without duplication, the sum of the following calculated in accordance with GAAP: (a) all liabilities, obligations and indebtedness for borrowed money including but not limited to obligations evidenced by bonds, debentures, notes or other similar instruments of any such Person, (b) all obligations to pay the deferred purchase price of property or services of any such Person, except trade payables arising in the ordinary course of business not more than ninety
(90) days past due, (c) all obligations of any such Person as lessee under Capital Leases and (d) all Guaranty Obligations of any such Person.

      "United States" means the United States of America.

      "Wholly-Owned" means, with respect to a Subsidiary, a Subsidiary all of the shares of capital stock or other ownership interests of which are, directly or indirectly, owned or controlled by any Person and/or one or more of its Wholly-Owned Subsidiaries.

      SECTION 1.2 General. Unless otherwise specified, a reference in this Agreement to a particular section, subsection, Schedule or Exhibit is a reference to that section, subsection, Schedule or Exhibit of this Agreement. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter. Any reference herein to "Charlotte time" shall refer to the applicable time of day in Charlotte, North Carolina. Unless expressly specified otherwise, any references to the "transactions contemplated by this Agreement" or the "transactions contemplated hereby" (or similar references) shall not be a reference to the Reorganization. Unless expressly specified otherwise, capitalized terms defined in Schedule 1.1(b) are used herein with the meanings assigned to such terms in such Schedule.

      SECTION 1.3       Other Definitions and Provisions.

      (a) Use of Capitalized Terms. Unless otherwise defined therein, all capitalized terms defined in this Agreement shall have the defined meanings when used in this Agreement, the Notes and the other Loan Documents or any certificate, report or other document made or delivered pursuant to this Agreement.

      (b) Miscellaneous. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

                                ARTICLE II

                         REVOLVING CREDIT FACILITY

      SECTION 2.1 Revolving Credit Loans. Subject to the terms and conditions of this Agreement, each Lender severally agrees to make Revolving Credit Loans to the Borrowers on a joint and several basis from time to time from the Closing Date through the Revolving Credit Termination Date as requested by the Borrowers in accordance with the terms of Section 2.2; provided, that (a) the aggregate principal amount of all outstanding Revolving Credit Loans (after giving effect to any amount requested) shall not exceed the Revolving Credit Commitment of all Lenders and (b) the principal amount of outstanding Revolving Credit Loans from any Lender to the Borrowers shall not at any time exceed such Lender's Revolving Credit Commitment. Each Loan by a Lender shall be in a principal amount equal to such Lender's Commitment Percentage of the aggregate principal amount of Revolving Credit Loans requested on such occasion. Subject to the terms and conditions hereof, the Borrowers may borrow, repay and reborrow Revolving Credit Loans hereunder until the Revolving Credit Termination Date.

      SECTION 2.2       Procedure for Advances of Loans.

      (a) Requests for Borrowing. The Borrowers shall give the Administrative Agent irrevocable prior written notice in the form attached hereto as Exhibit C-1 (a "Notice of Revolving Credit Borrowing") not later than 11:00 a.m. (Charlotte time) (i) on the same Business Day as each Base Rate Loan and (ii) at least three (3) Business Days before each LIBOR Rate Loan, of its intention to borrow, specifying (A) the date of such borrowing, which shall be a Business Day, (B) the amount of such borrowing, which shall be in an aggregate principal amount of $2,000,000 or a whole multiple of $500,000 in excess thereof, (C) whether the Loans are to be LIBOR Rate Loans or Base Rate Loans (provided that LIBOR Rate Loans shall not be available until three (3) Business Days after the Closing Date) and (D) in the case of a LIBOR Rate Loan, the duration of the initial Interest Period applicable thereto. Notices received after 11:00 a.m. (Charlotte time) shall be deemed received on the next Business Day. The Administrative Agent shall promptly notify the Lenders of each Notice of Borrowing.

      (b) Disbursement of Loans. Not later than 2:00 p.m. (Charlotte time) on the proposed borrowing date, each Lender will make available to the Administrative Agent, for the account of the Borrowers, at the office of the Administrative Agent in funds immediately available to the Administrative Agent, such Lender's Commitment Percentage of the Revolving Credit Loans to be made on such borrowing date. The Borrowers hereby irrevocably authorize the Administrative Agent to disburse the proceeds of the borrowing requested pursuant to this Section 2.2 in immediately available funds by crediting or wiring such proceeds to the deposit account of the Borrowers identified in the most recent Notice of Account Designation substantially in the form of Exhibit H (a "Notice of Account Designation") delivered by the Borrowers to the Administrative Agent or as may be otherwise agreed upon by the Borrowers and the Administrative Agent from time to time. Subject to Section 4.7 hereof, the Administrative Agent shall not be obligated to disburse the portion of the proceeds of any Revolving Credit Loan requested pursuant to this Section 2.2 to the extent that any Lender has not made available to the Administrative Agent its Commitment Percentage of such Revolving Credit Loan.

      SECTION 2.3       Repayment of Loans.

      (a) Repayment on Revolving Credit Termination Date. The Borrowers shall repay the outstanding principal amount of all Revolving Credit Loans in full, together with all accrued but unpaid interest thereon, on the Revolving Credit Termination Date.

      (b) Mandatory Repayment of Excess Revolving Credit Loans. If at any time the outstanding principal amount of all Revolving Credit Loans exceeds the Revolving Credit Commitment, the Borrowers shall repay immediately upon notice from the Administrative Agent, by payment to the Administrative Agent for the account of the Lenders, the Revolving Credit Loans in an amount equal to such excess.

      (c)   Other Mandatory Repayments.

            (i) Sale of Assets. The Borrowers shall make mandatory principal payments of the Revolving Credit Loans in amounts equal to 100% of the aggregate Net Cash Proceeds in excess of $2,000,000 received after the date hereof by Cable Systems or any of its Designated Subsidiaries from any sale, trade or other disposition of assets permitted by Section 10.5(e); provided, that (A) such payment shall be made only at such time as such Net Cash Proceeds required to be paid but not previously applied equal $250,000 or any whole multiple thereof (at which time the entire unapplied amount shall be paid) and (B) unless (1) any Default in the payment of any interest or fees under this Agreement or any Event of Default has occurred and is continuing at the time of such sale, trade or disposition or (2) such Net Cash Proceeds result from a sale of capital stock or other equity interest of a Subsidiary of Cable Systems, no such payment shall be required if and to the extent such Net Cash Proceeds are reinvested in the business of Cable Systems and its Designated Subsidiaries within one hundred eighty (180) days after such sale, trade or disposition.

            (ii) Insurance. The Borrowers shall make mandatory principal payments of the Revolving Credit Loans in amounts equal to 100% of the Net Cash Proceeds received by Cable Systems or any of its Designated Subsidiaries from any insurance policy if such Net Cash Proceeds (i) exceed $500,000 in the aggregate for any loss or series of related losses and (ii) are not reinvested in the business of Cable Systems and its Designated Subsidiaries within one hundred eighty (180) days of receipt; provided, that if any Default in the payment of any interest or fees under this Agreement or any Event of Default has occurred and is continuing at the time of such receipt, the Borrowers shall not have the option to make any such reinvestment and shall make such mandatory payment in accordance with paragraph (iv) of this Section 2.3(c).

            (iii) Issuance of Debt. The Borrowers shall make mandatory principal payments of the Revolving Credit Loans in amounts equal to 100% of the Net Cash Proceeds from the issuance of any Debt of Cable Systems or any of its Designated Subsidiaries incurred after the Closing Date (other than any Loans hereunder or Debt of the character described in Section 10.1 (e)), if after the issuance of such Debt the Leverage Ratio exceeds 3.5 to 1.0. (For purposes of determining the Leverage Ratio with respect to this Section 2.3(c)(iii), Total Debt of Cable Systems and its Designated Subsidiaries shall be calculated on each date Cable Systems or any of its Designated Subsidiaries receives any such Net Cash Proceeds.)

            (iv) Notice; Manner of Payments. Upon the occurrence of any event triggering the repayment requirement under this Section 2.3(c), Cable Systems on behalf of the Borrowers shall give prompt written notice of such event and the amount of the corresponding prepayment to the Administrative Agent and upon receipt of such notice, the Administrative Agent shall promptly so notify the Lenders. Each mandatory prepayment required under Section 2.3(c) shall be made within three (3) Business Days of such event and shall be applied as follows: (i) first, to repay the outstanding principal amount of Revolving Credit Loans and (ii) second, if any Net Cash Proceeds remain after the repayment specified in the preceding clause, to prepay the Term Loan in accordance with Section 3.3.

      (d) Optional Repayments. The Borrowers may at any time and from time to time repay the Revolving Credit Loans, in whole or in part, upon at least three (3) Business Days' irrevocable notice to the Administrative Agent with respect to LIBOR Rate Loans and one (1) Business Day irrevocable notice with respect to Base Rate Loans, in the form attached hereto as Exhibit D (a "Notice of Payment") specifying the date and amount of repayment and whether the repayment is of LIBOR Rate Loans, Base Rate Loans, or a combination thereof, and, if of a combination thereof, the amount allocable to each. Upon receipt of such notice, the Administrative Agent shall promptly notify each Lender. If any such notice is given, the amount specified in such notice shall be due and payable on the date set forth in such notice. Partial repayments shall be in an aggregate amount of $2,000,000 or a whole multiple of $500,000 in excess thereof with respect to Base Rate Loans, and $2,000,000 or a whole multiple of $500,000 in excess thereof with respect to LIBOR Rate Loans. All optional prepayments under this Section shall first be applied to the outstanding principal balance of the Revolving Credit Loans, then, to the extent of any excess, to the Term Loans in accordance with Section 3.5.

      (e) Limitation on Repayment of LIBOR Rate Loans. Any repayment of any LIBOR Rate Loan under this Section 2.3 on any day other than on the last day of the Interest Period applicable thereto shall be accompanied by any amount required to be paid pursuant to Section 4.9.

      SECTION 2.4 Revolving Credit Notes. Each Lender's Revolving Credit Loans and the obligation of the Borrowers to repay such Revolving Credit Loans shall be evidenced by a Revolving Credit Note payable to the order of such Lender. Each Revolving Credit Note shall bear interest on the unpaid principal amount thereof at the applicable interest rate per annum specified in Section 4.1.

      SECTION 2.5       Permanent Reduction of the Revolving Credit
Commitment.

      (a) The Borrowers shall have the right at any time and from time to time, upon at least five (5) Business Days prior written notice to the Administrative Agent, to permanently reduce, in whole at any time or in part from time to time, without premium or penalty, the Revolving Credit Commitment in an aggregate principal amount not less than $2,000,000 or any whole multiple of $500,000 in excess thereof.

      (b) Each permanent reduction permitted pursuant to this Section 2.5 shall be accompanied by a payment of principal sufficient to reduce the aggregate principal amount of Revolving Credit Loans to the Revolving Credit Commitment as so reduced. Any reduction of the Aggregate Commitment to zero shall be accompanied by payment of all outstanding Obligations payable with respect to the Revolving Credit Facility and, if such reduction is permanent, termination of the Revolving Credit Commitment and Revolving Credit Facility. If the reduction of the Revolving Credit Commitment requires the repayment of any LIBOR Rate Loan, such reduction may be made only on the last day of the then current Interest Period applicable thereto unless such repayment is accompanied by any amount required to be paid pursuant to Section 4.9 hereof.

      SECTION 2.6 Termination of Revolving Credit Facility. The Revolving Credit Facility shall terminate on the earliest of (a) June 30, 2002, (b) the date of termination of the Commitments in whole by the Borrowers pursuant to Section 2.5(a), and (c) the date of termination of the Commitments in whole by the Administrative Agent on behalf of the Lenders pursuant to
Section 11.2(a).

                                ARTICLE III

                            TERM LOAN FACILITY

      SECTION 3.1 Term Loan. Subject to the terms and conditions of this Agreement, each Lender severally agrees to make a Term Loan to the Borrowers on a joint and several basis on or within ninety (90) days after the Closing Date. The Term Loan shall be funded by the Lenders in no more than two single advances during such ninety (90) day period and each such advance shall be funded by each Lender in a principal amount equal to such Lender's Commitment Percentage of the aggregate principal amount of the advance requested by the Borrowers. The aggregate principal amount of the Term Loan requested by the Borrowers during such ninety (90) day period shall not exceed the total Term Loan Commitment. The Term Loan Commitment (or any unused portion thereof) shall expire on the 90th day after the Closing Date if not funded on or prior to such date in accordance with its terms.

      SECTION 3.2       Procedure for Advance of Term Loan.

      (a) Requests for Borrowing. In connection with each advance of the Term Loan pursuant to Section 3.1, the Borrowers shall give the Administrative Agent irrevocable prior written notice in the form attached hereto as Exhibit C-2 (a "Notice of Term Loan Borrowing") not later than 11:00 a.m. (Charlotte time) (i) on the same Business Day as a Base Rate Loan and (ii) at least three
(3) Business Days before a LIBOR Rate Loan, of its intention to borrow, specifying (A) the date of such borrowing, which shall be a Business Day, (B) the amount of such borrowing, (C) whether the Loan is to be a LIBOR Rate Loan or Base Rate Loan or a combination thereof (provided that LIBOR Rate Loans shall not be available until three (3) Business Days after the Closing Date) and the amounts allocable to each (which amounts shall correspond to the minimum amounts set forth in Section 2.2(a)), and (D) in the case of a LIBOR Rate Loan, the duration of the initial Interest Period applicable thereto. Notices received after 11:00 a.m. (Charlotte time) shall be deemed received on the next Business Day. The Administrative Agent shall promptly notify the Lenders of receipt of the Notice of Term Loan of Borrowing.

      (b) Disbursement of Loans. Not later than 2:00 p.m. (Charlotte time) on the proposed borrowing date, each Lender will make available to the Administrative Agent, for the account of the Borrowers, at the office of the Administrative Agent in funds immediately available to the Administrative Agent, such Lender's Commitment Percentage of the Term Loan requested pursuant to Section 3.2(a). The Borrowers hereby irrevocably authorize the Administrative Agent to disburse the proceeds of the borrowing requested pursuant to Section 3.2(a) in immediately available funds by crediting or wiring such proceeds to the deposit account of the Borrowers identified in the most recent Notice of Account Designation delivered by the Borrowers to the Administrative Agent or as may be otherwise agreed upon by the Borrowers and the Administrative Agent from time to time. Subject to Section 4.7 hereof, the Administrative Agent shall not be obligated to disburse the portion of the proceeds of the Term Loans requested pursuant to Section 3.2(a) to the extent that any Lender has not made available to the Administrative Agent its Commitment Percentage of such Term Loan.

      SECTION 3.3 Repayment of Term Loan. The Borrowers shall repay the aggregate outstanding principal amount of the Term Loan in consecutive quarterly installments on the last day of each March, June, September and December commencing September 30, 1999, in an amount equal to the product of
(a) the principal balance of the Term Loan outstanding on the earlier of (i) the date when the outstanding Term Loan equals the total Term Loan Commitment and (ii) the date ninety (90) days after the Closing Date times (b) the applicable percentage set forth below:

              Payment Date                              Percentage
              ------------                              ----------
          September 30, 1999                              1.875%
          December 31, 1999                               1.875%
          March 31, 2000                                  1.875%
          June 30, 2000                                   1.875%
          September 30, 2000                              3.750%
          December 31, 2000                               3.750%
          March 31, 2001                                  3.750%
          June 30, 2001                                   3.750%
          September 30, 2001                              4.375%
          December 31, 2001                               4.375%
          March 31, 2002                                  4.375%
          June 30, 2002                                   4.375%
          September 30, 2002                              4.375%
          December 31, 2002                               4.375%
          March 31, 2003                                  4.375%
          June 30, 2003                                   4.375%
          September 30, 2003                              5.312%
          December 31, 2003                               5.312%
          March 31, 2004                                  5.312%
          June 30, 2004                                   5.312%
          September 30, 2004                              5.313%
          December 31, 2004                               5.313%
          March 31, 2005                                  5.313%
          June 30, 2005                                   5.313%

If not sooner paid, the Term Loan shall be paid in full, together with accrued interest thereon and all other outstanding Obligations, on the Term Loan Maturity Date.

      SECTION 3.4 Optional Prepayments of Term Loan. The Borrowers shall have the right at any time and from time to time, upon at least three
(3) Business Days prior written notice to the Administrative Agent, to prepay the Term Loan in whole or in part without premium or penalty except as provided below; provided that any such prepayments shall first be applied to repay the outstanding principal balance of the Revolving Credit Loans prior to any prepayments of the Term Loan. Each optional prepayment of the Term Loan hereunder shall be in an aggregate principal amount of at least $2,000,000 or any whole multiple of $500,000 in excess thereof, shall be applied to the outstanding principal installments of the Term Loan on a pro rata basis and be accompanied by any payment required under Section 4.9.

      SECTION 3.5       Mandatory Prepayments of Term Loans.  If at any time
(a) no Revolving Credit Loans are then outstanding and any event requiring mandatory repayment specified in Section 2.3(c) shall occur or (b) amounts remain after any repayment of Revolving Credit Loans pursuant to Section 2.3(c), then such amount not required to repay the Revolving Credit Loans will be used to reduce on a pro rata basis the remaining scheduled principal installments of the Term Loans and shall be accompanied by any amount required under Section 4.9.

      SECTION 3.6 Term Notes. Each Lender's Term Loan and the obligation of the Borrowers to repay such Term Loan shall be evidenced by a Term Note payable to the order of such Lender. Each Term Note shall bear interest on the unpaid principal amount thereof at the applicable interest rate per annum specified in Section 4.1.


                                ARTICLE IV

                          GENERAL LOAN PROVISIONS

      SECTION 4.1       Interest.

      (a) Interest Rate Options. Subject to the provisions of this Section 4.1, at the election of the Borrowers, the aggregate principal balance of the Loans or any portion thereof shall bear interest at the Base Rate or the LIBOR Rate plus, in each case, the Applicable Margin as set forth below (provided that the LIBOR Rate shall not be available until three (3) Business Days after the Closing Date). The Borrowers shall select the rate of interest and Interest Period, if any, applicable to any Loan at the time a Notice of Revolving Credit Borrowing is given pursuant to Section 2.2 or Notice of Term Loan Borrowing is given pursuant to Section 3.2 or at the time a Notice of Conversion/Continuation is given pursuant to Section 4.2. Each Loan or portion thereof bearing interest based on the Base Rate shall be a "Base Rate Loan" and each Loan or portion thereof bearing interest based on the LIBOR Rate shall be a "LIBOR Rate Loan". Any Loan or any portion thereof as to which the Borrowers have not duly specified an interest rate as provided herein shall be deemed a Base Rate Loan.

      (b) Interest Periods. In connection with each LIBOR Rate Loan, the Borrowers, by giving notice at the times described in Section 4.1(a), shall elect an interest period (each, an "Interest Period") to be applicable to such Loan, which Interest Period shall be a period of one (1), two (2), three (3), or six (6) months with respect to each LIBOR Rate Loan; provided that:

               (i) the Interest Period shall commence on the date of advance of or conversion to any LIBOR Rate Loan and, in the case of immediately successive Interest Periods, each successive Interest Period shall commence on the date on which the next preceding Interest Period expires;

              (ii) if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, that if any Interest Period with respect to a LIBOR Rate Loan would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

             (iii) any Interest Period with respect to a LIBOR Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the relevant calendar month at the end of such Interest Period;

              (iv) no Interest Period shall extend beyond the Revolving Credit Termination Date or the Term Loan Maturity Date, as applicable, and no interest period shall be selected by the Borrowers which would result in the repayment of any LIBOR Rate Loan pursuant to Section 3.3 prior to the end of an Interest Period; and

               (v) there shall be no more than ten (10) Interest Periods outstanding at any time.

      (c) Applicable Margin. The Applicable Margin provided for in Section 4.1(a) with respect to the Loans (the "Applicable Margin") shall (i) on the Closing Date equal the percentages set forth in the certificate delivered pursuant to Section 5.2(d)(iv) and (ii) for each fiscal quarter thereafter be determined by reference to the Leverage Ratio as of the end of the fiscal quarter immediately preceding the delivery of the applicable Officer's Compliance Certificate as follows:


                                    Applicable Margin Per Annum
            Leverage Ratio          Base Rate +    LIBOR Rate +
            --------------          ---------------------------

            >4.75x                  0.00%       1.250%
            >4.25 < 4.75x           0.00%       1.000%
                  -
            >3.50 < 4.25x           0.00%        .750%
                  -
            < 3.50x                 0.00%        .500%
            -

Adjustments, if any, in the Applicable Margin shall be made by the Administrative Agent on the fifth (5th) Business Day after receipt by the Administrative Agent of quarterly financial statements for Cable Systems and its Designated Subsidiaries and the accompanying Officer's Compliance Certificate setting forth the Leverage Ratio of Cable Systems and its Designated Subsidiaries as of the most recent fiscal quarter end. Subject to
Section 4.1(d), in the event the Borrowers fails to deliver such financial statements and certificate within the time required by Section 7.2 hereof, the Applicable Margin shall be the highest Applicable Margin set forth above until the delivery of such financial statements and certificate.

      (d) Default Rate. Upon the occurrence and during the continuance of an Event of Default, (i) the Borrowers shall no longer have the option to request LIBOR Rate Loans, (ii) all outstanding LIBOR Rate Loans which are past due shall bear interest at a rate per annum two percent (2%) in excess of the rate then applicable to LIBOR Rate Loans until the end of the applicable Interest Period and thereafter at a rate equal to two percent (2%) in excess of the rate then applicable to Base Rate Loans, and (iii) all outstanding Base Rate Loans which are past due shall bear interest at a rate per annum equal to two percent (2%) in excess of the rate then applicable to Base Rate Loans.

      (e) Interest Payment and Computation. Interest on each Base Rate Loan shall be payable in arrears on the last Business Day of each calendar quarter commencing September 30, 1997; and interest on each LIBOR Rate Loan shall be payable on the last day of each Interest Period applicable thereto, and if such Interest Period extends over three (3) months, at the end of each three
(3) month interval during such Interest Period. Interest for all Base Rate Loans provided hereunder and all fees shall be computed on the basis of a 365-day year or 366-day year, as applicable, and assessed for the actual number of days elapsed. All interest for LIBOR Rate Loans provided hereunder shall be computed on the basis of a 360-day year and assessed for the actual number of days elapsed.

      (f) Maximum Rate. In no contingency or event whatsoever shall the aggregate of all amounts deemed interest hereunder or under any of the Notes charged or collected pursuant to the terms of this Agreement or pursuant to any of the Notes exceed the highest rate permissible under any Applicable Law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that the Lenders have charged or received interest hereunder in excess of the highest applicable rate, the rate in effect hereunder shall automatically be reduced to the maximum rate permitted by Applicable Law and the Lenders shall at the Administrative Agent's option promptly refund to the Borrowers any interest received by the Lenders in excess of the maximum lawful rate or shall apply such excess to the principal balance of the Obligations. It is the intent hereof that the Borrowers not pay or contract to pay, and that neither the Administrative Agent nor any Lender receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by the Borrowers under Applicable Law.

      SECTION 4.2 Notice and Manner of Conversion or Continuation of Loans. Provided that no Event of Default has occurred and is then continuing, the Borrowers shall have the option to (a) convert at any time all or any portion of its outstanding Base Rate Loans in a principal amount equal to $2,000,000 or any whole multiple of $500,000 in excess thereof into one or more LIBOR Rate Loans or (b) upon the expiration of any Interest Period, (i) convert all or any part of its outstanding LIBOR Rate Loans in a principal amount equal to $2,000,000 or a whole multiple of $500,000 in excess thereof into Base Rate Loans or (ii) continue such LIBOR Rate Loans as LIBOR Rate Loans. Whenever the Borrowers desire to convert or continue Loans as provided above, the Borrowers shall give the Administrative Agent irrevocable prior written notice in the form attached as Exhibit E (a "Notice of Conversion/ Continuation") not later than 11:00 a.m. (Charlotte time) three (3) Business Days before the day on which a proposed conversion or continuation of such Loan is to be effective specifying (A) the Loans to be converted or continued, and, in the case of any LIBOR Rate Loan to be converted or continued, the last day of the Interest Period therefor, (B) the effective date of such conversion or continuation (which shall be a Business Day), (C) the principal amount of such Loans to be converted or continued, and (D) the Interest Period to be applicable to such converted or continued LIBOR Rate Loan. The Administrative Agent shall promptly notify the Lenders of such Notice of Conversion/Continuation.

      SECTION 4.3       Fees.

      (a) Revolving Credit Commitment Fee. Commencing on the Closing Date, the Borrowers shall pay to the Administrative Agent, for the account of the Lenders, a non-refundable commitment fee at a rate per annum equal to .20% on the average daily unused portion of the Revolving Credit Commitment. The commitment fee shall be payable in arrears on the last Business Day of each calendar quarter during the term of this Agreement commencing September 30, 1997, and on the Revolving Credit Termination Date. Such commitment fee shall be distributed by the Administrative Agent to the Lenders pro rata in accordance with the Lenders' respective Commitment Percentages.

      (b) Term Loan Commitment Fee. The Borrowers shall pay to the Administrative Agent, for the account of the Lenders, a non-refundable commitment fee at a rate per annum equal to .20% of the average daily unused portion of the Term Loan Commitment for the period commencing on the forty-sixth day after the Closing Date through the earlier of (i) the date when the outstanding Term Loan equals the total Term Loan Commitment and (ii) the date ninety (90) days after the Closing Date. Such commitment fee shall be due and payable on the date ninety (90) days after the Closing Date and shall be distributed by the Administrative Agent to the Lenders pro rata in accordance with the Lenders' respective Commitment Percentages.

      (c) Administrative Agent's and Other Fees. In order to compensate the Administrative Agent for structuring and syndicating the Loans and for its obligations hereunder, the Borrowers agree to pay to the Administrative Agent, for its account, the fees set forth in the separate fee letter agreement executed by the Borrowers and the Administrative Agent dated April 18, 1997.

      SECTION 4.4 Manner of Payment. Each payment by the Borrowers on account of the principal of or interest on the Loans or of any fee, commission or other amounts payable to the Lenders under this Agreement or any Note shall be made not later than 1:00 p.m. (Charlotte time) on the date specified for payment under this Agreement to the Administrative Agent at the Administrative Agent's Office for the account of the Lenders (other than as set forth below) pro rata in accordance with their respective Commitment Percentages, in Dollars, in immediately available funds and shall be made without any set-off, counterclaim or deduction whatsoever. Any payment received after such time but before 2:00 p.m. (Charlotte time) on such day shall be deemed a payment on such date for the purposes of Section 11.1, but for all other purposes shall be deemed to have been made on the next succeeding Business Day. Any payment received after 2:00 p.m. (Charlotte time) shall be deemed to have been made on the next succeeding Business Day for all purposes. Upon receipt by the Administrative Agent of each such payment, the Administrative Agent shall distribute to each Lender at its address for notices set forth herein its pro rata share of such payment in accordance with such Lender's Commitment Percentage and shall wire advice of the amount of such credit to each Lender. Each payment to the Administrative Agent of Administrative Agent's fees or expenses shall be made for the account of the Administrative Agent and any amount payable to any Lender under Sections 4.8, 4.9, 4.10, 4.11 or 13.2 shall be paid to the Administrative Agent for the account of the applicable Lender.

      SECTION 4.5 Crediting of Payments and Proceeds. In the event that the Borrowers shall fail to pay any of the Obligations when due and the Obligations have been accelerated pursuant to Section 11.2, all payments received by the Lenders upon the Notes and the other Obligations and all net proceeds from the enforcement of the Obligations shall be applied first to all expenses then due and payable by the Borrowers hereunder, then to all indemnity obligations then due and payable by the Borrowers hereunder, then to all Administrative Agent's fees then due and payable, then to all commitment and other fees and commissions then due and payable, then to accrued and unpaid interest on the Notes (pro rata in accordance with all such amounts due) and then to the principal amount of the Notes, in that order.

      SECTION 4.6 Adjustments. If any Lender (a "Benefitted Lender") shall at any time receive any payment of all or part of its Loans, or interest thereon, or if any Lender shall at any time receive any collateral in respect to its Loans (whether voluntarily or involuntarily, by set-off or otherwise) in a greater proportion than any such payment to and collateral received by any other Lender, if any, in respect of such other Lender's Loans, or interest thereon, such Benefitted Lender shall purchase for cash from the other Lenders such portion of each such other Lender's Loans, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned to the extent of such recovery, but without interest. The Borrowers agree that, to the fullest extent allowed by law, each Lender so purchasing a portion of another Lender's Loans may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.

      SECTION 4.7 Nature of Obligations of Lenders Regarding Loans; Assumption by the Administrative Agent. The obligations of the Lenders under this Agreement to make the Loans are several and are not joint or joint and several. Unless the Administrative Agent shall have received notice from a Lender prior to a proposed borrowing date that such Lender will not make available to the Administrative Agent such Lender's ratable portion of the amount to be borrowed on such date (which notice shall not release such Lender of its obligations hereunder), the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the proposed borrowing date in accordance with Section 2.2(b) and 3.2(b) and the Administrative Agent may, in reliance upon such assumption, make available to the Borrowers on such date a corresponding amount. If such amount is made available to the Administrative Agent on a date after such borrowing date, such Lender shall pay to the Administrative Agent on demand an amount, until paid, equal to the product of (a) the amount of such Lender's Commitment Percentage of such borrowing, times (b) the daily average Federal Funds Rate during such period as determined by the Administrative Agent, times (c) a fraction the numerator of which is the number of days that elapse from and including such borrowing date to the date on which such Lender's Commitment Percentage of such borrowing shall have become immediately available to the Administrative Agent and the denominator of which is 360. A certificate of the Administrative Agent with respect to any amounts owing under this Section shall be conclusive, absent manifest error. If such Lender's Commitment Percentage of such borrowing is not made available to the Administrative Agent by such Lender within three (3) Business Days of such borrowing date, the Administrative Agent shall be entitled to recover such amount made available by the Administrative Agent with interest thereon at the rate per annum applicable to Base Rate Loans hereunder, on demand, from the Borrowers. The failure of any Lender to make its Commitment Percentage of any Loan available shall not relieve it or any other Lender of its obligation, if any, hereunder to make its Commitment Percentage of such Loan available on such borrowing date, but no Lender shall be responsible for the failure of any other Lender to make its Commitment Percentage of such Loan available on the borrowing date.

      SECTION 4.8       Changed Circumstances.

      (a) Circumstances Affecting LIBOR Rate Availability. If with respect to any Interest Period:

            (i) at least three (3) Lenders (or in any event the Required lenders) advise the Administrative Agent that, by reason of circumstances affecting the foreign exchange and interbank markets generally, deposits in eurodollars, in the applicable amounts are not being quoted via Telerate Page 3750 or offered to such Lenders for such Interest Period, or

            (ii) at least three (3) Lenders (or in any event the Required Lenders) advise the Administrative Agent that the LIBOR Rate as determined by the Administrative Agent will not adequately and fairly reflect the cost to such Lenders of funding their LIBOR Rate Loans for such Interest Period, then the Administrative Agent shall forthwith give prompt written notice thereof to the Borrowers and the Lenders. Thereafter, until the Administrative Agent notifies the Borrowers that such circumstances no longer exist, the obligation of the Lenders to make LIBOR Rate Loans and the right of the Borrowers to convert any Loan to or continue any Loan as a LIBOR Rate Loan shall be suspended, and the Borrowers shall repay in full (or cause to be repaid in full) the then outstanding principal amount of each such LIBOR Rate Loans together with accrued interest thereon, on the last day of the then current Interest Period applicable to such LIBOR Rate Loan or convert the then outstanding principal amount of each such LIBOR Rate Loan to a Base Rate Loan as of the last day of such Interest Period. Unless the Borrowers notify the Administrative Agent at least two Business Days before the date of any affected borrowing or conversion or continuation specified in any applicable Notice of Revolving Credit Borrowing, Notice of Term Loan Borrowing or Notice of Conversion/Continuation that they elect not to borrow or convert or continue Loans on the date specified therein, the Lenders shall make, convert or continue the Loans in the amount specified by the Borrowers in the applicable notice, but such Loans shall be made, converted or continued as Base Rate
Loans instead of LIBOR Rate Loans.

      (b) Laws Affecting LIBOR Rate Availability. If, after the date hereof, the introduction of, or any change in, any Applicable Law or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or any of their respective Lending Offices) with any request or directive (whether or not having the force of law) of any such Authority, central bank or comparable agency, shall make it unlawful or impossible for any of the Lenders (or any of their respective Lending Offices) to honor its obligations hereunder to make or maintain any LIBOR Rate Loan, such Lender shall promptly give notice thereof to the Administrative Agent and the Administrative Agent shall promptly give notice to the Borrowers and the other Lenders. Thereafter, until such Lender notifies the Administrative Agent and the Borrowers that such circumstances no longer exist, (i) the obligation of such Lender to make LIBOR Rate Loans, convert Base Rate Loans into LIBOR Rate Loans or continue LIBOR Rate Loans as LIBOR Rate Loans shall be suspended, and (ii) each LIBOR Rate Loan of such Lender then outstanding shall be converted to a Base Rate Loan either (A) on the last day of the then current Interest Period if such Lender may lawfully continue to maintain and fund such Loan as a LIBOR Rate Loan to such day or (B) immediately if such Lender shall determine that it may not lawfully continue to maintain and fund such Loan as a LIBOR Rate Loan to such day.

      (c) Increased Costs. If, after the date hereof, the introduction of, or any change in, any Applicable Law, or in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any of the Lenders (or any of their respective Lending Offices) with any request or directive (whether or not having the force of law) of such Authority, central bank or comparable agency:

               (i) shall subject any of the Lenders (or any of their respective Lending Offices) to any tax, duty or other charge with respect to any Note or shall change the basis of taxation of payments to any of the Lenders (or any of their respective Lending Offices) of the principal of or interest on any Note or any other amounts due under this Agreement in respect thereof (except for changes in the rate of tax on the overall net income of any of the Lenders or any of their respective Lending Offices imposed by the jurisdiction in which such Lender is organized or is or should be qualified to do business or such Lending Office is located); or

              (ii) shall impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit, insurance or capital or similar requirement against assets of, deposits with or for the account of, or credit extended by any of the Lenders (or any of their respective Lending Offices), other than any such amount included in the calculation of Eurodollar Reserve Percentage, or shall impose on any of the Lenders (or any of their respective Lending Offices) or the foreign exchange and interbank markets any other condition affecting any Note;

and the result of any of the foregoing is to increase the costs to any of the Lenders of maintaining any LIBOR Rate Loan or to reduce the yield or amount of any sum received or receivable by any of the Lenders under this Agreement or under the Notes in respect of a LIBOR Rate Loan, then such Lender shall promptly notify the Administrative Agent, and the Administrative Agent shall promptly notify the Borrowers of such fact and demand compensation therefor and, within fifteen (15) days after such notice by the Administrative Agent, the Borrowers shall pay to such Lender such additional amount or amounts as will compensate such Lender or Lenders for such increased cost or reduction. Each Lender will promptly notify the Administrative Agent of any event of which it has knowledge which will entitle such Lender to compensation pursuant to this Section 4.8(c) and, after receipt of such notice, the Administrative Agent will promptly notify the Borrowers of such event; provided, that neither any Lender nor the Administrative Agent shall incur any liability whatsoever to any other Lender or the Borrowers in the event it fails to do so. The amount of such compensation shall be determined, in the applicable Lender's sole discretion, based upon the assumption that such Lender funded its Commitment Percentage of the LIBOR Rate Loans in the London interbank market, as applicable, and using any reasonable attribution or averaging methods which such Lender deems appropriate and practical. A certificate of such Lender setting forth the basis for determining such amount or amounts necessary to compensate such Lender shall be forwarded to the Borrowers through the Administrative Agent and shall be conclusively presumed to be correct save for clearly demonstrable error.

      (d) The Borrowers shall not be required to compensate a Lender for any increased costs pursuant to this Section 4.8 incurred by such Lender more than 90 days prior to its request to the Administrative Agent for such compensation.

      SECTION 4.9 Indemnity. The Borrowers hereby indemnify each of the Lenders against any reasonable loss or expense (excluding any loss of margin over the LIBOR Rate for the period after any such payment or conversion or failure to borrow, prepay or convert) which may arise or be attributable to each Lender's obtaining, liquidating or employing deposits or other funds acquired to effect, fund or maintain any Loan (a) as a consequence of any failure by the Borrowers to make any payment when due of any amount due hereunder in connection with a LIBOR Rate Loan, (b) due to any failure of the Borrowers to borrow on a date specified therefor in a Notice of Borrowing or Notice of Continuation/Conversion or (c) due to any payment, prepayment or conversion of any LIBOR Rate Loan on a date other than the last day of the Interest Period therefor. The amount of such loss or expense shall be determined, in good faith but otherwise in the applicable Lender's sole discretion, based upon the assumption that such Lender funded its Commitment Percentage of the LIBOR Rate Loans in the London interbank market, and using any reasonable attribution or averaging methods which such Lender deems appropriate and practical. A certificate of such Lender setting forth the basis for determining such amount or amounts necessary to compensate such Lender shall be forwarded to the Borrowers through the Administrative Agent and shall be conclusively presumed to be correct save for clearly demonstrable error.

      SECTION 4.10 Capital Requirements. If, after the date hereof, either (a) the introduction of, or any change in, or in the interpretation of, any Applicable Law or (b) compliance with any guideline or request from any central bank or comparable agency or other Governmental Authority (whether or not having the force of law), has or would have the effect of reducing the rate of return on the capital of, or has affected or would affect the amount of capital required to be maintained by, any Lender or any corporation controlling such Lender as a consequence of, or with reference to the Commitments and other commitments of this type, below the rate which the Lender or such other corporation could have achieved but for such introduction, change or compliance, then within five (5) Business Days after written demand by any such Lender, the Borrowers shall pay to such Lender from time to time as specified in a reasonably detailed calculation by such Lender additional amounts sufficient to compensate such Lender or other corporation for such reduction. A certificate as to such amounts submitted to the Borrowers and the Administrative Agent by such Lender, shall, in the absence of clearly demonstrable error, be presumed to be correct and binding for all purposes. The Borrowers will not be required to compensate a Lender for any increased amounts to this Section 4.10 incurred by such Lender more than 90 days prior to its request to the Borrowers for such compensation.

      SECTION 4.11      Taxes.

      (a) Payments Free and Clear. Any and all payments by the Borrowers hereunder or under the Notes shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholding, and all liabilities with respect thereto excluding (i) taxes imposed on or measured by the overall net income of any Lender or its Lending Office or the Administrative Agent or the Administrative Agent's Office, as the case may be, and all franchise or similar taxes measured by capital or net worth of such Lender or its Lending Office or the Administrative Agent or the Administrative Agent's Office, as the case may be, in each case imposed: (A) by the jurisdiction under the laws of which such Lender or the Administrative Agent, as the case may be, is organized, or in which its principal executive office is located, (B) by the jurisdiction in which the Lending Office of such Lender or the Administrative Agent's Office, as applicable, is located or (C) solely by reason of such Lender or the Administrative Agent, as the case may be, doing business in the jurisdiction imposing such tax, other than as a result of this Agreement or any Note or any transaction contemplated hereby and (ii) in the case of each Lender, any United States withholding tax imposed on such payments but only to the extent that such Lender is subject to United States withholding tax at the time such Lender first becomes a party to this Agreement (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrowers shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note or to any Lender or the Administrative Agent, (A) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 4.11) such Lender or the Administrative Agent (as the case may be) receives an amount equal to the amount such party would have received had no such deductions been made, (B) the Borrowers shall make such deductions, (C) the Borrowers shall pay the full amount deducted to the relevant taxing authority or other authority in accordance with applicable law, and (D) the Borrowers shall deliver to the Administrative Agent evidence of such payment to the relevant taxing authority or other authority in the manner provided in Section 4.11(e).

      (b)   Refunds.  If any Borrower pays any additional amount under Section
4.11 (a "Tax Payment") and any Lender or Affiliate thereof effectively obtains a refund of tax or credit against tax by reason of the Tax Payment (a "Tax Credit") and such Tax Credit is, in the reasonable judgement of such Lender or Affiliate, attributable to such Tax Payment, then such Lender, after actual receipt of such Tax Credit or actual receipt of the benefits thereof, shall promptly reimburse such Borrower for such amount as such Lender shall reasonably determine to be the proportion of the Tax Credit as would leave such Borrower (after that reimbursement) in no better or worse position than it would have been if the Tax Payment had not been required; provided, that no Lender shall be required to make any reimbursement if it reasonably believes the making of such reimbursement would cause it to lose the benefit of the Tax Credit or would adversely affect in any other respect its tax position. Subject to the other terms hereof, any claim by a Lender for a Tax Credit shall be made in a manner, order and amount as such Lender determines in its sole and absolute discretion. Except to the extent necessary to evaluate any Tax Credit, no Lender shall be obligated to disclose information regarding its tax affairs or computations to any Borrower, it being understood and agreed that in no event shall any Lender be required to disclose information regarding its tax position that it deems to be confidential (other than with respect to the Tax Credit).

      (c)   Stamp and Other Taxes.  In addition to the Taxes described in
Section 4.11(a), the Borrowers shall pay any present or future stamp, registration, recordation or documentary taxes or any other similar fees or charges or excise or property taxes, levies of the United States or any state or political subdivision thereof or any applicable foreign jurisdiction which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, the Loans, the other Loan Documents, or the perfection of any rights or security interest in respect thereto (hereinafter referred to as "Other Taxes").

      (d) Indemnity. The Borrowers shall indemnify each Lender and the Administrative Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes and Other Taxes imposed by any jurisdiction on amounts payable under this Section 4.11) paid by such Lender or the Administrative Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. Such indemnification shall be made within thirty (30) days from the date such Lender or the Administrative Agent (as the case may be) makes written demand therefor.

      (e) Evidence of Payment. Within thirty (30) days after the date of any payment of Taxes or Other Taxes, the Borrowers shall furnish to the Administrative Agent, at its address referred to in Section 13.1, the original or a certified copy of a receipt evidencing payment thereof or other evidence of payment satisfactory to the Administrative Agent.

      (f) Delivery of Tax Forms. Each Lender organized under the laws of a jurisdiction other than the United States or any state thereof shall deliver to the Borrowers, with a copy to the Administrative Agent, on the Closing Date or concurrently with the delivery of the relevant Assignment and Acceptance, as applicable, (i) two United States Internal Revenue Service Forms 4224 or Forms 1001, as applicable (or successor forms) properly completed and certifying in each case that such Lender is entitled to a complete exemption from withholding or deduction for or on account of any United States federal income taxes, and (ii) an Internal Revenue Service Form W-8 or W-9 or successor applicable form, as the case may be, to establish an exemption from United States backup withholding taxes. Each such Lender further agrees to deliver to the Borrowers, with a copy to the Administrative Agent, a Form 1001 or 4224 and Form W-8 or W-9, or successor applicable forms or manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrowers, certifying in the case of a Form 1001 or 4224 that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes (unless in any such case an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders such forms inapplicable or the exemption to which such forms relate unavailable and such Lender notifies the Borrowers and the Administrative Agent that it is not entitled to receive payments without deduction or withholding of United States federal income taxes) and, in the case of a Form W-8 or W-9, establishing an exemption from United States backup withholding tax.

      (g) Survival. Without prejudice to the survival of any other agreement of the Borrowers hereunder, the agreements and obligations of the Borrowers contained in this Section 4.11 shall survive the payment in full of the Obligations and the termination of the Commitments.

      SECTION 4.12 Change of Lending Office; Replacement Lenders. (a) Each Lender agrees that on the occurrence of any event giving rise to the operation of Sections 4.8(b), 4.8(c), 4.10, 4.11(a) or 4.11(c) with respect to such Lender, it will, if requested by the Borrowers, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another Lending Office for any Loans affected by such event; provided, that such designation is made on such terms that such Lender and its Lending Office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of such Section. Nothing in this Section 4.12(a) shall affect or postpone any of the obligations of any Borrower or the rights of any Lender provided in Sections 4.8, 4.10 or 4.11.

      (b) At any time within one hundred eighty (180) days after any payment by the Borrowers of any amount pursuant to or by reason of the operation of Sections 4.8(b), 4.8(c), 4.10, 4.11(a) or 4.11(c), the Borrowers, by writing addressed to the Administrative Agent and each Lender that requested the payment of such amount, may nominate or propose an Eligible Assignee that is willing to become the assignee of the Commitment and other obligations of such Lender (a "Replacement Lender") pursuant to Section 13.10(b), and within fifteen (15) Business Days after receipt of such proposal from the Borrowers, each such Lender shall execute and deliver to the Administrative Agent an Assignment and Acceptance of its entire Commitment in favor of the proposed Replacement Lender in accordance with Section 13.10(b) unless, prior to the expiration of such period, the Administrative Agent shall have notified the Borrowers and such Lender that the proposed Replacement Lender is not reasonably acceptable to the Administrative Agent; provided, that in no event will (i) any Lender be required to enter into an Assignment and Acceptance at a price less than par plus accrued interest and prorated fees and other costs due hereunder to the effective date thereof, (ii) either of the Administrative Agent or Lenders be obligated to assist the Borrowers in identifying any Eligible Assignees that are willing to become such a Replacement Lender or
(iii) any such assignment be required if consummation conflicts with any Applicable Law. The assignment fee payable to the Administrative Agent in connection with any such assignment pursuant to Section 13.10(b) shall be for the account of the Borrowers.

      SECTION 4.13 Use of Proceeds. The Borrowers shall use the proceeds of the Loans (a) to repay in full all Debt of the Borrowers not otherwise permitted under this Agreement, (b) to finance the RCN Investment, (c) to finance acquisitions by the Borrowers permitted by this Agreement and (d) for Capital Expenditures, working capital and general corporate purposes of the Borrowers.

                                 ARTICLE V

               CLOSING; CONDITIONS OF CLOSING AND BORROWING

      SECTION 5.1       Closing.    The closing shall take place at the
offices of Kennedy Covington Lobdell & Hickman, L.L.P. at 10:00 a.m. on June 30, 1997, or at such other place or on such other date as the Administrative Agent and the Borrower shall mutually agree.

      SECTION 5.2 Conditions to Closing and Initial Loans. The obligation of the Lenders to close this Agreement and to make the initial Loans is subject to the satisfaction of each of the following conditions:

      (a) Executed Loan Documents. This Agreement, the Notes, the Cable Systems Pledge Agreement and the other Loan Documents shall have been duly authorized, executed and delivered to the Administrative Agent by the parties thereto, shall be in full force and effect and no Default or Event of Default shall exist, and the Borrowers shall have delivered original counterparts thereof to the Administrative Agent.

      (b)   Closing Certificates; etc.

               (i) Officers's Certificate. The Administrative Agent shall have received a certificate from the chief executive officer or chief financial officer of Cable Systems in form and substance satisfactory to the Administrative Agent, to the effect that all representations and warranties of the Borrowers contained in this Agreement and the other Loan Documents are true, correct and complete; that the Borrowers are not in violation of any of the covenants contained in this Agreement and the other Loan Documents; that, after giving effect to the transactions contemplated by this Agreement, no Default or Event of Default has occurred and is continuing; and that the Borrowers have satisfied each of the closing conditions.

              (ii) Certificate of Secretary. The Administrative Agent shall have received a certificate of the secretary or assistant secretary of each Borrower certifying that attached thereto is a true and complete copy of the articles of incorporation of such Borrower and all amendments thereto, each certified as of a recent date by the appropriate Governmental Authority in the applicable jurisdiction; that attached thereto is a true and complete copy of the bylaws of such Borrower, each as in effect on the date of such certification; that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors authorizing the borrowings contemplated hereunder and the execution, delivery and performance of this Agreement and the other Loan Documents to which such Borrower is a party; and as to the incumbency and genuineness of the signature of each officer of each Borrower executing Loan Documents to which it is a party.

             (iii) Certificates of Good Standing. The Administrative Agent shall have received long-form certificates as of a recent date of the good standing of each Borrower under the laws of its jurisdiction of organization and a certificate of the relevant taxing authorities of such jurisdiction certifying that such Person has filed required tax returns with respect to any franchise taxes and owes no delinquent franchise taxes.

              (iv) Opinions of Counsel. The Administrative Agent shall have received favorable opinions of counsel to the Borrowers addressed to the Administrative Agent and the Lenders (A) with respect to the Borrowers, the Loan Documents and such other matters as the Lenders shall request and (B) with respect to FCC and other regulatory matters, each in form and substance satisfactory to the Administrative Agent.

               (v) Insurance. The Administrative Agent shall have received a certificate of insurance in form and substance satisfactory to the Administrative Agent.

      (c)   Collateral.

               (i) Filings and Recordings. All Form UCC-1 financing statements that are necessary to perfect the security interests of the Lenders granted under the Cable Systems Pledge Agreement in the capital stock of Cable New York (other than such security interests under any supplement to the Cable Systems Pledge Agreement, which Form UCC-1 financing statements shall be delivered to the Administrative Agent pursuant to Section 8.11) shall have been delivered to the Administrative Agent for filing or recordation in all appropriate locations and the Administrative Agent shall have received evidence satisfactory thereto that upon such filing or recordation by the Administrative Agent and the delivery to the Administrative Agent of the certificates evidencing such shares of capital stock pursuant to Section 5.3 such security interests will constitute valid and perfected first priority Liens therein subject to Liens described in Section 10.2.

              (ii) Lien Search. The Borrowers shall have delivered the results of a Lien search against Cable Systems and its Designated Subsidiaries under the Uniform Commercial Code as in effect in the Secretary of State's office in each state where their chief executive offices are located, indicating that their assets are free and clear of any Lien except for the Liens permitted by Section 10.2.

      (d)   Consents; Defaults.

               (i) Governmental and Third Party Approvals. All necessary approvals, authorizations and consents (other than those to be provided after the Closing Date pursuant to Section 8.11), if any be required, of any Person and of all Governmental Authorities and courts having jurisdiction with respect to the transactions contemplated by this Agreement and the other Loan Documents shall have been obtained.

              (ii) No Injunction, Etc. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any Governmental Authority to enjoin, restrain, or prohibit, or to obtain substantial damages in respect of, or which is related to or arises out of this Agreement or the other Loan Documents or the consummation of the transactions contemplated hereby or thereby, or which in the Administrative Agent's good faith determination could reasonably be expected to have a Material Adverse Effect.

      (e)   Financial Matters.

               (i) Financial Statements. The Administrative Agent shall have received the financial statements described in Section 6.1(n).

              (ii) Financial Condition Certificate. The Borrowers shall have delivered to the Administrative Agent a certificate, in form and substance satisfactory to the Administrative Agent, and certified as accurate by the chief executive officer or chief financial officer of Cable Systems, that (A) Cable Systems and its Designated Subsidiaries, taken as a whole, are Solvent, (B) each Borrower's payables are current and not past due, (C) attached thereto is a pro forma balance sheet of Cable Systems and its Designated Subsidiaries setting forth on a pro forma basis the financial condition of Cable Systems and its Designated Subsidiaries on a Combined basis as of that date, reflecting on a pro forma basis the effect of the transactions contemplated herein, including all fees and expenses in connection therewith, and evidencing compliance on a pro forma basis with the covenants contained in Article IX hereof, (D) attached thereto are the financial projections (including without limitation pro forma budgets for Capital Expenditures) previously delivered to the Administrative Agent representing the good faith opinions of the Borrowers and senior management thereof as to the projected results contained therein and (E) attached thereto is a calculation of the Applicable Margin pursuant to Section 4.1(c).

             (iii) Payment at Closing; Fee Letters. There shall have been paid by the Borrowers to the Administrative Agent and the Lenders the fees set forth or referenced in Section 4.3 and any other accrued and unpaid fees or commissions due hereunder (including, without limitation, legal fees and expenses), and to any other Person such amount as may be due thereto in connection with the transactions contemplated hereby, including all taxes, fees and other charges in connection with the execution, delivery, recording, filing and registration of any of the Loan Documents.

      (f)   Miscellaneous.

               (i) Notices of Borrowing. The Administrative Agent shall have received a Notice of Revolving Credit Borrowing and Notice of Term Loan Borrowing from the Borrowers in accordance with Section 2.2(a) and Section 3.2 with respect to any Loans to be made on the Closing Date, and a Notice of Account Designation specifying the account or accounts to which the proceeds of any loans made after the Closing Date are to be disbursed.

              (ii) Proceedings and Documents. All opinions, certificates and other instruments and all proceedings in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to the Lenders. The Lenders shall have received copies of all other instruments and other evidence as the Administrative Agent may reasonably request, in form and substance satisfactory to the Lenders, with respect to the transactions contemplated by this Agreement and the taking of all actions in connection therewith.

             (iii) Due Diligence and Other Documents. The Borrowers shall have delivered to the Administrative Agent such other documents, certificates and opinions as the Administrative Agent reasonably requests certified by a secretary or assistant secretary of Cable Systems as a true and correct copy thereof.

      SECTION 5.3 Additional Conditions to the Initial Loans. The obligations of the Lenders to make the initial Loans are subject to the satisfaction of the additional condition that the Administrative Agent shall have received original stock certificates evidencing the capital stock of Cable New York required to be pledged pursuant to the Cable Systems Pledge Agreement, together with an appropriate undated stock power for each stock certificate duly executed in blank by the registered owner thereof.

      SECTION 5.4 Conditions to All Loans. The obligations of the Lenders to make any Loan is subject to the satisfaction of the following conditions precedent on the relevant borrowing date:

            (a) Continuation of Representations and Warranties. The representations and warranties contained in Article VI shall be true and correct on and as of such borrowing date with the same effect as if made on and as of such date (except where such representation or warranty is specifically made as of an earlier date in which case it shall remain true and correct as of such earlier date).

            (b) No Existing Default. No Default or Event of Default shall have occurred and be continuing hereunder on the borrowing date with respect to such Loan or after giving effect to the Loans to be made on such date.


                                ARTICLE VI

              REPRESENTATIONS AND WARRANTIES OF THE BORROWERS

      SECTION 6.1 Representations and Warranties. To induce the Administrative Agent to enter into this Agreement and the Lenders to make the Loans, the Borrowers hereby jointly and severally represent and warrant to the Administrative Agent and Lenders that:

      (a) Organization; Power; Qualification. Each of Cable Systems and its Designated Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, has the power and authority to own its properties and to carry on its business as now being and hereafter proposed to be conducted and is duly qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification and authorization, except where the failure to obtain such qualification and authorization could not reasonably be expected to have a Material Adverse Effect. The jurisdictions in which Cable Systems and its Designated Subsidiaries are organized and qualified to do business on the date hereof are described on Schedule 6.1(a).

      (b)   Ownership.  Each Subsidiary of Cable Systems on the date hereof is
listed on Schedule 6.1(b).   The capitalization of Cable Systems and its
Designated Subsidiaries on the date hereof consists of the number of shares, authorized, issued and outstanding, of such classes and series, with or without par value, described on Schedule 6.1(b). All outstanding shares have been duly authorized and validly issued and are fully paid and nonassessable. The shareholders of the Designated Subsidiaries and the number of shares owned by each on the date hereof are described on Schedule 6.1(b). As of the date hereof, there are no outstanding stock purchase warrants, subscriptions, options, securities, instruments or other rights of any type or nature whatsoever, which are convertible into, exchangeable for or otherwise provide for or permit the issuance of capital stock of Cable Systems or its Designated Subsidiaries, except as described on Schedule 6.1(b).

      (c) Authorization of Agreement, Loan Documents and Borrowing. Each of Cable Systems and its Designated Subsidiaries has the right, power and authority and has taken all necessary corporate and other action to authorize the execution, delivery and performance of this Agreement and each of the other Loan Documents to which it is a party in accordance with their respective terms. This Agreement and each of the other Loan Documents have been duly executed and delivered by the duly authorized officers of Cable Systems and each of its Designated Subsidiaries party thereto, and each such document constitutes the legal, valid and binding obligation of Cable Systems and its Designated Subsidiaries party thereto, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal laws from time to time in effect which affect the enforcement of creditors' rights in general and the availability of equitable remedies.

      (d) Compliance of Agreement, Loan Documents and Borrowing with Laws, Etc. Except as set forth on Schedule 6.1(d), the execution, delivery and performance by Cable Systems and its Designated Subsidiaries of the Loan Documents to which each such Person is a party, in accordance with their respective terms, the borrowings hereunder and the transactions contemplated by this Agreement do not and will not, by the passage of time, the giving of notice or otherwise, (i) require any Governmental Approval or violate any Applicable Law relating to Cable Systems or any of its Designated Subsidiaries (except as contemplated by Section 19 of each Pledge Agreement), (ii) conflict with, result in a breach of or constitute a default under the articles of incorporation, bylaws or other organizational documents of Cable Systems or any of its Designated Subsidiaries or any indenture, agreement or other instrument to which such Person is a party or by which any of its properties may be bound or any Governmental Approval relating to such Person, or (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by such Person other than Liens arising under the Loan Documents.

      (e) Compliance with Law; Governmental Approvals. Each of Cable Systems and its Designated Subsidiaries (i) has all Governmental Approvals required by any Applicable Law for it to conduct its business, each of which is in full force and effect, is final and not subject to review on appeal and is not the subject of any pending or, to the best of its knowledge, threatened attack by direct or collateral proceeding and (ii) is in compliance with each Governmental Approval applicable to it and in compliance with all other Applicable Laws relating to it or any of its respective properties, except in each case with respect to subclauses (i) and (ii) where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

      (f) Tax Returns and Payments. Each of Cable Systems and its Designated Subsidiaries has duly filed or caused to be filed all federal, state, local and other tax returns required by Applicable Law to be filed, and has paid, or made adequate provision for the payment of, all federal, state, local and other taxes, assessments and governmental charges or levies upon it and its property, income, profits and assets which are due and payable, except where the failure to so file or cause to be filed such return or pay such taxes could not reasonably be expected to have a Material Adverse Effect. No Governmental Authority has asserted any Lien or other claim against Cable Systems or any of its Designated Subsidiaries with respect to unpaid taxes which has not been discharged or resolved; provided, that Cable Systems or such Designated Subsidiary may contest such Lien or other claim in good faith so long as adequate reserves are maintained in accordance with GAAP. The charges, accruals and reserves on the books of Cable Systems and any of its Designated Subsidiaries in respect of federal, state, local and other taxes for all Fiscal Years and portions thereof since the organization of Cable Systems and any of its Designated Subsidiaries are in the judgment of Cable Systems adequate.

      (g) Intellectual Property Matters. Except where the failure to own or possess such intellectual property rights could not reasonably be expected to have a Material Adverse Effect, each of Cable Systems and its Designated Subsidiaries owns or possesses rights to use all franchises, licenses, copyrights, copyright applications, patents, patent rights or licenses, patent applications, trademarks, trademark rights, trade names, trade name rights, copyrights and rights with respect to the foregoing which are required to conduct its business. Except to the extent any revocation, termination or infringement could not reasonably be expected to have a Material Adverse Effect, no event has occurred which permits, or after notice or lapse of time or both would permit, the revocation or termination of any such rights, and neither Cable Systems nor any of its Designated Subsidiaries is liable to any Person for infringement under Applicable Law with respect to any such rights as a result of its business operations.

      (h) Environmental Matters. Except for matters that could not reasonably be expected to have a Material Adverse Effect:

               (i) The properties and operations of Cable Systems and its Designated Subsidiaries are in compliance, and to the best of their knowledge have been in compliance, with all applicable Environmental Laws;

              (ii) Neither Cable Systems nor any of its Designated Subsidiaries has received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of their properties or the operations conducted in connection therewith, nor does Cable Systems or any of its Designated Subsidiaries have knowledge or reason to believe that any such notice will be received or is being threatened;

             (iii) Hazardous Materials have not been transported or disposed of by Cable Systems and its Designated Subsidiaries in violation of, or in a manner or to a location which could reasonably be expected to give rise to liability under, Environmental Laws, nor have any Hazardous Materials been generated, treated, stored or disposed of at, on or under any of such properties in violation of, or in a manner that could reasonably be expected to give rise to liability under, any applicable Environmental Laws;

              (iv) No judicial proceedings or governmental or administrative action is pending, or, to the knowledge of the Borrowers, threatened, under any Environmental Law to which Cable Systems or any of its Designated Subsidiaries is named as a party with respect to such properties or operations conducted in connection therewith, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to such properties or such operations; and

               (v) None of Cable Systems or its Designated Subsidiaries have released, and to the best of the Borrowers's knowledge, there is no threat of release by Cable Systems or any of its Designated Subsidiaries, of Hazardous Materials at or from such properties, in violation of or in amounts or in a manner that could reasonably be expected to give rise to liability under Environmental Laws.

      (i)   ERISA.

               (i) As of the date hereof, no Borrower or any ERISA Affiliate maintains or contributes to, or has any obligation under, any Employee Benefit Plans other than those identified on Schedule 6.1(i);

              (ii) Each Borrower and each ERISA Affiliate are in compliance with all applicable provisions of ERISA and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans except for any required amendments for which the remedial amendment period as defined in Section 401(b) of the Code has not yet expired. Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified, and each trust related to such plan has been determined to be exempt under Section 501(a) of the Code. No liability has been incurred by any Borrower or any ERISA Affiliate which remains unsatisfied for any taxes or penalties with respect to any Employee Benefit Plan or any Multiemployer Plan;

             (iii) No Pension Plan has been terminated under Sections 4041(e) or 4042 of ERISA, nor has any accumulated funding deficiency (as defined in Section 412 of the Code) been incurred (without regard to any waiver granted under Section 412 of the Code), nor has any funding waiver from the Internal Revenue Service been received or requested with respect to any Pension Plan, nor has any Borrower or any ERISA Affiliate failed to make any contributions or to pay any amounts due and owing as required by Section 412 of the Code, Section 302 of ERISA or the terms of any Pension Plan prior to the due dates of such contributions under Section 412 of the Code or Section 302 of ERISA, nor has there been any event requiring any disclosure under
Section 4041(c)(3)(C) or 4063(a) of ERISA with respect to any Pension Plan;

              (iv) No Borrower or any ERISA Affiliate has: (A) engaged in a nonexempt prohibited transaction described in Section 406 of the ERISA or
Section 4975 of the Code, (B) incurred any liability to the PBGC which remains outstanding other than the payment of premiums and there are no premium payments which are due and unpaid, (C) failed to make a required contribution or payment to a Multiemployer Plan, or (D) failed to make a required installment or other required payment under Section 412 of the Code;

               (v) No Termination Event has occurred or is reasonably expected to occur; and

              (vi) No proceeding, claim, lawsuit and/or investigation is existing or, to the best knowledge of the Borrowers after due inquiry, threatened concerning or involving any (A) employee welfare benefit plan (as defined in Section 3(1) of ERISA) currently maintained or contributed to by the Borrowers or any ERISA Affiliate, (B) Pension Plan or (C) Multiemployer Plan.

      (j) Margin Stock. Neither Cable Systems nor any of its Designated Subsidiaries is engaged principally or as one of its activities in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" (as each such term is defined or used in Regulations G and U of the Board of Governors of the Federal Reserve System). No part of the proceeds of any of the Loans or Letters of Credit will be used for purchasing or carrying margin stock or for any purpose which violates, or which would be inconsistent with, the provisions of Regulation G, T, U or X of such Board of Governors.

      (k) Government Regulation. Neither Cable Systems nor any of its Designated Subsidiaries is an "investment company" or a company "controlled" by an "investment company" (as each such term is defined or used in the Investment Company Act of 1940, as amended) and neither Cable Systems nor any of its Designated Subsidiaries is, or after giving effect to any Loan will be, subject to regulation under the Public Utility Holding Company Act of 1935 or the Interstate Commerce Act, each as amended.

      (l) Material Contracts. Schedule 6.1(l) sets forth a complete and accurate list of all Material Contracts of Cable Systems and its Designated Subsidiaries in effect as of the Closing Date not listed on any other Schedule hereto; other than as set forth in Schedule 6.1(l), each such Material Contract is, as of the date hereof, in full force and effect in accordance with the terms thereof. Cable Systems and its Designated Subsidiaries have delivered to the Administrative Agent a true and complete copy of each Material Contract requested thereby and required to be listed on Schedule 6.1(l).

      (m) Employee Relations. As of the date hereof, each of Cable Systems and any of its Designated Subsidiaries has a stable work force in place and is not, except as set forth on Schedule 6.1(m), party to any collective bargaining agreement nor has any labor union been recognized as the representative of its employees. As of the date hereof, Cable Systems knows of no pending, threatened or contemplated strikes, work stoppage or other collective labor disputes involving its employees or those of its Designated Subsidiaries.

      (n) Financial Statements. The (i) unaudited Combined balance sheet of Cable Systems and its Designated Subsidiaries as of December 31, 1996 and
March 31, 1997 and the related statements of income and retained earnings and cash flows for the fiscal periods then ended and (ii) audited consolidated balance sheet of Cable Systems and its Subsidiaries as of December 31, 1996 and related statements of revenue and retained earnings, copies of which have been furnished to the Administrative Agent and each Lender, are in all material respects complete and correct and fairly present the assets, liabilities and financial position of Cable Systems and its Designated Subsidiaries or Subsidiaries, as the case may be, as at such dates, and the results of the operations and changes of financial position for the periods then ended. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP (except that such unaudited statements may not contain notes required by GAAP). Cable Systems and its Designated Subsidiaries, on a Combined basis, have no Debt, obligation or other unusual forward or long-term commitment which is not fairly reflected in the foregoing financial statements or in the notes thereto.

      (o) No Material Adverse Change. Since December 31, 1996, there has been no material adverse change in the properties, business, operations, or financial condition of Cable Systems and its Designated Subsidiaries and no event has occurred or condition arisen that could reasonably be expected to have a Material Adverse Effect; provided, that the consummation of the Reorganization shall not constitute such a material adverse change or Material Adverse Effect.

      (p) Solvency. As of the Closing Date and after giving effect to each Loan made hereunder, Cable Systems and its Designated Subsidiaries, taken as a whole, will be Solvent.

      (q) Titles to Properties. Each of Cable Systems and its Designated Subsidiaries has such title to the real property owned by it as is necessary or desirable to the conduct of its business and valid and legal title to all of its personal property and assets, including, but not limited to, those reflected on the balance sheets of Cable Systems and its Designated Subsidiaries delivered pursuant to Section 6.1(n), except those which have been disposed of by Cable Systems and its Designated Subsidiaries subsequent to such date which dispositions have been in the ordinary course of business or as otherwise expressly permitted hereunder, and except where the failure to obtain such titles could not reasonably be expected to have a Material Adverse Effect.

      (r) Liens. None of the properties and assets of Cable Systems or any of its Designated Subsidiaries is subject to any Lien, except Liens permitted pursuant to Section 10.2.

      (s) Debt and Guaranty Obligations. Schedule 6.1(s) is a complete and correct listing of all Debt of Cable Systems and its Designated Subsidiaries in excess of $1,000,000, as of the date hereof.

      (t) Litigation. Except as set forth on Schedule 6.1(t), there are no actions, suits or proceedings pending nor, to the knowledge of the Borrowers, threatened against or in any other way relating adversely to or affecting Cable Systems or any of its Designated Subsidiaries or any of their respective properties in any court or before any arbitrator of any kind or before or by any Governmental Authority that could reasonably be expected to have a Material Adverse Effect.

      (u)   FCC and PUC Regulatory Matters.

         (i) Schedule 6.1(u) hereto sets forth, as of the date hereof, a true and complete list of the following information for each FCC License, PUC Authorization and CATV Franchise issued to Cable Systems or any of its Designated Subsidiaries: (A) for all FCC Licenses and PUC Authorizations, the name of the licensee, the type of service and the expiration dates; and (B) for each CATV Franchise, the geographic area covered by such CATV Franchise, the services that may be provided thereunder and the expiration date, if any. Such FCC Licenses, PUC Authorizations and CATV Franchises constitute all of the Governmental Approvals required to be issued by the FCC and any PUC under Applicable Law for Cable Systems and its Designated Subsidiaries to own and operate their respective CATV Systems and other business operations, as of the date hereof.

        (ii) Compliance. Except for matters that could not reasonably be expected to have a Material Adverse Effect, (A) neither Cable Systems nor any of its Designated Subsidiaries is in material violation of any duty or obligation required by the Communications Act of 1934, as amended, or any FCC or PUC law, rule or regulation applicable to the operation of any portion of any of its business operations or CATV Systems; (B) the FCC Licenses, PUC Authorizations and CATV Franchises specified on Schedule 6.1(u) hereto are valid and in full force and effect without conditions except for such conditions as are generally applicable to holders of such Governmental Approvals; (C) no event has occurred and is continuing which could reasonably be expected to (1) result in the imposition of a material forfeiture or the revocation, termination or adverse modification of any FCC License, PUC Authorization or CATV Franchise of Cable Systems or any of its Designated Subsidiaries, (2) materially and adversely affect any rights of Cable Systems or any of its Designated Subsidiaries thereunder or (3) cause a material disruption of Cable Systems' or any Designated Subsidiary's ownership or operation of its CATV Systems; and (D) Cable Systems has no reason to believe and has no knowledge that the FCC Licenses, PUC Authorizations or any CATV Franchise thereof or of its Designated Subsidiaries will not be renewed in the ordinary course.

       (iii) Condition of Systems. Except for matters that could not reasonably be expected to have a Material Adverse Effect, (A) all of the CATV Systems owned, leased, managed or operated by Cable Systems and its Designated Subsidiaries are in good repair, working order and condition and are and will be in compliance with all terms and conditions of the FCC Licenses, PUC Authorizations and CATV Franchises thereof and all standards or rules imposed by Applicable Law and any Governmental Authority or as imposed under any agreements with telephone companies and customers; and (B) there is not issued or outstanding or, to the best knowledge of the Borrowers, threatened, any notice of any hearing, violation or complaint against Cable Systems or any of its Designated Subsidiaries with respect to the operation of any material portion of its CATV Systems or other business operations.

        (iv) Fees. Except where the failure to pay such fees and charges could not reasonably be expected to have a Material Adverse Effect, Cable Systems and each of its Designated Subsidiaries has paid all franchise, license or other fees and charges which have become due pursuant to any Governmental Approval in respect of its CATV Systems and business operations and has made appropriate provision as is required by GAAP for any such fees and charges which have accrued.

      (v) Absence of Defaults. No event has occurred or is continuing which constitutes a Default or an Event of Default, or which constitutes, or which with the passage of time or giving of notice or both would constitute, a default by Cable Systems or any of its Designated Subsidiaries under any Material Contract or judgment, decree or order (except where such default could not reasonably be expected to have a Material Adverse Effect) by which Cable Systems or any of its Designated Subsidiaries or any of their respective properties may be bound; provided, that the representation and warranty in this clause (v) shall not be incorrect solely on account of any such event relating to a Material Contract if Cable Systems or a Designated Subsidiary is contesting the claimed default in good faith so long as adequate reserves are maintained in accordance with GAAP.

      (w) Accuracy and Completeness of Information. All written information, reports and other papers and data produced by or on behalf of Cable Systems or any of its Designated Subsidiaries and furnished to the Lenders (other than any projections) were, at the time the same were so furnished, complete and correct in all respects to the extent necessary to give the recipient a true and accurate knowledge of the subject matter. No document furnished or written statement made to the Administrative Agent or the Lenders by Cable Systems or any of its Designated Subsidiaries in connection with the negotiation, preparation or execution of this Agreement or any of the Loan Documents contains or will contain any untrue statement of a fact material to the creditworthiness of Cable Systems or any of its Designated Subsidiaries or omits or will omit to state a fact necessary in order to make the statements contained therein not misleading. All projections provided by or on behalf of the Borrowers to the Administrative Agent and Lenders hereunder constitute good faith estimates based on reasonable assumptions of senior management of the Borrowers as of the date delivered. The Borrowers are not aware of any facts which they have not disclosed in writing to the Administrative Agent having a Material Adverse Effect, or insofar as the Borrowers can now foresee, could reasonably be expected to have a Material Adverse Effect.

      SECTION 6.2 Survival of Representations and Warranties, Etc. All representations and warranties set forth in this Article VI and all representations and warranties contained in any certificate, or any of the Loan Documents (including but not limited to any such representation or warranty made in or in connection with any amendment thereto) shall constitute representations and warranties made under this Agreement. All representations and warranties made under this Agreement shall survive the Closing Date and shall not be waived by the execution and delivery of this Agreement, any investigation made by or on behalf of the Lenders or any borrowing hereunder.


                                ARTICLE VII

                     FINANCIAL INFORMATION AND NOTICES

      Until all the principal and interest on the Loans and all fees hereunder have been paid in full and the Commitments terminated, unless consent has been obtained in the manner set forth in Section 13.11 hereof, Cable Systems will furnish or cause to be furnished to the Administrative Agent and to the Lenders at their respective addresses as set forth on Schedule 1.1(a), or such other office as may be designated by the Administrative Agent and Lenders from time to time:

      SECTION 7.1       Financial Statements and Projections.

      (a) Quarterly Financial Statements. As soon as practicable and in any event within forty-five (45) days after the end of each fiscal quarter, an unaudited Combined and combining balance sheet of Cable Systems and its Designated Subsidiaries as of the close of such fiscal quarter and unaudited Combined and combining statements of income, retained earnings and cash flows for the fiscal quarter then ended and that portion of the Fiscal Year then ended, all in reasonable detail setting forth in comparative form the corresponding figures for the preceding Fiscal Year and prepared by Cable Systems in accordance with GAAP and, if applicable, containing disclosure of the effect on the financial position or results of operations of any change in the application of accounting principles and practices during the period, and certified by the chief financial officer of Cable Systems to present fairly in all material respects the financial condition of Cable Systems and its Designated Subsidiaries as of their respective dates and the results of operations of Cable Systems and its Designated Subsidiaries for the respective periods then ended, subject to normal year end adjustments.

      (b) Annual Financial Statements. As soon as practicable and in any event within ninety (90) days after the end of each Fiscal Year, an audited Combined and combining balance sheet of Cable Systems and its Designated Subsidiaries as of the close of such Fiscal Year and audited Combined and combining statements of income, retained earnings and cash flows for the Fiscal Year then ended, including the notes thereto, all in reasonable detail setting forth in comparative form the corresponding figures for the preceding Fiscal Year and prepared by an independent certified public accounting firm of recognized national standing in accordance with GAAP and accompanied by a report thereon by such certified public accountants that is not qualified with respect to scope limitations imposed by Cable Systems or any of its Designated Subsidiaries or with respect to accounting principles followed by Cable Systems or any of its Designated Subsidiaries not in accordance with GAAP.

      (c) Annual Budget. As soon as practicable and in any event within forty-five (45) days after the beginning of each Fiscal Year, a budget of Cable Systems and its Designated Subsidiaries for such Fiscal Year, as approved by the board of directors of Cable Systems and substantially similar in form and scope as the budget for the 1997 Fiscal Year delivered to the Administrative Agent prior to closing.

      SECTION 7.2 Officer's Compliance Certificate. At each time financial statements are delivered pursuant to Sections 7.1 (a) or (b), a certificate of the chief financial officer or the treasurer of Cable Systems in the form of Exhibit E attached hereto (an "Officer's Compliance Certificate").

      SECTION 7.3 Accountants' Certificate. At each time financial statements are delivered pursuant to Section 7.1(b), a certificate of the independent public accountants certifying such financial statements addressed to the Administrative Agent for the benefit of the Lenders:

      (a) stating that in making the examination necessary for the certification of such financial statements, they obtained no knowledge of any Default or Event of Default or, if such is not the case, specifying such Default or Event of Default and its nature and period of existence; and

      (b) confirming the calculations of Cable Systems and its Designated Subsidiaries required to establish whether or not such Persons are in compliance with the financial covenants set forth in Article IX hereof as at the end of each respective period.

      SECTION 7.4       Other Reports.

      (a) Promptly upon receipt thereof, copies of all reports, if any, submitted to any Borrower or its Board of Directors by its independent public accountants in connection with their auditing function, including, without limitation, any management report and any management responses thereto;

      (b) As soon as available and in any event within forty-five (45) days after the end of the Fiscal Year of the Borrowers, an updated Schedule 6.1(u) accompanied by a report identifying any FCC License, PUC Authorization or CATV Franchise lost, surrendered or canceled during such period, and within ten
(10) Business Days after the receipt by Cable Systems or any of its Designated Subsidiaries of notice that any FCC License, PUC Authorization or CATV Franchise has been lost or canceled, copies of any such notice accompanied by a report describing the measures undertaken by either Cable Systems or any of its Designated Subsidiaries to prevent such loss or cancellation (and the anticipated impact, if any, that such loss or cancellation will have upon the business of either Cable Systems or any of its Designated Subsidiaries); and

      (c) Such other information regarding the operations, business affairs and financial condition of Cable Systems or any of its Designated Subsidiaries as the Administrative Agent, at the request of any Lender, may reasonably request.

      SECTION 7.5 Notice of Litigation and Other Matters. Prompt (but in no event later than ten (10) days after an officer of the Borrowers obtains knowledge thereof) telephonic and written notice of:

      (a) the commencement of all proceedings and investigations by or before any Governmental Authority and all actions and proceedings in any court or before any arbitrator against or involving Cable Systems or any of its Designated Subsidiaries or any of their respective properties, assets or businesses which in any such case could reasonably be expected to have a Material Adverse Effect;

      (b) any notice of any violation received by Cable Systems or any of its Designated Subsidiaries from any Governmental Authority, including, without limitation, any notice of violation of Environmental Laws, which in any such case could reasonably be expected to have a Material Adverse Effect;

      (c) any labor controversy that has resulted in, or threatens to result in, a strike or other work action against Cable Systems or any of its Designated Subsidiaries, where such labor controversy could reasonably be expected to have a Material Adverse Effect;

      (d) any attachment, judgment, lien, levy or order exceeding $250,000 that may be assessed against or threatened against Cable Systems or any of its Designated Subsidiaries;

      (e) any Default or Event of Default, or any event which constitutes or which with the passage of time or giving of notice or both would constitute a default under any Material Contract unless such default could not reasonably be expected to have a Material Adverse Effect; provided, that the failure to give notice with respect to any such event relating to a Material Contract shall not constitute a Default or Event of Default hereunder if Cable Systems or a Designated Subsidiary is contesting the claimed default in good faith so long as adequate reserves are maintained in accordance with GAAP; and

      (f) (i) any unfavorable determination letter from the Internal Revenue Service regarding the qualification of an Employee Benefit Plan under Section 401(a) of the Code (along with a copy thereof), (ii) all notices received by any Borrower or any ERISA Affiliate of the PBGC's intent to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan,
(iii) all notices received by any Borrower or any ERISA Affiliate from a Multiemployer Plan sponsor concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA and (iv) the Borrowers obtaining knowledge or reason to know that any Borrower or any ERISA Affiliate has filed or intends to file a notice of intent to terminate any Pension Plan under a distress termination within the meaning of Section 4041(c) of ERISA.

      SECTION 7.6 Accuracy of Information. All written information, reports, statements and other papers and data furnished by or on behalf of the Borrowers to the Administrative Agent or any Lender whether pursuant to this
Article VII or any other provision of this Agreement, or any of the Security Documents, shall, at the time the same is so furnished, comply with Section 6.1(w).


                               ARTICLE VIII

                           AFFIRMATIVE COVENANTS

      Until all of the principal and interest on the Loans and all fees hereunder have been paid in full and the Commitments terminated, unless consent has been obtained in the manner provided for in Section 13.11, Cable Systems will, and will cause each of its Designated Subsidiaries to:

      SECTION 8.1 Preservation of Corporate Existence and Related Matters. Except as permitted by Section 10.4, preserve and maintain its separate corporate existence and all rights, franchises, licenses and privileges necessary to the conduct of its business, and qualify and remain qualified as a foreign corporation and authorized to do business in each jurisdiction, except where the failure to qualify and remain qualified as a foreign corporation could not reasonably be expected to have a Material Adverse Effect.

      SECTION 8.2 Maintenance of Property. Protect and preserve all properties useful in and material to its business, including copyrights, patents, trade names and trademarks; maintain in good working order and condition all buildings, equipment and other tangible real and personal property; and from time to time make or cause to be made all renewals, replacements and additions to such property necessary for the conduct of its business, so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, that the consummation of the Reorganization shall not constitute a violation of this Section.

      SECTION 8.3 Insurance. Maintain insurance with financially sound and reputable insurance companies against such risks and in such amounts as are customarily maintained by similar businesses and as may be required by Applicable Law, and on the Closing Date and from time to time thereafter deliver to the Administrative Agent upon its request a detailed list of the insurance then in effect, stating the names of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby.

      SECTION 8.4 Accounting Methods and Financial Records. Maintain a system of accounting, and keep such books, records and accounts (which shall be true and complete in all material respects) as may be required or as may be necessary to permit the preparation of financial statements in accordance with GAAP and in compliance with the regulations of any Governmental Authority having jurisdiction over it or any of its properties.

      SECTION 8.5 Payment and Performance of Obligations. Pay and perform all Obligations under this Agreement and the other Loan Documents, and pay or perform (a) all taxes, assessments and other governmental charges that may be levied or assessed upon it or any of its property, and (b) all other indebtedness, obligations and liabilities in accordance with customary trade practices, except, in each case, when any failure to pay or perform could not reasonably be expected to have a Material Adverse Effect; provided, that Cable Systems or any of its Designated Subsidiaries may contest any item described in this Section 8.5 in good faith so long as adequate reserves are maintained with respect thereto in accordance with GAAP.

      SECTION 8.6 Compliance With Laws and Approvals. Observe and remain in compliance with all Applicable Laws and maintain in full force and effect all Governmental Approvals, in each case applicable to the conduct of its business, except where failure to comply with Applicable Laws or maintain Government Approvals could not reasonably be expected to have a Material Adverse Effect.

      SECTION 8.7 Environmental Laws. In addition to and without limiting the generality of Section 8.6, (a) comply with, and ensure such compliance by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply with and maintain, and ensure that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, (b) conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws, and promptly comply with all lawful orders and directives of any Governmental Authority regarding Environmental Laws, except where failure to so comply, obtain, maintain, conduct or complete such actions under such clauses (a) and (b) could not reasonably be expected to have a Material Adverse Effect, and (c) defend, indemnify and hold harmless the Administrative Agent and the Lenders, and their respective parents, Subsidiaries, Affiliates, employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of, noncompliance with or liability under any Environmental Laws applicable to the operations of the Borrowers or the Designated Subsidiaries, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, reasonable attorney's and consultant's fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing directly result from the gross negligence or willful misconduct of the party seeking indemnification therefor.

      SECTION 8.8 Compliance with ERISA. In addition to and without limiting the generality of Section 8.6, (a) comply with all applicable material provisions of ERISA and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans, (b) not take any action or fail to take action the result of which could be a liability to the PBGC or to a Multiemployer Plan, (c) not participate in any prohibited transaction that could result in any material civil penalty under ERISA or tax under the Code, (d) operate each Employee Benefit Plan in such a manner that will not incur any material tax liability under Section 4980B of the Code or any material liability to any qualified beneficiary as defined in Section 4980B of the Code and (e) furnish to the Administrative Agent upon the Administrative Agent's request such additional information about any Employee Benefit Plan as may be reasonably requested by the Administrative Agent.

      SECTION 8.9 Compliance With Agreements. Comply in all respects with each term, condition and provision of all leases, agreements and other instruments entered into in the conduct of its business including, without limitation, any Material Contract, except where failure to so comply could not reasonably be expected to have a Material Adverse Effect; provided, that no such failure relating to a Material Contract or other lease, agreement or instrument shall constitute a Default or Event of Default hereunder if Cable Systems or a Designated Subsidiary is contesting the claimed default in good faith so long as adequate reserves are maintained in accordance with GAAP.

      SECTION 8.10      Additional Subsidiaries.   (a) Prior to such time as
any Subsidiary of a Borrower created or acquired after the Closing Date owns assets in excess of $250,000 (provided that the provisions of this Section
8.10 shall not apply to RCN Telecom, whether or not it is a Subsidiary), cause to be executed and delivered to the Administrative Agent (i) if the Borrowers desire that such Subsidiary become a Borrower hereunder, a Joinder Agreement executed by such Subsidiary, (ii) if such Subsidiary becomes a Borrower pursuant to the preceding clause, favorable legal opinions addressed to the Administrative Agent and Lenders in form and substance reasonably satisfactory thereto with respect to such Joinder Agreement and such other documents and closing certificates as may be reasonably requested by the Administrative
Agent consistent with the terms of Article V in order to confirm that such Subsidiary is a Borrower hereunder, including, without limitation, replacement Notes executed by such Subsidiary and each other Borrower then a party hereto,
(iii) a duly executed supplement substantially in the form attached as Exhibit A to the Cable Systems Pledge Agreement or ComVideo Pledge Agreement, as applicable, with such changes as the Administrative Agent shall reasonably request, such that all of the capital stock or other equity interests owned by the Borrowers is pledged to the Administrative Agent for the ratable benefit of itself and the Lenders and (iv) favorable legal opinions addressed to the Administrative Agent and Lenders in form and substance reasonably satisfactory thereto with respect to such Security Document, and such other documents and closing certificates as may be reasonably requested by the Administrative Agent consistent with the terms of Article V in order to confirm that such Subsidiary's stock or other equity interest has been pledged under a Pledge Agreement;

      (b) At such time as the Borrowers directly or indirectly own one hundred percent (100%) of the outstanding equity interests of Home Link, cause to be delivered to the Administrative Agent (i) a Joinder Agreement executed by Home Link and (ii) favorable legal opinions addressed to the Administrative Agent and Lenders in form and substance reasonably satisfactory thereto with respect to such Joinder Agreement and such other documents and closing certificates as may be reasonably requested by the Administrative Agent consistent with the terms of Article V in order to confirm that Home Link is a Borrower hereunder, including, without limitation, replacement Notes executed by such Subsidiary and each other Borrower then a party hereto; and

      (c) Within thirty (30) days after the Controlled Northeast Transfer, cause to be delivered (i) the Parent Pledge Agreement and (ii) favorable legal opinions addressed to the Administrative Agent and Lenders in form and substance reasonably satisfactory thereto with respect to such Pledge Agreement, and such other documents and closing certificates as may be reasonably requested by the Administrative Agent consistent with the terms of
Article V in order to confirm that Cable Systems' stock has been pledged under the Parent Pledge Agreement.

      SECTION 8.11 Required Governmental Approvals. Obtain PUC Authorizations for ComVideo and Home Link from the State of New Jersey within one hundred eighty (180) days after the Closing Date in order that each such Borrower may have its stock or other equity interests pledged pursuant to a Pledge Agreement; provided, that upon receipt of the PUC Authorizations required by this Section, (a) Cable Systems shall execute a supplement to the Cable Systems Pledge Agreement such that all of the capital stock of ComVideo it owns shall be pledged to the Administrative Agent for the ratable benefit of itself and the Lenders, (b) ComVideo shall execute and deliver to the Administrative Agent the ComVideo Pledge Agreement such that all of the equity interests of Home Link shall be pledged thereunder; provided, that ComVideo shall have no obligation to pledge its equity interest in Home Link until such time as it owns one hundred percent (100%) of the outstanding equity interests in Home Link and (c) the applicable Borrowers shall deliver to the Administrative Agent (i) favorable legal opinions addressed to the Administrative Agent and Lenders in form and substance reasonably satisfactory thereto with respect to such Security Documents and (ii) such other documents and closing certificates as may be reasonably requested by the Administrative Agent consistent with the terms of Article V in order to confirm that each such Borrower's capital stock or other equity interests have been pledged under a Pledge Agreement.

      SECTION 8.12 Conduct of Business. Engage only in the operation of its CATV Systems and any other businesses conducted on the Closing Date and in lines of business directly related thereto.

      SECTION 8.13 Visits and Inspections. Permit representatives of the Administrative Agent or any Lender, from time to time and, upon reasonable notice during normal business hours, at its own expense (except the Borrowers shall pay all such expenses when an Event of Default shall have occurred and be continuing), to visit and inspect its properties; inspect, audit and make extracts from its books, records and files, including, but not limited to, management letters prepared by independent accountants; and discuss with its principal officers, and its independent accountants, its business, assets, liabilities, financial condition, results of operations and business prospects.

                                ARTICLE IX

                            FINANCIAL COVENANTS

      Until all of the principal and interest under the Loans and fees hereunder have been paid in full and the Commitments terminated, unless consent has been obtained in the manner set forth in Section 13.11 hereof, Cable Systems and its Designated Subsidiaries on a Combined basis will not:

      SECTION 9.1. Leverage Ratio. As of the end of each fiscal quarter during the applicable period set forth below, permit the ratio (the "Leverage Ratio") of (a) Total Debt of Cable Systems and its Designated Subsidiaries less all Parent Subordinated Debt, each as of such fiscal quarter end to (b) Operating Cash Flow of Cable Systems and its Designated Subsidiaries for the four fiscal quarter period ending on such fiscal quarter end, to exceed the corresponding ratio set forth below:

                    Period                         Ratio
                    ------                         -----

                  Closing to 9/30/98            5.00 to 1.00
                  10/01/98 to 9/30/99           4.50 to 1.00
                  10/01/99 to 3/31/00           4.25 to 1.00
                  4/01/00 and thereafter        4.00 to 1.00


      SECTION 9.2. Interest Coverage Ratio. As of the end of each fiscal quarter during the applicable period set forth below, permit the ratio of (a) Operating Cash Flow of Cable Systems and its Designated Subsidiaries for the four fiscal quarter period ending on such fiscal quarter end to (b) Interest Expense of Cable Systems and its Designated Subsidiaries for the four fiscal quarter period ending on such fiscal quarter end, to be less than the corresponding ratio set forth below:


                    Period                         Ratio
                    ------                         -----

            Closing Date - 6/30/00              2.75 to 1.00
            7/1/00 and thereafter               3.00 to 1.00

      SECTION 9.3. Adjusted Fixed Charge Coverage Ratio. As of the end of each fiscal quarter ending on and after December 31, 1997, permit the ratio of
(a) Adjusted Operating Cash Flow for Cable Systems and its Designated Subsidiaries for the four fiscal quarter period ending on such fiscal quarter end to (b) Fixed Charges of Cable Systems and its Designated Subsidiaries for the four fiscal quarter period ending on such fiscal quarter end, to be less than the corresponding ratio set forth below:

                    Period                         Ratio
                    ------                         -----


            Closing Date - 12/31/00             1.00 to 1.00
            01/01/01 and thereafter             1.05 to 1.00


                                 ARTICLE X

                            NEGATIVE COVENANTS

      Until all of the principal and interest on the Loans and all fees hereunder have been paid in full and the Commitments terminated, unless consent has been obtained in the manner set forth in Section 13.11 hereof, Cable Systems will not and will not permit any of its Designated Subsidiaries to:

      SECTION 10.1 Limitations on Debt. Create, incur, assume or suffer to exist any Debt except:

      (a)   the Obligations;

      (b) Debt incurred in connection with a Hedging Agreement (a copy of which agreement shall be delivered to the Administrative Agent by the Borrowers promptly after the execution thereof);

      (c) Debt existing on the Closing Date, as set forth on Schedule 6.1(s) in the case of Debt in excess of $1,000,000, and any Debt secured by an asset which asset is transferred to the Borrower as part of the Intergroup Asset Transfers and the renewal and refinancing (but not the increase other than borrowings under lines of credit up to the maximum amount described in
Schedule 5.1(s)) of any of the foregoing;

      (d) Debt of Cable Systems and its Designated Subsidiaries incurred in connection with Capital Leases, purchase money Debt of Cable Systems and its Designated Subsidiaries and other Debt in an aggregate amount not to exceed $10,000,000 on any date of determination (which may be secured to the extent permitted by Sections 10.2(g) and 10.2(h));

      (e) Debt of any Borrower or any Wholly-Owned Subsidiary of a Borrower payable solely to another Borrower or Wholly-Owned Subsidiary of a Borrower; and

      (f)   any Parent Subordinated Debt.

      SECTION 10.2 Limitations on Liens. Create, incur, assume or suffer to exist, any Lien on or with respect to any of its assets or properties (including without limitation shares of capital stock or other ownership interests), real or personal, whether now owned or hereafter acquired, except:

      (a) Liens for taxes, assessments and other governmental charges or levies (excluding any Lien imposed pursuant to any of the provisions of ERISA or Environmental Laws) not yet due or as to which the period of grace (not to exceed thirty (30) days), if any, related thereto has not expired;

      (b) the claims of materialmen, mechanics, carriers, warehousemen, processors or landlords for labor, materials, supplies or rentals incurred in the ordinary course of business, (i) which are not overdue for a period of more than thirty (30) days or (ii) which are being contested in good faith and by appropriate proceedings;

      (c) Liens consisting of deposits or pledges made in the ordinary course of business in connection with, or to secure payment of, obligations under workers' compensation, unemployment insurance or similar legislation;

      (d) Liens constituting encumbrances in the nature of zoning restrictions, easements and rights or restrictions of record on the use of real property, which in the aggregate are not substantial in amount and which do not, in any case, detract from the value of such property or impair the use thereof in the ordinary conduct of business;

      (e) Liens of the Administrative Agent for the benefit of the Administrative Agent and the Lenders;

      (f) Liens not otherwise permitted by this Section 10.2 and in existence on the Closing Date and described on Schedule 10.2, any Liens with respect to Debt permitted by Section 10.1(c) which Liens encumber assets that are transferred to the Borrower or any of its Designated Subsidiaries as part of the Intergroup Asset Transfers and any Liens on any refinanced Debt permitted by Section 10.1(c);

      (g) (i) Liens evidencing the interest of the lessor under any Capital Lease permitted by Section 10.1(d); and (ii) Liens securing purchase money Debt permitted under Section 10.1(d); provided, that (A) such Liens shall be created within ninety (90) days after the acquisition of the related asset,
(B) such Liens do not at any time encumber any property other than the property financed by such Debt, (C) the amount of Debt secured thereby is not increased and (iv) the principal amount of Debt secured by any such Lien shall at no time exceed seventy percent (70%) of the original purchase price of such property at the time it was acquired; and

      (h) other Liens securing Debt otherwise permitted under Section 10.1, the principal amount of which outstanding at any one time in the aggregate does not exceed $500,000.

      SECTION 10.3 Limitations on Loans, Advances, Investments and Acquisitions. Purchase, own, invest in or otherwise acquire, directly or indirectly, any capital stock, interests in any partnership or joint venture (including without limitation the creation or capitalization of any Subsidiaries), evidence of Debt or other obligation or security, substantially all or a portion of the business or assets of any other Person or any other investment or interest whatsoever in any other Person, or make or permit to exist, directly or indirectly, any loans, advances or extensions of credit to, or any investment in cash or by delivery of property in, any Person, or enter into, directly or indirectly, any commitment or option in respect of the foregoing except:

      (a) (i) investments existing on the Closing Date in Subsidiaries of Cable Systems existing on the Closing Date, (ii) the other existing loans, advances and investments described on Schedule 10.3, (iii) investments after the Closing Date in any Borrower, (iv) investments (excluding any investment made in Home Link pursuant to Section 10.3(f)) after the Closing Date in any Subsidiary of Cable Systems which is not a Borrower (and after giving effect to the applicable investment and any concurrent investment made by Cable Systems or any of its Designated Subsidiaries pursuant to Section 10.3(e)) in an aggregate amount not to exceed (A) $15,000,000 less (B) the aggregate amount of the investments made by Cable Systems and its Designated Subsidiaries pursuant to Section 10.3(e) and (v) the RCN Investment, the Notes Capitalization and the RCN Stock Contribution.

      (b) investments in (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency thereof maturing within 120 days from the date of acquisition thereof, (ii) commercial paper maturing no more than 120 days from the date of creation thereof and at the time of purchase having the highest rating obtainable from either Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. or Moody's Investors Service, Inc., (iii) certificates of deposit maturing no more than 120 days from the date of creation thereof issued by commercial banks incorporated under the laws of the United States of America or any state thereof, or branches of any foreign bank registered and licensed under the applicable laws of the United States of America or any state thereof, each having combined capital, surplus and undivided profits of not less than $500,000,000 and having a rating of "A" or better by a nationally recognized rating agency, (iv) time deposits maturing no more than 30 days from the date of creation thereof with commercial banks or savings banks or savings and loan associations each having membership either in the FDIC or the deposits of which are insured by the FDIC and in amounts not exceeding the maximum amounts of insurance thereunder, or (v) money market mutual funds;

      (c) investments by Cable Systems or any of its Designated Subsidiaries in the form of acquisitions of all or substantially all of the business or line of business (whether by the acquisition of capital stock, assets or any combination of both) of any other Person using the capital stock of Cable Systems, Cable Systems Holdings or any Subsidiary of Cable Systems Holdings (other than a subsidiary of Cable Systems), as consideration for such acquisition; provided that Cable Systems or any of its Designated Subsidiaries may not use Disqualified Stock as consideration;

      (d) investments not otherwise permitted by Section 10.3(c) by Cable Systems or any of its Designated Subsidiaries in the form of acquisitions for cash or property of all or substantially all of the business or a line of business (whether by the acquisition of capital stock, assets or any combination thereof) of any other Person, in an amount not to exceed $12,000,000 individually for any such acquisition and $20,000,000 in the aggregate during the term of this Agreement;

      (e) the purchase of or other investment in the capital stock or other equity interests of any other Person which investment shall not result in such Person being a Subsidiary hereunder, in an aggregate amount (after giving effect to such investment and any concurrent investment made by Cable Systems and its Designated Subsidiaries pursuant to Section 10.3(a)(iv)) not to exceed
(A) $15,000,000 less (B) the aggregate amount of the investments made by Cable Systems and its Designated Subsidiaries pursuant to Section 10.3(a)(iv); and

      (f) any investment in Home Link consisting of a loan thereto; provided, that prior to any such investment, Home Link shall have executed a promissory note in an amount no less than such investment in favor of the applicable Borrower and such note shall have been pledged by such Borrower to the Administrative Agent for the ratable benefit of the Administrative Agent and the Lenders on terms and conditions reasonably satisfactory to the Administrative Agent and Lenders and the Borrower and Home Link shall have delivered such additional documentation reasonably requested by the Administrative Agent consistent with Article V confirming such pledge.

      SECTION 10.4 Limitations on Mergers and Liquidation. Merge, consolidate or enter into any similar combination with any other Person or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution) except:

      (a) any Wholly-Owned Designated Subsidiaries of the Borrowers may merge with any other Wholly-Owned Designated Subsidiaries of the Borrowers;

      (b) any Wholly-Owned Designated Subsidiaries may merge into the Person such Wholly-Owned Designated Subsidiaries was formed to acquire in connection with an acquisition permitted by Section 10.3(c);

      (c) any Wholly-Owned Designated Subsidiaries of the Borrowers may wind-up into the Borrowers or any other Wholly-Owned Designated Subsidiaries of the Borrowers; and

      (d) Cable Systems may merge or consolidate with any Person; provided, that Cable Systems is the surviving Person and the Borrowers are in compliance after such merger or consolidation with all terms and covenants contained in this Agreement and the other Loan Documents.

      SECTION 10.5 Limitations on Sale of Assets. Convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, the sale of any receivables and leasehold interests and any sale-leaseback or similar transaction), whether now owned or hereafter acquired except:

      (a)   the sale of inventory in the ordinary course of business;

      (b) the sale of assets no longer used or usable in the business of Cable Systems or any of its Designated Subsidiaries;

      (c) the transfer of assets to the Borrowers or any other Wholly-Owned Designated Subsidiaries pursuant to Section 10.4(c);

      (d) the sale or discount of accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof;

      (e) the sale of assets that for the four fiscal quarters ending immediately prior to such sale generated less than ten percent (10%) of the Operating Cash Flow of Cable Systems and its Designated Subsidiaries for such four fiscal quarter period; provided, that during the term of the Credit Facility, aggregate sales of assets under this subsection may not exceed twenty percent (20%) of Operating Cash Flow accumulated from the Closing Date to the date of the most recent sale of assets without the written consent of the Required Lenders; and provided further, that Cable Systems and its Designated Subsidiaries will comply with Section 2.3(c) with respect to the proceeds of any sale under this Section 10.5(e); and

      (f) the RCN Stock Contribution, the Notes Capitalization, the Cable Pennsylvania Distribution, the Internal Michigan Cable Distribution and the Intergroup Asset Transfers.

      SECTION 10.6 Limitations on Restricted Payments. Make any Restricted Payment or make any change in its capital structure; provided that:

      (a)   any Borrower may pay dividends in shares of its own capital stock;

      (b)   any Designated Subsidiary may pay cash dividends to Cable Systems;

      (c) prior to the Internal Michigan Cable Distribution, if Cable Systems shall receive any dividend from CCSM paid pursuant to Section 10.6(c) of the CCSM Credit Facility, Cable Systems may, and hereby agrees that it shall, pay a cash dividend to C-TEC in an amount equal to the amount so received from CCSM;

      (d) Cable Systems may make a Restricted Payment in any fiscal quarter so long as Cable Systems and its Designated Subsidiaries, after giving effect to such Restricted Payment and any other Restricted Payments made during such fiscal quarter, would be in compliance with Section 9.3 as of the immediately preceding fiscal quarter end if all such Restricted Payments had been made on the last day of such fiscal quarter; and

      (e) Cable Systems may make the Cable Pennsylvania Distribution and the Internal Michigan Cable Distribution and Cable Systems and its Designated Subsidiaries may effect the Cable Notes Capitalization.

      SECTION 10.7 Limitations on Exchange and Issuance of Capital Stock. Issue, sell or otherwise dispose of any class or series of capital stock of it that, by its terms or by the terms of any security into which it is convertible or exchangeable, is, or upon the happening of an event or passage of time would be, (a) convertible or exchangeable into Debt or (b) required to be redeemed or repurchased, including at the option of the holder, in whole or in part, or has, or upon the happening of an event or passage of time would have, a redemption or similar payment due (other than in any case by the giving of an optional notice of redemption by the Issuer thereof).

      SECTION 10.8      Transactions with Affiliates.  Directly or indirectly:
(a) make any loan or advance to, or purchase or assume any note or other obligation to or from, any of its officers, directors, shareholders or other Affiliates, or to or from any member of the immediate family of any of its officers, directors, shareholders or other Affiliates, or subcontract any operations to any of its Affiliates, or (b) enter into, or be a party to, any transaction with any of its Affiliates (an "Affiliate Transaction"), except pursuant to the reasonable requirements of its business and upon fair and reasonable terms that are no less favorable to it than it would obtain in a comparable arm's length transaction with a Person not its Affiliate, provided that the foregoing provisions of this Section shall not prohibit: (i) agreements with or for the benefit of employees of Cable Systems or any of its Subsidiaries regarding bridge home loans and other loans necessitated by the relocation of such employee, or regarding short-term hardship advances or routine advances for business expenses in the ordinary course of business;
(ii) any Borrower making a Restricted Payment permitted by Section 10.6; (iii) any transaction solely among the Borrowers; (iv) any borrowing or payment of principal or interest on any Debt permitted by Section 10.1; (v) any Affiliate Transaction pursuant to agreements or other arrangements in effect on the date hereof or otherwise consistent with past practice (and any renewal, replacement or modification of any such agreement or arrangement on terms that are not materially more adverse to the Borrower in question); (vi) the consummation of the Reorganization; (vii) any Affiliate Transaction entered into in connection with the Reorganization and described in the information statement, included in the related registration statement on SEC Form 10, made available to the shareholders of C-TEC in connection with the distribution to them of shares of stock of Cable Systems Holdings (and any renewal, replacement or modification of the terms of any such Affiliate Transaction on terms that are not materially more adverse to the Borrower in question);
(viii) any particular Affiliate Transaction between Cable Systems or another Borrower and Cable Systems Holdings or one of its Subsidiaries (other than Cable Systems or another Borrower) so long as such Affiliate Transaction together with any current Affiliate Transaction, taken as a whole, are pursuant to the reasonable requirements of the business of Cable Systems and its Designated Subsidiaries and constitute fair and reasonable terms to Cable Systems and its Designated Subsidiaries, taken as a whole; or (ix) any Affiliate Transaction in which the amount involved does not exceed $100,000; provided further, that in any Fiscal Year the aggregate amount paid by Cable Systems and its Designated Subsidiaries to C-TEC, to other Subsidiaries of C-TEC, to Cable Systems Holdings, to other Subsidiaries of Cable Systems Holdings, to CCSM and to Subsidiaries of CCSM for the provision of administrative and management services of substantially the same nature, scope and timing as those prior to the date of the Distributions shall not exceed six percent (6%) of the Combined gross revenues of Cable Systems and its Designated Subsidiaries for such Fiscal Year.

      SECTION 10.9 Certain Accounting Changes. Change its Fiscal Year end, or make any change in its accounting practices except as required or permitted by GAAP and in accordance with Section 13.9.

      SECTION 10.10 Restrictive Agreements. Enter into any Debt which contains any negative pledge on assets or which restricts, limits or otherwise encumbers (a) its ability to incur Liens on or with respect to any of its assets or properties other than the assets or properties securing such Debt or
(b) the ability of any Designated Subsidiary to make any payment to any Borrower (in the form of dividends, intercompany advances or otherwise); provided, that any Debt permitted to be refinanced pursuant to Section 10.1(c) may, after any such refinancing, include terms that are not materially more restrictive than the terms in existence on the Closing Date with respect to such Debt.

                                ARTICLE XI

                           DEFAULT AND REMEDIES

      SECTION 11.1 Events of Default. Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any Governmental Authority or otherwise:

      (a) Default in Payment of Principal of Loans. The Borrowers shall default in any payment of principal of any Loan or Note when and as due (whether at maturity, by reason of acceleration or otherwise).

      (b) Other Payment Default. The Borrowers shall default in the payment when and as due (whether at maturity, by reason of acceleration or otherwise) of interest on any Loan or Note or any fees hereunder, and such default shall continue unremedied for five (5) Business Days.

      (c) Misrepresentation. Any representation or warranty made or deemed to be made by Cable Systems or any of its Designated Subsidiaries under this Agreement, any Loan Document or any amendment hereto or thereto, shall at any time prove to have been incorrect or misleading in any material respect when made or deemed made.

      (d) Default in Performance of Certain Covenants. The Borrowers shall default in the performance or observance of any covenant or agreement contained in Section 7.5(e) or Articles IX or X (other than Sections 10.8 or 10.9) of this Agreement.

      (e) Default in Performance of Other Covenants and Conditions. Cable Systems or any of its Designated Subsidiaries shall default in the performance or observance of any term, covenant, condition or agreement contained in this Agreement (other than as specifically provided for in this Section 11.1) or any other Loan Document and such default shall continue for a period of thirty
(30) days after written notice thereof has been given to the Borrowers by the Administrative Agent.

      (f) Hedging Agreement. Any termination payment shall be due by the Borrowers under any Hedging Agreement and such amount is not paid within five
(5) Business Days of the due date thereof.

      (g) Debt Cross-Default. Cable Systems or any of its Designated Subsidiaries shall (i) default in the payment of any Debt (other than the Notes) the aggregate outstanding amount of which Debt is in excess of $1,000,000 beyond the period of grace if any, provided in the instrument or agreement under which such Debt was created, or (ii) default in the observance or performance of any other agreement or condition relating to any Debt (other than the Notes) the aggregate outstanding amount of which Debt is in excess of $1,000,000 or contained in any instrument or agreement evidencing, securing or relating thereto or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Debt (or a trustee or agent on behalf of such holder or holders) to cause, with the giving of notice if required, any such Debt to become due prior to its stated maturity (any applicable grace period having expired).

      (h) Change in Control. (i) Prior to the Spinoff Date, (A) PKS shall cease to hold, either directly or indirectly through one or more PKS Entities,
(1) C-TEC Shares constituting at least thirty percent (30%) of the number of the Pro Forma Outstanding C-TEC Shares or (2) C-TEC Voting Shares constituting at least thirty percent (30%) of the voting power represented by the Pro Forma Outstanding C-TEC Voting Shares, (B) any person (other than PKS or a PKS Entity) or group of persons (within the meaning of Section 13(d) (other than any group comprised principally of PKS and PKS Entities)) shall have acquired in one or more series of transactions beneficial ownership (within the meaning of Section 13(d)) of (1) more than fifty-one percent (51%) of the outstanding C-TEC Shares or (2) C-TEC Voting Shares constituting more than fifty-one percent (51%) of the voting power represented by the outstanding C-TEC Voting Shares or (C) C-TEC shall cease to hold, directly or indirectly, all of the outstanding shares of capital stock of Cable Systems; or

      (ii) After the Spinoff Date, (A) PKS shall cease to hold, either directly or indirectly through one or more PKS Entities, (1) CSH Shares constituting at least thirty percent (30%) of the number of the Pro Forma Outstanding CSH Shares or (2) CSH Voting Shares constituting at least thirty percent (30%) of the voting power represented by the Pro Forma Outstanding CSH Voting Shares, (B) any person (other than PKS or a PKS Entity) or group of persons (within the meaning of Section 13(d) (other than any group comprised principally of PKS and PKS Entities)) shall have acquired in one or more series of transactions beneficial ownership (within the meaning of Section 13(d)) of (1) more than fifty-one percent (51%) of the outstanding CSH Shares or (2) CSH Voting Shares constituting more than fifty-one percent (51%) of the voting power represented by the outstanding CSH Voting Shares or (C) Cable Systems Holdings shall cease to hold, directly or indirectly, all of the outstanding shares of capital stock of Cable Systems.

      (iii)  As used in Sections 11.1(h)(i) and 11.1(h)(ii):

            (A) "comprised principally" means, with respect to determining whether any group of persons (within the meaning of Section 13(d)) is comprised principally of PKS and PKS Entities, that PKS and PKS Entities that are members of such group beneficially own (within the meaning of Section 13(d)) in the aggregate at least 51% of the relevant shares beneficially owned (within the meaning of Section 13(d)) by all members of such group (calculated in each case, however, without giving effect to any provisions of Section 13(d) that attribute to each member of such group ownership of such shares beneficially owned by other members of such group on account of having shared voting power);

            (B) "CSH Shares" means shares of common stock (of any class, if there are two or more classes of common stock) of Cable Systems Holdings;

            (C) "CSH Voting Shares" means any CSH Shares and any other shares of capital stock of Cable Systems Holdings having ordinary power to vote for the election of directors of Cable Systems Holdings;

            (D) "C-TEC Shares" means shares of C-TEC Common Stock, par value $1.00 per share, and shares of C-TEC Class B Common Stock, par value $1.00 per share;

            (E) "C-TEC Voting Shares" means any C-TEC Shares and any other shares of capital stock of C-TEC having ordinary power to vote for the election of directors of C-TEC.

            (F) "PKS" means Peter Kiewit Sons' Inc. and its successors;

            (G) "PKS Entity" means (i) any corporation of which securities having ordinary voting power to elect a majority of the board of directors of such corporation are held of record or through a nominee by PKS or another PKS Entity (or some combination thereof), (ii) any partnership if at least a majority of the value of its general partnership interests are held of record or through a nominee by PKS or another PKS Entity (or some combination thereof) and (iii) any limited liability or similar company if securities or other equity interests having ordinary voting power to elect or appoint a majority of the managing members of such company are held of record or through a nominee by PKS or another PKS Entity (or some combination thereof);

            (H) "Pro Forma Outstanding" means as of any date of determination:

                  (1) with reference to C-TEC Shares and C-TEC Voting Shares,
      (a) the number of such Shares outstanding on such date less (b) the number of Shares issued after the date hereof (i) for cash, (ii) in consideration for the acquisition of any investment (including by way of merger) or property or the provision of services, (iii) upon the exercise of any warrant, option, convertible security or similar instrument issued after the date hereof for any consideration described in the foregoing clauses (i) and (ii) or (iv) in connection with the establishment or operation of any employee stock option plan or similar employee benefit arrangement hereafter adopted by C-TEC or any of its Wholly-Owned Subsidiaries; and

                  (2) with reference to CSH Shares and CSH Voting Shares, (a) the number of such Shares outstanding on such date less (b) the number of Shares issued after the Spinoff Date (i) for cash, (ii) in consideration for the acquisition of any investment (including by way of merger) or property or the provision of services, (iii) upon the exercise of any warrant, option, convertible security or similar instrument issued after the Spinoff Date for any consideration described in the foregoing clauses (i) and (ii) or (iv) in connection with the establishment or operation of any employee stock option plan or similar employee benefit arrangement adopted after the Spinoff Date by Cable Systems Holdings or any of its Wholly-Owned Subsidiaries;

            (I) "Section 13(d)" means Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations relating to such section promulgated by the Securities and Exchange Commission; and

            (J) "Spinoff Date" means the date during the consummation of the Reorganization when Cable Systems ceases to be, directly or indirectly, a Wholly-Owned Subsidiary of C-TEC.

      (i) Voluntary Bankruptcy Proceeding. Cable Systems or any of its Designated Subsidiaries shall (i) commence a voluntary case under the federal bankruptcy laws (as now or hereafter in effect), (ii) file a petition seeking to take advantage of any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or composition for adjustment of debts, (iii) consent to or fail to contest in a timely and appropriate manner any petition filed against it in an involuntary case under such bankruptcy laws or other laws, (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of its property, domestic or foreign, (v) admit in writing its inability to pay its debts as they become due, (vi) make a general assignment for the benefit of creditors, or (vii) take any corporate action for the purpose of authorizing any of the foregoing.

      (j) Involuntary Bankruptcy Proceeding. A case or other proceeding shall be commenced against Cable Systems or any of its Designated Subsidiaries in any court of competent jurisdiction seeking (i) relief under the federal bankruptcy laws (as now or hereafter in effect) or under any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or adjustment of debts, or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like for Cable Systems or any of its Designated Subsidiaries or for all or any substantial part of their respective assets, domestic or foreign, and such case or proceeding shall continue undismissed or unstayed for a period of sixty (60) consecutive days, or an order granting the relief requested in such case or proceeding (including, but not limited to, an order for relief under such federal bankruptcy laws) shall be entered.

      (k) Failure of Agreements. Any provision of this Agreement or of any other Loan Document with respect to any material (in the reasonable judgement thereof) rights and remedies of the Administrative Agent and Lenders hereunder or thereunder shall for any reason cease to be valid and binding on Cable Systems or any of its Designated Subsidiaries party thereto or any such Person shall so state in writing, or this Agreement or any other Security Document shall for any reason cease to create a valid and perfected first priority Lien on, or security interest in, any of the collateral purported to be covered thereby, in each case other than in accordance with the express terms hereof or thereof.

      (l)   Termination Event.  The occurrence of any of the following events:
(i) any Borrower or any ERISA Affiliate fails to make full payment when due of all amounts which, under the provisions of any Pension Plan or Section 412 of the Code, the Borrowers or any ERISA Affiliate is required to pay as contributions thereto, (ii) an accumulated funding deficiency in excess of $1,000,000 occurs or exists, whether or not waived, with respect to any Pension Plan, (iii) a Termination Event or (iv) any Borrower or any ERISA Affiliate as employers under one or more Multiemployer Plan makes a complete or partial withdrawal from any such Multiemployer Plan and the plan sponsor of such Multiemployer Plans notifies such withdrawing employer that such employer has incurred a withdrawal liability requiring payments in an amount exceeding $1,000,000.

      (m) Judgment. A judgment or order for the payment of money which causes the aggregate amount of all such judgments to exceed $500,000 in any Fiscal Year shall be entered against Cable Systems or any of its Designated Subsidiaries by any court and such judgment or order shall continue undischarged or unstayed for a period of thirty (30) days.

      (n) Related Financings. Either the C-TEC Credit Facility or the CCSM Credit Facility does not close within sixty (60) days of the Closing Date.

      SECTION 11.2 Remedies. Upon the occurrence of an Event of Default, with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrowers:

      (a) Acceleration; Termination of Facilities. Declare the principal of and interest on the Loans and the Notes at the time outstanding, and all other amounts owed to the Lenders and to the Administrative Agent under this Agreement or any of the other Loan Documents and all other Obligations, to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in this Agreement or the other Loan Documents to the contrary notwithstanding, and terminate the Credit Facility and any right of the Borrowers to request borrowings thereunder; provided, that upon the occurrence of an Event of Default specified in Section 11.1(i) or (j), the Credit Facility shall be automatically terminated and all Obligations shall automatically become due and payable.

      (b) Rights of Collection. Exercise on behalf of the Lenders all of its other rights and remedies under this Agreement, the other Loan Documents and Applicable Law, in order to satisfy all of the Borrowers's Obligations.

      SECTION 11.3 Rights and Remedies Cumulative; Non-Waiver; etc. The enumeration of the rights and remedies of the Administrative Agent and the Lenders set forth in this Agreement is not intended to be exhaustive and the exercise by the Administrative Agent and the Lenders of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder or under the Loan Documents or that may now or hereafter exist in law or in equity or by suit or otherwise. No delay or failure to take action on the part of the Administrative Agent or any Lender in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Event of Default. No course of dealing between the Borrowers, the Administrative Agent and the Lenders or their respective agents or employees shall be effective to change, modify or discharge any provision of this Agreement or any of the other Loan Documents or to constitute a waiver of any Event of Default.


                                ARTICLE XII

                         THE ADMINISTRATIVE AGENT

      SECTION 12.1 Appointment. Each of the Lenders hereby irrevocably designates and appoints First Union as Administrative Agent of such Lender under this Agreement and the other Loan Documents and each such Lender irrevocably authorizes First Union as Administrative Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and such other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement or such other Loan Documents, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein and therein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or the other Loan Documents or otherwise exist against the Administrative Agent.

      SECTION 12.2 Delegation of Duties. The Administrative Agent may execute any of its respective duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by the Administrative Agent with reasonable care.

      SECTION 12.3 Exculpatory Provisions. Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact, Subsidiaries or Affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or the other Loan Documents (except for actions occasioned solely by its or such Person's own gross negligence or willful misconduct), or (b) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by Cable Systems or any of its Designated Subsidiaries or any officer thereof contained in this Agreement or the other Loan Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or the other Loan Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or the other Loan Documents or for any failure of Cable Systems or any of its Designated Subsidiaries to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, or to inspect the properties, books or records of Cable Systems or any of its Designated Subsidiaries.

      SECTION 12.4 Reliance by the Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrowers), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless such Note shall have been transferred in accordance with Section 13.10 hereof. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement and the other Loan Documents unless it shall first receive such advice or concurrence of the Required Lenders (or, when expressly required hereby or by the relevant other Loan Document, all the Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action except for its own gross negligence or willful misconduct. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the Notes in accordance with a request of the Required Lenders (or, when expressly required hereby, all the Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Notes.

      SECTION 12.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless it has received notice from a Lender or the Borrowers referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, it shall promptly give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

      SECTION 12.6 Non-Reliance on the Administrative Agent and Other Lenders. Each Lender expressly acknowledges that neither the Administrative Agent nor any of its respective officers, directors, employees, agents, attorneys-in-fact, Subsidiaries or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of Cable Systems or any of its Designated Subsidiaries, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of Cable Systems and its Designated Subsidiaries and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of Cable Systems and its Designated Subsidiaries. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder or by the other Loan Documents, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of Cable Systems or any of its Designated Subsidiaries which may come into the possession of the Administrative Agent or any of its respective officers, directors, employees, agents, attorneys-in-fact, Subsidiaries or Affiliates.

      SECTION 12.7 Indemnification. The Lenders agree to indemnify the Administrative Agent in its capacity as such and (to the extent not reimbursed by the Borrowers and without limiting the obligation of the Borrowers to do
so), ratably according to the respective amounts of their Commitment Percentages, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Notes or any Reimbursement Obligation) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or the other Loan Documents, or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Administrative Agent's bad faith, gross negligence or willful misconduct. The agreements in this Section 12.7 shall survive the payment of the Notes, any Reimbursement Obligation and all other amounts payable hereunder and the termination of this Agreement.

      SECTION 12.8 The Administrative Agent in Its Individual Capacity. The Administrative Agent and its respective Subsidiaries and Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrowers as though the Administrative Agent were not an Administrative Agent hereunder. With respect to any Loans made or renewed by it and any Note issued to it and with respect to any issued by it or participated in by it, the Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Administrative Agent, and the terms "Lender" and "Lenders" shall include the Administrative Agent in its individual capacity.

      SECTION 12.9 Resignation of the Administrative Agent; Successor Administrative Agent. Subject to the appointment and acceptance of a successor as provided below, the Administrative Agent may resign at any time by giving notice thereof to the Lenders and the Borrowers. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent, which successor shall have minimum capital and surplus of at least $500,000,000. If no successor Administrative Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the Administrative Agent's giving of notice of resignation, then the Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which successor shall have minimum capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Section 12.9 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.


                               ARTICLE XIII

                               MISCELLANEOUS

      SECTION 13.1      Notices.

      (a) Method of Communication. Except as otherwise provided in this Agreement, all notices and communications hereunder shall be in writing, or by telephone subsequently confirmed in writing. Any notice shall be effective if delivered by hand delivery or sent via telecopy, recognized overnight courier service or certified mail, return receipt requested, and shall be presumed to be received by a party hereto (i) on the date of delivery if delivered by hand or sent by telecopy, (ii) on the next Business Day if sent by recognized overnight courier service and (iii) on the third Business Day following the date sent by certified mail, return receipt requested. A telephonic notice to the Administrative Agent as understood by the Administrative Agent will be deemed to be the controlling and proper notice in the event of a discrepancy with or failure to receive a confirming written notice.

      (b) Addresses for Notices. Notices to any party shall be sent to it at the following addresses, or any other address as to which all the other parties are notified in writing.

      If to the Borrowers:     C-TEC Corporation
                               105 Carnegie Center
                               Princeton, NJ  08540
                               Attention:  Tim Stoklosa
                               Telephone No.: 609-734-3860
                               Telecopy No.:  609-734-3875

      With copies to:          Davis Polk & Wardwell
                               450 Lexington Avenue
                               New York, NY  10017
                               Attention:  John Fouhey, Esq.
                               Telephone No.: 212-450-4000
                               Telecopy No.:  212-450-4800

      If to First Union as     First Union National Bank
         Administrative Agent: One First Union Center, TW-10
                               301 South College Street
                               Charlotte, North Carolina 28288-0608
                               Attention:  Syndication Agency Services
                               Telephone No.: (704) 383-0281
                               Telecopy No.: (704) 383-0288

      If to any Lender: To the Address set forth on Schedule 1.1(a) hereto


      (c) Administrative Agent's Office. The Administrative Agent hereby designates its office located at the address set forth above, or any subsequent office which shall have been specified for such purpose by written notice to the Borrowers and Lenders, as the Administrative Agent's Office referred to herein, to which payments due are to be made and at which Loans will be disbursed.

      SECTION 13.2 Expenses; Indemnity. The Borrowers will (a) pay all reasonable out-of-pocket expenses of the Administrative Agent in connection with: (i) the preparation, execution and delivery of this Agreement and each other Loan Document, whenever the same shall be executed and delivered, including without limitation all out-of-pocket syndication and due diligence expenses and reasonable fees and disbursements of counsel (not to exceed $60,000) for the Administrative Agent and (ii) the preparation, execution and delivery of any waiver, amendment or consent by the Administrative Agent or the Lenders relating to this Agreement or any other Loan Document, including without limitation reasonable fees and disbursements of counsel for the Administrative Agent, (b) at any time when a Default has occurred and is continuing (or at any time thereafter with respect to any of the following undertaken during the existence of a Default), pay all reasonable out-of-pocket expenses of the Administrative Agent (and of the Lenders, but only if such Default is an Event of Default) in connection with the enforcement of any rights and remedies of the Administrative Agent and Lenders under the Credit Facility, including consulting with appraisers, accountants, engineers, attorneys and other Persons concerning the nature, scope or value of any right or remedy of the Administrative Agent or any Lender hereunder or under any other Loan Document or any factual matters in connection therewith, which expenses shall include without limitation the reasonable fees and disbursements of such Persons, and (c) defend, indemnify and hold harmless the Administrative Agent and the Lenders, and their respective parents, Subsidiaries, Affiliates, employees, agents, officers and directors, from and against any losses, penalties, fines, liabilities, settlements, damages, costs and expenses, suffered by any such Person in connection with any claim, investigation, litigation or other proceeding (whether or not the Administrative Agent or any Lender is a party thereto) and the prosecution and defense thereof, arising out of or in any way connected with the Agreement, any other Loan Document or the Loans, including without limitation reasonable attorney's and consultant's fees, except to the extent that any of the foregoing directly result from the gross negligence or willful misconduct of the party seeking indemnification therefor.

      SECTION 13.3 Set-off. In addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, upon and after the occurrence of any Event of Default and during the continuance thereof, the Lenders and any assignee or participant of a Lender in accordance with Section 13.10 are hereby authorized by the Borrowers at any time or from time to time, without notice to the Borrowers or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, time or demand, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by the Lenders, or any such assignee or participant to or for the credit or the account of the Borrowers against and on account of the Obligations irrespective of whether or not (a) the Lenders shall have made any demand under this Agreement or any of the other Loan Documents or (b) the Administrative Agent shall have declared any or all of the Obligations to be due and payable as permitted by Section 11.2 and although such Obligations shall be contingent or unmatured.

      SECTION 13.4 Governing Law. This Agreement, the Notes and the other Loan Documents, unless otherwise expressly set forth therein, shall be governed by, construed and enforced in accordance with the laws of the State of North Carolina, without reference to the conflicts or choice of law principles thereof.

      SECTION 13.5 Consent to Jurisdiction. The Borrowers hereby irrevocably consent to the personal jurisdiction of the state and federal courts located in Mecklenburg County, North Carolina, in any action, claim or other proceeding arising out of any dispute in connection with this Agreement, the Notes and the other Loan Documents, any rights or obligations hereunder or thereunder, or the performance of such rights and obligations. The Borrowers hereby irrevocably consent to the service of a summons and complaint and other process in any action, claim or proceeding brought by the Administrative Agent or any Lender in connection with this Agreement, the Notes or the other Loan Documents, any rights or obligations hereunder or thereunder, or the performance of such rights and obligations, on behalf of itself or its property, in the manner specified in Section 13.1. Nothing in this Section 13.5 shall affect the right of the Administrative Agent or any Lender to serve legal process in any other manner permitted by Applicable Law or affect the right of the Administrative Agent or any Lender to bring any action or proceeding against the Borrowers or its properties in the courts of any other jurisdictions.

      SECTION 13.6      Binding Arbitration; Waiver of Jury Trial.

      (a) Binding Arbitration. Upon demand of any party, whether made before or after institution of any judicial proceeding, any dispute, claim or controversy arising out of, connected with or relating to the Notes or any other Loan Documents ("Disputes"), between or among parties to the Notes or any other Loan Document shall be resolved by binding arbitration as provided herein. Institution of a judicial proceeding by a party does not waive the right of that party to demand arbitration hereunder. Disputes may include, without limitation, tort claims, counterclaims, claims brought as class actions, claims arising from Loan Documents executed in the future, or claims concerning any aspect of the past, present or future relationships arising out of or connected with the Loan Documents. Arbitration shall be conducted under and governed by the Commercial Financial Disputes Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association and Title 9 of the U.S. Code. All arbitration hearings shall be conducted in Charlotte, North Carolina. The expedited procedures set forth in Rule 51, et seq. of the Arbitration Rules shall be applicable to claims of less than $500,000. All applicable statutes of limitation shall apply to any Dispute. A judgment upon the award may be entered in any court having jurisdiction. The panel from which all arbitrators are selected shall be comprised of licensed attorneys. The single arbitrator selected for expedited procedure shall be a retired judge from the highest court of general jurisdiction, state or federal, of the state where the hearing will be conducted. Notwithstanding the foregoing, this paragraph shall not apply to any Hedging Agreement that is a Loan Document.

      (b) Jury Trial. TO THE EXTENT PERMITTED BY LAW, THE ADMINISTRATIVE AGENT, EACH LENDER AND THE BORROWERS HEREBY IRREVOCABLY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL WITH RESPECT TO ANY ACTION, CLAIM OR OTHER PROCEEDING ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, THE NOTES OR THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER, OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS.

      (c) Preservation of Certain Remedies. Notwithstanding the preceding binding arbitration provisions, the parties hereto and the other Loan Documents preserve, without diminution, certain remedies that such Persons may employ or exercise freely, either alone, in conjunction with or during a Dispute. Each such Person shall have and hereby reserves the right to proceed in any court of proper jurisdiction or by self help to exercise or prosecute the following remedies: (i) all rights to foreclose against any real or personal property or other security by exercising a power of sale granted in the Loan Documents or under applicable law or by judicial foreclosure and sale, (ii) all rights of self help including peaceful occupation of property and collection of rents, set off, and peaceful possession of property, (iii) obtaining provisional or ancillary remedies including injunctive relief, sequestration, garnishment, attachment, appointment of receiver and in filing an involuntary bankruptcy proceeding, and (iv) when applicable, a judgment by confession of judgment. Preservation of these remedies does not limit the power of an arbitrator to grant similar remedies that may be requested by a party in a Dispute.

      SECTION 13.7 Reversal of Payments. To the extent the Borrowers make a payment or payments to the Administrative Agent for the ratable benefit of the Lenders or the Administrative Agent receives any payment or proceeds of the collateral which payments or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds repaid, the Obligations or part thereof intended to be satisfied shall be revived and continued in full force and effect as if such payment or proceeds had not been received by the Administrative Agent.

      SECTION 13.8      Injunctive Relief; Punitive Damages.

      (a) The Borrowers recognize that, in the event the Borrowers fail to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy of law may prove to be inadequate relief to the Lenders. Therefore, the Borrowers agree that the Lenders, at the Lenders' option, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

      (b) The Administrative Agent, Lenders and Borrowers hereby agree that no such Person shall have a remedy of punitive or exemplary damages against any other party to a Loan Document and each such Person hereby waives any right or claim to punitive or exemplary damages that they may now have or may arise in the future in connection with any Dispute, whether such Dispute is resolved through arbitration or judicially.

      SECTION 13.9 Accounting Matters. All financial and accounting calculations, measurements and computations made for any purpose relating to this Agreement, including, without limitation, all computations utilized by Cable Systems or any its Designated Subsidiaries to determine compliance with any covenant contained herein, shall, except as otherwise expressly contemplated hereby or unless there is an express written direction by the Administrative Agent to the contrary agreed to by the Borrowers, be performed in accordance with GAAP as in effect from time to time.

      SECTION 13.10     Successors and Assigns; Participations.

      (a) Benefit of Agreement. This Agreement shall be binding upon and inure to the benefit of the Borrowers, the Administrative Agent and the Lenders, all future holders of the Notes, and their respective successors and assigns, except that the Borrowers shall not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

      (b) Assignment by Lenders. Each Lender may, with the consent of the Administrative Agent and Cable Systems, which consents shall not be unreasonably withheld (and which consent of Cable Systems shall not be required during the continuance of an Event of Default), assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement (including, without limitation, all or a portion of the Loans at the time owing to it and the Notes held by it); provided that:

               (i) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Lender's rights and obligations under this Agreement;

              (ii) if less than all of the assigning Lender's Commitment is to be assigned, the Commitment so assigned shall not be less than $5,000,000;

             (iii) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance in the form of Exhibit G attached hereto (an "Assignment and Acceptance"), together with any Note or Notes subject to such assignment;

              (iv) such assignment shall not, without the consent of the Borrowers, require the Borrowers to file a registration statement with the Securities and Exchange Commission or apply to or qualify the Loans or the Notes under the blue sky laws of any state; and

               (v) the assigning Lender shall pay to the Administrative Agent an assignment fee of $3,000 upon the execution by such Lender of the Assignment and Acceptance; provided that no such fee shall be payable upon any assignment by a Lender to an Affiliate thereof.

Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, (A) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereby and (B) the Lender thereunder shall, to the extent provided in such assignment, be released from its obligations under this Agreement.

      (c) Rights and Duties Upon Assignment. By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as set forth in such Assignment and Acceptance.

      (d) Register. The Administrative Agent shall maintain a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders and the amount of the Loans with respect to each Lender from time to time (the "Register"). The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrowers, the Administrative Agent and the Lenders may treat each person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers or Lender at any reasonable time and from time to time upon reasonable prior notice.

      (e) Issuance of New Notes. Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Eligible Assignee together with any Note or Notes subject to such assignment and the written consent to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is substantially in the form of Exhibit G:

               (i)      accept such Assignment and Acceptance;

              (ii) record the information contained therein in the Register;

             (iii) give prompt notice thereof to the Lenders and the Borrowers; and

              (iv) promptly deliver a copy of such Assignment and Acceptance to the Borrowers.

Within five (5) Business Days after receipt of notice, the Borrowers shall execute and deliver to the Administrative Agent, in exchange for the surrendered Note or Notes, a new Note or Notes to the order of such Eligible Assignee in amounts equal to the Commitment assumed by it pursuant to such Assignment and Acceptance and a new Note or Notes to the order of the assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of the assigned Notes delivered to the assigning Lender. Each surrendered Note or Notes shall be canceled and returned to the Borrowers.

      (f) Participations. Each Lender may sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Loans and the Notes held by it); provided that:

               (i) such Lender's obligations under this Agreement (including, without limitation, its Commitment) shall remain unchanged;

              (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations;

             (iii) such Lender shall remain the holder of the Notes held by it for all purposes of this Agreement;

              (iv) the Borrowers, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement;

               (v) such Lender shall not permit such participant the right to approve any waivers, amendments or other modifications to this Agreement or any other Loan Document other than waivers, amendments or modifications which would reduce the principal of or the interest rate on any Loan or Reimbursement Obligation, extend the term or increase the amount of the Commitment, reduce the amount of any fees to which such participant is entitled, extend any scheduled payment date for principal of any Loan or, except as expressly contemplated hereby or thereby, release substantially all of the Collateral; and

              (vi) any such disposition shall not, without the consent of the Borrowers, require the Borrowers to file a registration statement with the Securities and Exchange Commission to apply to qualify the Loans or the Notes under the blue sky law of any state.

      (g) Disclosure of Information; Confidentiality. The Administrative Agent and the Lenders shall hold all non-public information with respect to the Borrowers obtained pursuant to the Loan Documents on a need-to-know basis for making and administering the credit basis in accordance with their customary procedures for handling confidential information; provided, that the Administrative Agent may disclose information relating to this Agreement to Gold Sheets and other similar bank trade publications, such information to consist of deal terms and other information customarily found in such publications. Any Lender may, in connection with any assignment, proposed assignment, participation or proposed participation pursuant to this Section 13.10, disclose to the assignee, participant, proposed assignee or proposed participant, any information relating to the Borrowers furnished to such Lender by or on behalf of the Borrowers; provided, that prior to any such disclosure, each such assignee, proposed assignee, participant or proposed participant shall agree with the Borrowers or such Lender to preserve the confidentiality of any confidential information relating to the Borrowers received from such Lender.

      (h) Certain Pledges or Assignments. Nothing herein shall prohibit any Lender from pledging or assigning any Note to any Federal Reserve Bank in accordance with Applicable Law.

      SECTION 13.11 Amendments, Waivers and Consents. Except as set forth below, any term, covenant, agreement or condition of this Agreement or any of the other Loan Documents may be amended or waived by the Lenders, and any consent given by the Lenders, if, but only if, such amendment, waiver or consent is in writing signed by the Required Lenders (or by the Administrative Agent with the consent of the Required Lenders) and delivered to the Administrative Agent and, in the case of an amendment, signed by the Borrowers; provided, that no amendment, waiver or consent shall (a) increase the amount or extend the time of the obligation of the Lenders to make Loans (including without limitation pursuant to Section 2.6), (b) extend the originally scheduled time or times of payment of the principal of any Loan or the time or times of payment of interest on any Loan, (c) reduce the rate of interest or fees payable on any Loan, (d) permit any subordination of the principal or interest on any Loan, (e) release any Security Document (other than as specifically permitted in this Agreement or the applicable Security Document), (f) amend the provisions of this Section 13.11 or the definition of Required Lenders, (g) amend the provisions of Section 4.4 providing that all payments to the Lenders shall be pro rata in accordance with their respective Commitment Percentages or (h) amend the several nature of the obligations of the Lenders under this Agreement, without the prior written consent of each Lender. In addition, no amendment, waiver or consent to the provisions of
Article XII shall be made without the written consent of the Administrative
Agent.

      SECTION 13.12 Performance of Duties. The Borrowers's obligations under this Agreement and each of the Loan Documents shall be performed by the Borrowers at its sole cost and expense.

      SECTION 13.13 All Powers Coupled with Interest. All powers of attorney and other authorizations granted to the Lenders, the Administrative Agent and any Persons designated by the Administrative Agent or any Lender pursuant to any provisions of this Agreement or any of the other Loan Documents shall be deemed coupled with an interest and shall be irrevocable so long as any of the Obligations remain unpaid or unsatisfied or the Credit Facility has not been terminated.

      SECTION 13.14 Survival of Indemnities. Notwithstanding any termination of this Agreement, the indemnities to which the Administrative Agent and the Lenders are entitled under the provisions of this Article XIII and any other provision of this Agreement and the Loan Documents shall continue in full force and effect and shall protect the Administrative Agent and the Lenders against events arising after such termination as well as before.

      SECTION 13.15 Titles and Captions. Titles and captions of Articles, Sections and subsections in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.

      SECTION 13.16 Severability of Provisions. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

      SECTION 13.17 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together shall constitute one and the same agreement.

      SECTION 13.18 Term of Agreement. This Agreement shall remain in effect from the Closing Date through and including the date upon which all Obligations shall have been indefeasibly and irrevocably paid and satisfied in full. No termination of this Agreement shall affect the rights and obligations of the parties hereto arising prior to such termination.

      SECTION 13.19 Cable Systems as Agent for Borrowers; Obligations Joint and Several; Contribution.

      (a) The Borrowers hereby irrevocably appoint and authorize Cable Systems (i) to provide the Administrative Agent with all notices with respect to Loans obtained for the benefit of any Borrower and all other notices and instructions under this Agreement and (ii) to take such action on behalf of the Borrowers as Cable Systems deems appropriate on its behalf to obtain Loans and to exercise such other powers as are reasonably incidental thereto to carry out the purposes of this Agreement.

      (b) All of the Borrowers shall be jointly and severally liable for the Obligations, however incurred. References to the Borrowers with respect to the Obligations or any portion thereof shall mean each Borrower on a joint and several basis.

      (c) To the extent any Borrower is required, by reason of its Obligations hereunder, to pay to the Administrative Agent and the Lenders an amount greater than the amount of the Loans actually made available to or for the account of such Borrower, such Borrower shall have an enforceable right of contribution and indemnity against the remaining Borrowers, and the remaining Borrowers shall be jointly and severally liable to such Borrower, for repayment of the full amount of such excess payment. Such Borrower shall be subrogated to any and all rights of the Administrative Agent and the Lenders against the remaining Borrowers to the extent of such excess payment. The rights of any Borrower to contribution, subrogation and indemnity under this
Section 13.19 or under Applicable Law shall in all events and all respects be subject and subordinate to the rights of the Administrative Agent and the Lenders under this Agreement and subject to the prior full, final and indefeasible payment to the Administrative Agent and the Lenders of all Obligations.

      (d) Notwithstanding anything to the contrary in this Agreement, the amount of any Borrower's obligations under this Section 13.19 shall in all events be limited to, but not in excess of, the maximum amount thereof not subject to avoidance or recovery by operation of Applicable Law governing bankruptcy, reorganization, receivership, arrangement, adjustment of debts, relief of debtors, dissolution, insolvency, fraudulent transfers or conveyances or other similar laws (including, without limitation, 11 U.S.C.
Section 546, Section 547, Section 548, Section 550 and other "avoidance" provisions of Title 11 of the United States Code) applicable at any time to such Borrower and this Agreement.

                        [Signature pages to follow]


      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers, all as of the day and year first written above.

[CORPORATE SEAL]                    C-TEC CABLE SYSTEMS, INC.


                                    By:
                                        ----------------------------------
                                       Name:
                                             -----------------------------
                                       Title:
                                             -----------------------------



[CORPORATE SEAL]                    COMVIDEO SYSTEMS, INC.


                                    By:
                                        ----------------------------------
                                       Name:
                                             -----------------------------
                                       Title:
                                             -----------------------------



[CORPORATE SEAL]                    C-TEC CABLE SYSTEMS OF NEW YORK, INC.


                                    By:
                                        ----------------------------------
                                       Name:
                                             -----------------------------
                                       Title:
                                             -----------------------------




                                    FIRST UNION NATIONAL BANK, as
                                    Administrative Agent and Lender


                                    By:
                                        ----------------------------------
                                       Name:
                                             -----------------------------
                                       Title:
                                             -----------------------------




                 SCHEDULE 1.1(a): LENDERS AND COMMITMENTS


                                                            COMMITMENT
                                                          AND COMMITMENT
LENDER                                                      PERCENTAGE
------                                                      ----------

First Union National Bank                                   $16,203,704.70
One First Union Center, TW-10                               12.9629629620%
301 South College Street
Charlotte, North Carolina 28288-0608
Attention:  Syndication Agency Services
Telephone No.: (704) 383-0281
Telecopy No.:  (704) 382-0288

Fleet National Bank                                         $13,425,925.93
One Federal Street                                          10.7407407400%
MA OF D0030
Boston, Massachusetts  02110
Attention:  Christine Campanelli
Telephone No.: (617) 346-4349
Telecopy No.:  (617) 346-4345

CoreStates Bank, N.A.                                       $13,425,925.93
1339 Chestnut Street                                        10.7407407400%
Philadelphia, Pennsylvania  19101
Attention:  Elizabeth Elmore
Telephone No.: (215) 786-4321
Telecopy No.:  (215) 786-7721

PNC Bank, National Association                              $13,425,925.93
21st Floor  Mail Stop F2-F070-21-1                          10.7407407400%
1600 Market Street
Philadelphia, Pennsylvania  19103
Attention:  Jerry Hauser
Telephone No.: (215) 585-6468
Telecopy No.:  (215) 585-6680

CIBC Wood Gundy Securities Corp.                            $13,425,925.93
425 Lexington Avenue                                        10.7407407400%
New York, New York  10017
Attention:  Amy V. Kothari
Telephone No.: (212) 856-3608
Telecopy No.:  (212) 856-3558

Summit Bank                                                 $12,500,000.00
512 Township Line Road                                      10.0000000000%
Suite 280
Blue Bell, Pennsylvania  19422
Attention:  Christopher J. Annas
Telephone No.: (215) 619-4802
Telecopy No.:  (215) 619-4820

ABN AMRO Bank N.V., New York Branch                         $12,500,000.00
500 Park Avenue                                             10.0000000000%
New York, New York  10022
Attention:  William S. Bennett
Telephone No.: (212) 446-4282
Telecopy No.:  (212) 446-4203

Banque Nationale de Paris                                   $11,574,074.06
499 Park Avenue                                              9.2592592590%
New York, New York  10022
Attention:  Serge Desrayaud
Telephone No.: (212) 415-9638
Telecopy No.:  (212) 415-8269

The Bank of New York                                        $ 9,259,259.26
1 Wall Street                                                7.4074074070%
16th Floor
New York, New York  10286
Attention:  Jerome Kapelus
Telephone No.: (212) 635-8694
Telecopy No.:  (212) 635-8595

Bank of Montreal, Chicago Branch                            $ 9,259,259.26
430 Park Avenue, 15th Floor                                  7.4074074070%
New York, New York  10022
Attention:  Kevin Cullen
Telephone No.: (212) 605-1631
Telecopy No.:  (212) 605-1648



                                EXHIBIT I-1
                                    to
                Credit Agreement dated as of June __, 1997,
                               by and among
             C-TEC Cable Systems, Inc., ComVideo Systems, Inc.
                 and C-TEC Cable Systems of New York, Inc.
                             as the Borrowers,
                        the Lenders party thereto,
                                    and
                        First Union National Bank,
                          as Administrative Agent



                      CABLE SYSTEMS PLEDGE AGREEMENT


      THIS PLEDGE AGREEMENT (as amended, restated or otherwise modified, the "Pledge Agreement"), dated as of ___________, 1997 is made by C-TEC Cable Systems, Inc., a ____________ corporation (the "Pledgor"), in favor of First Union National Bank, a national banking association ("First Union"), as Administrative Agent for the ratable benefit of itself and the Lenders delivered pursuant to the Credit Agreement dated as of _______ __, 1997 (as amended, restated or otherwise modified, the "Credit Agreement") by and among C-TEC Cable Systems, Inc., ComVideo Systems, Inc. and C-TEC Cable Systems of New York, Inc. (the "Borrowers"), the Lenders who are or may become party thereto (the "Lenders") and First Union National Bank, as Administrative Agent (the "Administrative Agent").

                           STATEMENT OF PURPOSE

      Pursuant to the terms of the Credit Agreement, the Lenders have agreed to extend certain credit facilities to the Borrowers in the aggregate amount of up to the Aggregate Commitment under the Credit Agreement.

      The Pledgor is the legal and beneficial owner of the shares of Pledged Stock (as hereinafter defined) issued by C-TEC Cable Systems of New York, Inc. (an "Issuer," and collectively, together with any New Issuer referred to in any Supplement substantially in the form of Exhibit A hereto which is executed and delivered to the Administrative Agent, the "Issuers").

      In connection with the transactions contemplated by the Credit Agreement and as a condition precedent thereto, the Lenders have requested, and the Pledgor has agreed to execute and deliver this Pledge Agreement and the Pledged Stock (in accordance with the terms hereof) to the Administrative Agent for the ratable benefit of the itself and the Lenders.

      NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Lenders to enter into and make available Loans pursuant to the Credit Agreement, the Pledgor hereby agrees with the Administrative Agent for the ratable benefit of itself and the Lenders as follows:

      1. Defined Terms. Unless otherwise defined herein, terms which are defined in the Credit Agreement and used herein are so used as so defined, and the following terms shall have the following meanings:

            "Code" means the Uniform Commercial Code from time to time in effect in the State of North Carolina.

            "Collateral" means the Pledged Stock and all Proceeds.

            "Existing Pledge" means the Pledge Agreement dated July 31, 1989 between the Borrower and Morgan Guaranty Trust Company of New York, as Pledge Agent, as amended, and the Lien on the Pledged Stock and any Proceeds thereof created pursuant thereto.

            "Existing Pledge Debt" means the Debt secured by the Existing
      Pledge.

            "Pledge Agreement" means this Pledge Agreement, as amended or modified.

            "Pledged Stock" means the shares of capital stock of the Issuers listed on Schedule I hereto, together with all stock certificates, options or rights of any nature whatsoever that may be issued or granted by the Issuers to the Pledgor while this Pledge Agreement is in effect.

            "Proceeds" means all "proceeds" as such term is defined in Section 9-306(1) of the Code on the date hereof and, in any event, shall include, without limitation, all dividends or other income from the Pledged Stock, collections thereon, proceeds of sale thereof or distributions with respect thereto.

      2. Pledge and Grant of Security Interest. On or before the date of the first borrowing under the Credit Agreement (the "Borrowing Date"), the Pledgor will deliver to the Administrative Agent, for the ratable benefit of itself and the Lenders, all the Pledged Stock and automatically upon doing so will hereby grant to Administrative Agent, for the ratable benefit of itself and the Lenders, a first priority security interest in the Collateral, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.

      3. Stock Powers. Concurrently with the delivery to the Administrative Agent of each certificate representing one or more shares of Pledged Stock, the Pledgor shall deliver an undated stock power covering such certificate, duly executed in blank by the Pledgor.

      4.  Representations and Warranties.   To induce the Administrative Agent
and Lenders to execute the Credit Agreement and make any Loans and to accept the security contemplated hereby, the Pledgor hereby represents and warrants that:

            (a) the Pledgor has the corporate power, authority and subject to, at any time prior to the Borrowing Date, the Existing Pledge, legal right to execute and deliver, to perform its obligations under, and to grant the Lien on the Collateral pursuant to, this Pledge Agreement and has taken all necessary corporate action to authorize its execution, delivery and performance of, and grant of the Lien on the Collateral pursuant to, this Pledge Agreement;

            (b) this Pledge Agreement constitutes a legal, valid and binding obligation of the Pledgor enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies;

            (c) except as contemplated by Section 19 hereof, the execution, delivery and performance of this Pledge Agreement will not violate any provision of any Applicable Law or contractual obligation of the Pledgor and will not result in the creation or imposition of any Lien on any of the properties or revenues of the Pledgor pursuant to any Applicable Law or contractual obligation, except as contemplated hereby;

            (d) except as contemplated by Section 19 hereof, no consent or authorization of, filing with, or other act by or in respect of, any arbitrator or Governmental Authority and no consent of any other Person (including, without limitation, any stockholder or creditor of the Pledgor or any Issuer), is required in connection with the execution, delivery, performance, validity or enforceability of this Pledge Agreement, except that certain routine notification filings with the FCC, any applicable PUC and any Governmental Authority that grants CATV Franchises with respect to the Loan Documents may be required after the Closing Date; provided, that the Existing Pledge Debt must and will be repaid in full in order for the Borrower to create the Liens on the Pledged Stock pursuant hereto;

            (e) no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Pledgor, threatened by or against the Pledgor or against any of its properties or revenues with respect to this Pledge Agreement or any of the transactions contemplated hereby;

            (f) the shares of Pledged Stock listed on Schedule I constitute all the issued and outstanding shares of all classes of the capital stock of the Issuers;

            (g) all the shares of the Pledged Stock have been duly and validly issued and are fully paid and nonassessable;

            (h) the Pledgor is the record and beneficial owner of, and has good and marketable title to, the Pledged Stock listed on Schedule I, free of any and all Liens or options in favor of, or claims of, any other Person, except the Lien created by this Pledge Agreement subject to, at any time prior to the Borrowing Date, the Existing Pledge; and

            (i) upon (i) filing of UCC-1 financing statements with the jurisdictions set forth on Schedule II hereto and (ii) delivery to the Administrative Agent of the stock certificates evidencing the Pledged Stock on or before the Borrowing Date and repayment of the Existing Pledge Debt, the Lien granted pursuant to this Pledge Agreement will constitute a valid, perfected first priority Lien on the Collateral to the extent that a security interest in such Collateral can be perfected under the Code by taking such action (and subject to the requirements of Section 9-306 of the Code with respect to any proceeds of Collateral and to the further requirement that additional steps described in Section 5(a) hereof may be necessary to perfect a security interest in dividends or other distributions in kind), enforceable as such against all creditors of the Pledgor and any Persons purporting to purchase any Collateral from the Pledgor.

      5. Certain Covenants. The Pledgor covenants and agrees with the Administrative Agent for the ratable benefit of itself and the Lenders that, from and after the date of this Pledge Agreement until the Obligations are paid in full and the Commitments are terminated:

            (a) If the Pledgor shall, as a result of its ownership of the Pledged Stock, become entitled to receive or shall receive any stock certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights, whether in addition to, in substitution of, as a conversion of, or in exchange for any shares of the Pledged Stock, or otherwise in respect thereof, the Pledgor shall, subject to, at any time prior to the Borrowing Date, the Existing Pledge, accept the same as the agent of the Administrative Agent, hold the same in trust for the Administrative Agent and deliver the same forthwith to the Administrative Agent in the exact form received, duly indorsed by the Pledgor to the Administrative Agent, if required, together with an undated stock power covering such certificate duly executed in blank by the Pledgor, to be held by the Administrative Agent, subject to the terms hereof, as additional collateral security for the Obligations. In addition, any sums paid upon or in respect of the Pledged Stock upon the liquidation or dissolution of the Issuer shall, subject to, at any time prior to the Borrowing Date, the Existing Pledge, be paid over to the Administrative Agent to be held by it hereunder as additional collateral security for the Obligations, and in case any distribution of capital shall be made on or in respect of the Pledged Stock or any property shall be distributed upon or with respect to the Pledged Stock pursuant to the recapitalization or reclassification of the capital of the Issuer or pursuant to the reorganization thereof, the property so distributed shall be delivered to the Administrative Agent to be held by it hereunder as additional collateral security for the Obligations. If any sums of money or property so paid or distributed in respect of the Pledged Stock shall be received by the Pledgor, the Pledgor shall, subject to, at any time prior to the Borrowing Date, the Existing Pledge, until such money or property is paid or delivered to the Administrative Agent, hold such money or property in trust for the Administrative Agent, segregated from other funds of the Pledgor, as additional collateral security for the Obligations.

            (b) Without the prior written consent of the Administrative Agent, the Pledgor will not (i) vote to enable, or take any other action to permit, the Issuer to issue any stock or other equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any stock or other equity securities of any nature of such Issuer, (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Collateral, or (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Collateral, or any interest therein, except for the Lien provided for by this Pledge Agreement and, at any time prior to the Borrowing Date, the Existing Pledge. The Pledgor will defend the right, title and interest of the Administrative Agent in and to the Collateral against the claims and demands of all Persons whomsoever.

            (c) At any time and from time to time, upon the written request of the Administrative Agent, and at the sole expense of the Pledgor, the Pledgor will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Administrative Agent may reasonably request for the purposes of obtaining or preserving the full benefits of this Pledge Agreement and of the rights and powers herein granted, provided, that unless an Event of Default shall have occurred and be continuing, the Pledgor shall not be obligated to make any filing with, or to seek or obtain any consent or authorization of, any Governmental Authority of the nature described in
      Section 19 hereof. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note, other instrument or chattel paper, such note, instrument or chattel paper shall, subject to, at any time prior to the Borrowing
      Date, the Existing Pledge, be immediately delivered to the Administrative Agent, duly endorsed in a manner satisfactory to the Administrative Agent, to be held as Collateral pursuant to this Pledge Agreement.

            (d) The Pledgor agrees to pay, and to save the Administrative Agent and the Lenders harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Pledge Agreement.

      6. Cash Dividends; Voting Rights. Unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given notice to the Pledgor of the Administrative's Agent intent to exercise its rights pursuant to Section 7 below, the Pledgor shall be permitted to receive all dividends or other payments or distributions made upon or with respect to the Pledged Stock in cash paid in accordance with the terms of the Credit Agreement in respect of the Pledged Stock and to exercise all voting and corporate rights with respect to the Pledged Stock; provided, that no vote shall be cast or corporate right exercised or other action taken which, in the Administrative Agent's judgment, exercised in a commercially reasonable manner, would impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Credit Agreement, the Notes, any other Loan Documents or this Pledge Agreement.

      7.  Rights of the Administrative Agent.

      (a) If an Event of Default shall occur and be continuing on and after the Borrowing Date and the Administrative Agent shall give notice of its intent to exercise such rights to the Pledgor, (i) the Administrative Agent shall have the right to receive any and all cash dividends paid in respect of the Pledged Stock and make application thereof to the Obligations in the order set forth in the Credit Agreement and (ii) all shares of the Pledged Stock shall be registered in the name of the Administrative Agent or its nominee, and the Administrative Agent or its nominee may thereafter exercise, in a commercially reasonable manner but otherwise in its discretion, (A) all voting, corporate and other rights pertaining to such shares of the Pledged Stock at any meeting of shareholders of each Issuer or otherwise and (B) any and all rights of conversion, exchange, subscription and any other rights, privileges or options pertaining to such shares of the Pledged Stock (including, without limitation, the right to exchange any and all of the Pledged Stock upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of each Issuer, or upon the exercise by the Pledgor or the Administrative Agent of any right, privilege or option pertaining to such shares of the Pledged Stock, and in connection therewith, the right to deposit and deliver any and all of the Pledged Stock with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as it may determine), all without liability except to account for property actually received by it, but the Administrative Agent shall have no duty to the Pledgor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

      (b) The rights of the Administrative Agent and the Lenders hereunder shall not be conditioned or contingent upon the pursuit by the Administrative Agent or any Lender of any right or remedy against the Borrowers or against any other Person which may be or become liable in respect of all or any part of the Obligations or against any collateral security therefor, guarantee therefor or right of offset with respect thereto. Neither the Administrative Agent nor any Lender shall be liable for any failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so, nor shall the Administrative Agent be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Pledgor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.

      8. Remedies. If an Event of Default shall occur and be continuing, with the consent of the Required Lenders, the Administrative Agent may, and upon the request of the Required Lenders, the Administrative Agent shall, exercise on behalf of itself and the Lenders, all rights and remedies granted in this Pledge Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, and in addition thereto, all rights and remedies of a secured party under the Code. Without limiting the generality of the foregoing with regard to the scope of the Administrative Agent's remedies, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Pledgor, the Issuers or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, assign, give option or options to purchase or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, in the over-the-counter market, at any exchange, broker's board or office of the Administrative Agent or any Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Administrative Agent or any Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Pledgor, which right or equity is hereby waived or released. The Administrative Agent shall apply any Proceeds from time to time held by it and the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred in respect thereof or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Administrative Agent and the Lenders hereunder, including, without limitation, reasonable attorneys' fees and disbursements of counsel thereto, to the payment in whole or in part of the Obligations, in the order set forth in the Credit Agreement, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including, without limitation, Section 9-504(1)(c) of the Code, need the Administrative Agent account for the surplus, if any, to the Pledgor. To the extent permitted by applicable law, the Pledgor waives all claims, damages and demands it may acquire against the Administrative Agent or any Lender arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition. The Pledgor further waives and agrees not to assert any rights or privileges which it may acquire under Section 9-112 of the Code.

      9.  Private Sales.

      (a) The Pledgor recognizes that the Administrative Agent may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. The Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

      (b) The Pledgor further agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock pursuant to this Section 9 valid and binding and in compliance with any and all other Applicable Laws. The Pledgor further agrees that a breach of any of the covenants contained in this Section 9 will cause irreparable injury to the Administrative Agent and the Lenders not compensable in damages, that the Administrative Agent and the Lenders have no adequate remedy at law in respect of such breach and, as a consequence, that to the greatest extent permitted by law, each and every covenant contained in this Section 9 shall be specifically enforceable against the Pledgor, and to the greatest extent permitted by law the Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Credit Agreement.

      10. No Subrogation. Notwithstanding any payment or payments made by the Pledgor hereunder, or any setoff or application of funds of the Pledgor by the Administrative Agent or Lender, or the receipt of any amounts by the Administrative Agent or any Lender with respect to any of the Collateral, the Pledgor shall not be entitled to be subrogated to any of the rights of the Administrative Agent or any Lender against the Borrower or against any other collateral security held by the Administrative Agent or any Lender for the payment of the Obligations, nor shall the Pledgor seek any reimbursement from the Borrower in respect of payments made by the Pledgor in connection with the Collateral, or amounts realized by the Administrative Agent or any Lender in connection with the Collateral, until all amounts owing to the Agents and Lenders on account of the Obligations are paid in full and the Commitments are terminated. If any amount shall be paid to the Pledgor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by the Pledgor in trust for the Administrative Agent, segregated from other funds of the Pledgor, and shall, forthwith upon receipt by the Pledgor, be turned over to the Administrative Agent in the exact form received by the Pledgor (duly indorsed by the Pledgor to the Administrative Agent, if required) to be applied against the Obligations, whether matured or unmatured, in such order as set forth in the Credit Agreement.

      11. Amendments, etc. With Respect to the Obligations. The Pledgor shall remain obligated hereunder, and the Collateral shall remain subject to the Lien granted hereby, notwithstanding that, without any reservation of rights against the Pledgor, and without notice to or further assent by the Pledgor, any demand for payment of any of the Obligations made by the Administrative Agent or any Lender may be rescinded by the Administrative Agent or such Lender, and any of the Obligations continued, and the Obligations, or the liability of the Borrower or any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified accelerated, compromised, waived, surrendered, or released by the Administrative Agent or any Lender, and the Credit Agreement, the Notes, any other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or part, as the Lenders (or the Required Lenders, as the case may be) may deem advisable from time to time, and any guarantee, right of offset or other collateral security at any time held by the Administrative Agent or any Lender for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. Neither the Administrative Agent nor any Lender shall have any obligation to protect, secure, perfect or insure any other Lien at any time held by it as security for the Obligations or any property subject thereto. The Pledgor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Administrative Agent or any Lender upon this Pledge Agreement; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Pledge Agreement; and all dealings between the Borrower and the Pledgor, on the one hand, and the Administrative Agent and the Lenders, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon this Pledge Agreement. The Pledgor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or the Pledgor with respect to the Obligations.

      12. Regulatory Approval. The Pledgor will, at its expense, promptly execute and deliver, or cause the execution and delivery of, all applications, certificates, instruments, registration statements and all other documents and papers the Administrative Agent may, to the extent commercially reasonable, request or as may be required by law in connection with the obtaining of any consent, approval, registration, qualification or authorization of any Governmental Authority or of any other Person necessary or appropriate for the effective exercise of any rights under this Pledge Agreement, provided, that unless an Event of Default shall have occurred and be continuing, the Pledgor shall not be obligated to make any filing with, or to seek or obtain any consent or authorization of, any Governmental Authority of the nature described in Section 19 hereof. Without limiting the generality of the foregoing, if an Event of Default shall have occurred and be continuing, the Pledgor shall take any action which the Administrative Agent may, to the extent commercially reasonable, request in order to transfer and assign to the Administrative Agent, or to such one or more third parties as the Administrative Agent may designate, or to a combination of the foregoing, each FCC License, PUC Authorization and CATV Franchise. To enforce the provisions of this Section, the Administrative Agent is, at any time when an Event of Default has occurred and is continuing, empowered to request the appointment of a receiver from any court of competent jurisdiction. Such receiver shall be instructed to seek from the applicable Governmental Authority an involuntary transfer of control of each such FCC License, PUC Authorization and CATV Franchise for the purpose of seeking a bona fide purchaser to whom control will ultimately be transferred. The Pledgor hereby agrees, so long as such Event of Default is continuing, to authorize such an involuntary transfer of control upon the request of the receiver so appointed and, if the Pledgor shall refuse to authorize the transfer, its approval may be required by the court. Upon the occurrence and continuance of an Event of Default, the Pledgor shall further use its best efforts to assist in obtaining approval of the applicable Governmental Authority, if required, for any action or transactions contemplated by this Pledge Agreement including, without limitation, the preparation, execution and filing with the applicable Governmental Authority of the assignor's or transferor's portion of any application or applications for consent to the assignment of any FCC License, PUC Authorization or CATV Franchise or transfer of control necessary or appropriate under the rules and regulations of the applicable Governmental Authority for the approval of the transfer or assignment of any portion of the Collateral, together with any FCC License, PUC Authorization and CATV Franchise. The Pledgor acknowledges that the assignment or transfer of each FCC License, PUC Authorization and CATV Franchise is integral to the Administrative Agent's and Lenders' realization of the value of the Collateral, that there is no adequate remedy at law for failure by the Pledgor to comply with the provisions of this Section and that such failure would cause irreparable injury not adequately compensable in damages, and therefore agrees that to the greatest extent permitted by law each and every covenant contained in this Section may be specifically enforced, and to the greatest extent permitted by law the Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants.

      13. Limitation on Duties Regarding Collateral. The Administrative Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar securities and property for its own account. Neither the Administrative Agent, any Lender nor any of their respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Pledgor or otherwise.

      14. Powers Coupled with an Interest. All authorizations and agencies herein contained with respect to the Collateral constitute irrevocable powers coupled with an interest.

      15. Severability. Any provision of this Pledge Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

      16. Paragraph Headings. The paragraph headings used in this Pledge Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

      17. No Waiver; Cumulative Remedies. Neither the Administrative Agent nor any Lender shall by any act (except by a written instrument pursuant to Section 18 hereof) be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such Lender would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

      18.  Waivers and Amendments; Successors and Assigns; Governing Law.
None of the terms or provisions of this Pledge Agreement may be amended, supplemented or otherwise modified except by a written instrument executed by the Pledgor and Administrative Agent; provided that (i) any provision of this Pledge Agreement may be waived by the Administrative Agent in a letter or agreement executed by the Administrative Agent or by telex or facsimile transmission from the Administrative Agent and (ii) any consent by the Administrative Agent to any amendment, supplement or modification hereto shall be subject to approval thereof by the Lenders or Required Lenders, as applicable, in accordance with Section 13.11 of the Credit Agreement. This Pledge Agreement shall be binding upon the successors and assigns of the Pledgor and shall inure to the benefit of itself and the Lenders and their respective successors and assigns. This Pledge Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of North Carolina.

      19. Regulatory Concerns. Notwithstanding any other provision to the contrary contained in this Agreement, the ability of the Administrative Agent to (i) transfer record ownership of the Pledged Stock into the name of the Administrative Agent or its nominee pursuant to Section 7 hereof, (ii) vote and give consents, ratifications and waivers with respect to the Pledged Stock pursuant to Section 7 hereof and (iii) sell the Pledged Stock pursuant to
Section 8 or 9 hereof is subject to the Administrative Agent or its nominee (a) obtaining, to the extent necessary under applicable laws and regulations, the prior approval of the FCC, any PUC or any other Governmental Authority having jurisdiction with respect to any Issuer and its Subsidiaries and (b) making any additional filings, reports or notifications required with respect to the exercise by the Administrative Agent of the powers specified in clauses (i),
(ii) and (iii) of this section.

      20. Notices. All notices and communications hereunder shall be given to the addresses and otherwise in accordance with Section 13.1 of the Credit Agreement.

      21. Irrevocable Authorization and Instruction to Issuer. The Pledgor hereby authorizes and instructs each Issuer to comply with any instruction received by it from the Administrative Agent in writing that (a) states that an Event of Default has occurred and (b) is otherwise in accordance with the terms of this Pledge Agreement, without any other or further instructions from the Pledgor, and the Pledgor agrees that the Issuers shall be fully protected in so complying.

      22. Authority of Administrative Agent. The Pledgor acknowledges that the rights and responsibilities of the Administrative Agent under this Pledge Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Pledge Agreement shall, as between the Administrative Agent and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Pledgor, the Administrative Agent shall be conclusively presumed to be acting as agent for itself and the Lenders with full and valid authority so to act or refrain from acting, and neither the Pledgor nor any Issuer shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

      23. Consent to Jurisdiction. The Pledgor hereby irrevocably consents to the personal jurisdiction of the state and federal courts located in Mecklenburg County, North Carolina, in any action, claim or other proceeding arising out of any dispute in connection with this Pledge Agreement, the other Loan Documents, any rights or obligations hereunder or thereunder, or the performance of such rights and obligations. The Pledgor hereby irrevocably consents to the service of a summons and complaint and other process in any action, claim or proceeding brought by the Administrative Agent or any Lender in connection with this Pledge Agreement, the other Loan Documents, any rights or obligations hereunder or thereunder, or the performance of such rights and obligations, on behalf of itself or its property, in the manner specified in
Section 20. Nothing in this Section 23 shall affect the right of the Administrative Agent or any Lender to serve legal process in any other manner permitted by Applicable Law or affect the right of the Administrative Agent or any Lender to bring any action or proceeding against the Pledgors or their properties, individually or collectively, in the courts of any other jurisdictions.

      24.   Binding Arbitration; Waiver of Jury Trial.

      (a) Jury Trial. TO THE EXTENT PERMITTED BY LAW, THE ADMINISTRATIVE AGENT, EACH LENDER AND THE PLEDGOR HEREBY IRREVOCABLY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL WITH RESPECT TO ANY ACTION, CLAIM OR OTHER PROCEEDING ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS PLEDGE AGREEMENT OR THEREUNDER, THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER, OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS.

      (b) Binding Arbitration. Upon demand of any party, whether made before or after institution of any judicial proceeding, any dispute, claim or controversy arising out of, connected with or relating to this Pledge Agreement or any other Loan Documents ("Disputes"), between or among parties to this Agreement or any other Loan Document shall be resolved by binding arbitration as provided herein. Institution of a judicial proceeding by a party does not waive the right of that party to demand arbitration hereunder. Disputes may include, without limitation, tort claims, counterclaims, claims brought as class actions, claims arising from Loan Documents executed in the future, or claims concerning any aspect of the past, present or future relationships arising out or connected with the Loan Documents. Arbitration shall be conducted under and governed by the Commercial Financial Disputes Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association (the "AAA") and Title 9 of the U.S. Code. All arbitration hearings shall be conducted in Charlotte, North Carolina. The expedited procedures set forth in Rule 51, et seq. of the Arbitration Rules shall be applicable to claims of less than $500,000. All applicable statutes of limitation shall apply to any Dispute. A judgment upon the award may be entered in any court having jurisdiction. The panel from which all arbitrators are selected shall be comprised of licensed attorneys. The single arbitrator selected for expedited procedure shall be a retired judge from the highest court of general jurisdiction, state or federal, of the state where the hearing will be conducted. Notwithstanding the foregoing, this paragraph shall not apply to any Hedging Agreement that is a Loan Document.

      (c) Preservation of Certain Remedies. Notwithstanding the preceding binding arbitration provisions, the parties hereto and the other Loan Documents preserve, without diminution, certain remedies that such Persons may employ or exercise freely, either alone, in conjunction with or during a Dispute. Each such Person shall have and hereby reserves the right to proceed in any court of proper jurisdiction or by self help to exercise or prosecute the following remedies: (i) all rights to foreclose against any real or personal property or other security by exercising a power of sale granted in the Loan Documents or under applicable law or by judicial foreclosure and sale, (ii) all rights of self help including peaceful occupation of property and collection of rents, set off, and peaceful possession of property, (iii) obtaining provisional or ancillary remedies including injunctive relief, sequestration, garnishment, attachment, appointment of receiver and in filing an involuntary bankruptcy proceeding, and (iv) when applicable, a judgment by confession of judgment. Preservation of these remedies does not limit the power of an arbitrator to grant similar remedies that may be requested by a party in a Dispute.

      25. Reorganization. Notwithstanding anything to the contrary contained in this Agreement, no action required to be taken by the Pledgor or any Issuer pursuant to the Reorganization shall be deemed to constitute an Event of Default arising out of a breach of the terms of this Agreement; provided, that if any such action conflicts with or otherwise results in any breach of any provision of this Agreement, the Pledgor and the Issuers, or their successors or assignees, shall execute such amendments hereto and take all the actions reasonably requested by the Administrative Agent in order that this Agreement shall remain enforceable in accordance with its terms against such Persons after the Reorganization.

      26. Termination of Pledge Agreement. This Pledge Agreement shall terminate upon the date when the Obligations have been paid in full and the Commitments have been terminated. Upon the termination of this Pledge Agreement, the Administrative Agent will, at the expense of the Pledgor, deliver any certificates evidencing the Pledged Stock and any other Collateral held by it to the Pledgor and execute and deliver to the Pledgor such documents as the Pledgor shall reasonably request to evidence the termination of the Lien created hereby on the Collateral.

      IN WITNESS WHEREOF, the undersigned has caused this Pledge Agreement to be executed under seal by its duly authorized officers as of the date first above written.



[CORPORATE SEAL]                    C-TEC CABLE SYSTEMS, INC.



                                    By:
                                       ------------------------------------
                                       Name:
                                            -------------------------------
                                       Title:
                                             ------------------------------


                        ACKNOWLEDGEMENT AND CONSENT


      Each Issuer referred to in the foregoing Pledge Agreement hereby acknowledges receipt of a copy thereof and agrees to be bound thereby and to comply with the terms thereof insofar as such terms are applicable to it. Such Issuer agrees to notify the Administrative Agent promptly in writing of the occurrence of any of the events described in Section 5(a) of the Pledge Agreement with respect to its shares.


[CORPORATE SEAL]                    C-TEC CABLE SYSTEMS OF NEW YORK, INC.


ATTEST:                             By:
                                       ------------------------------------
                                       Name:
                                            -------------------------------
------------------------               Title:
               Secretary                    ------------------------------
--------------







                                SCHEDULE 1
                                 To Pledge
                                 Agreement


                       DESCRIPTION OF PLEDGED STOCK


                     Class of             Stock                   No. of
Issuer                Stock          Certificate No.              Shares
------               --------        ---------------              ------

C-TEC Cable Systems
of New York, Inc.     Common                                       1,000



                                SCHEDULE II
                                 To Pledge
                                 Agreement


                              UCC INFORMATION


         Debtor                    Filing Jurisdiction
         ------                    -------------------

   C-TEC Cable System, Inc.        Secretary of State, New Jersey

   C-TEC Cable System, Inc.        Mercer County, New Jersey




                       Exhibit A to Pledge Agreement


      PLEDGE AGREEMENT SUPPLEMENT, dated as of ________________, 19__ (the "Supplement"), made by [___________________________], a [______] corporation
(the "Pledgor"), in favor of First Union National Bank, a national banking corporation, as Administrative Agent (in such capacity, the "Administrative Agent"), under the Credit Agreement (as defined in the Pledge Agreement referred to below) for the ratable benefit of itself and the Lenders (as so defined).

      Reference is hereby made to that Pledge Agreement, dated as of ____________, 1997, made by the Pledgor in favor of the Administrative Agent (as amended, restated or otherwise modified as of the date hereof, the "Pledge Agreement"). This Supplement supplements the Pledge Agreement, forms a part thereof and is subject to the terms thereof. Terms defined in the Pledge Agreement are used herein as therein defined.

      The Pledgor hereby confirms and reaffirms the security interest in the Collateral granted to the Administrative Agent for the ratable benefit of itself and the Lenders under the Pledge Agreement, and, as additional collateral security for the prompt and complete payment when due (whether at stated maturity, by acceleration or otherwise) of the Obligations and in order to induce the Lenders to make their Loans under the Credit Agreement, the Pledgor hereby pledges, assigns and delivers to the Administrative Agent, for the ratable benefit of the Administrative Agent and the Lenders, all of the issued and outstanding shares of capital stock of [INSERT NAME OF NEW SUBSIDIARY] (the "New Issuer") listed below, together with all stock certificates, options, or rights of any nature whatsoever which may be issued or granted by the New Issuer to the Pledgor while the Pledge Agreement, as supplemented hereby, is in force (the "Additional Pledged Stock"; as used in the Pledge Agreement as supplemented by this Supplement, "Pledged Stock" shall be deemed to include the Additional Pledged Stock) and hereby grants to the Agent, for the ratable benefit of itself and the Lenders, a first priority security interest in the Additional Pledged Stock and all Proceeds thereof.

      The Pledgor hereby represents and warrants that the representations and warranties contained in paragraph 4 of the Pledge Agreement are true and correct on the date of this Supplement with references therein to the "Pledged Stock" to include the Additional Pledged Stock, with references therein to the "Issuers" to include the New Issuer, and with references to the "Pledge Agreement" to mean the Pledge Agreement as supplemented by this Supplement.

      The Pledgor shall deliver to the Administrative Agent the Acknowledgement and Consent attached hereto duly executed by the New Issuer. The Additional Pledged Stock pledged hereby is as follows which stock shall be deemed part of Schedule 1 to the Pledge Agreement:

               Class of       Stock                   No. of
Issuer          Stock         Certificate No.         Shares
------         --------       ---------------         ------



      The Pledgor hereby agrees to deliver to the Administrative Agent each such certificate, together with an undated stock power covering each such certificate, duly executed in blank by the Pledgor.

      The address for notices for the New Issuer is as follows:

            ------------------------------

            ------------------------------

            ------------------------------

            Attention:
                      --------------------
            Telephone No.:
                          ----------------
            Telecopy No.:
                         -----------------

      IN WITNESS WHEREOF, the undersigned has caused this Supplement to be duly executed under seal and delivered as of the date first above written.

[CORPORATE SEAL]             [PLEDGOR]



                             By:
                                ---------------------------------------
                             Name:
                                  -------------------------------------
                             Title:
                                   ------------------------------------



                        ACKNOWLEDGEMENT AND CONSENT

     The undersigned hereby acknowledges receipt of a copy of the foregoing Supplement and the Pledge Agreement referred to therein (the "Pledge Agreement"). The undersigned agrees for the ratable benefit of the Administrative Agent and the Lenders as follows:

     The undersigned will be bound by the terms of the Pledge Agreement and will comply with such terms insofar as such terms are applicable to the undersigned.

     The undersigned will notify the Administrative Agent promptly in writing of the occurrence of any of the events described in paragraph 5(a) of the Stock Pledge Agreement with respect to its shares.

                             [NAME OF NEW ISSUER]


                             By:
                                ---------------------------------------
                             Name:
                                  -------------------------------------
                             Title:
                                   ------------------------------------



                     SUMMARY AND LOCATION OF DOCUMENT




Document #:                         385624.1

Description:                        Cable Systems Pledge Agreement

Author:                             LSM

Document Type:                      AGT
Client:                             12418
Matter:                             087
Directory:                          F:/LSM/CLI

Date:                               July 8, 1997

Revised by:


                                  EXHIBIT I-2
                                      to
                  Credit Agreement dated as of June __, 1997,
                                 by and among
              C-TEC Cable Systems, Inc., ComVideo Systems, Inc.,
                  and C-TEC Cable Systems of New York, Inc.,
                              as the Borrowers,
                          the Lenders party thereto,
                                      and
                          First Union National Bank,
                            as Administrative Agent



                           COMVIDEO PLEDGE AGREEMENT


      THIS PLEDGE AGREEMENT (as amended, restated or otherwise modified, the "Pledge Agreement"), dated as of ___________, 1997 is made by COMVIDEO SYSTEMS, INC., a Pennsylvania corporation (the "Pledgor"), in favor of First Union National Bank, a national banking association ("First Union"), as Administrative Agent for the ratable benefit of itself and the Lenders delivered pursuant to the Credit Agreement dated as of _______ __, 1997 (as amended, restated or otherwise modified, the "Credit Agreement") by and among C-TEC Cable Systems, Inc., ComVideo Systems, Inc. and C-TEC Cable Systems of New York, Inc. (the "Borrowers"), the Lenders who are or may become party thereto (the "Lenders") and First Union National Bank, as Administrative Agent (the "Administrative Agent").

                             STATEMENT OF PURPOSE

      Pursuant to the terms of the Credit Agreement, the Lenders have agreed to extend certain credit facilities to the Borrowers in the aggregate amount of up to the Aggregate Commitment under the Credit Agreement.

      The Pledgor is the legal and beneficial owner of all of the Partnership Interests (as defined below) in Home Link Communications of Princeton, L.P., a limited partnership formed pursuant to the law of the State of New Jersey (along with any New Issuer referred to in any Supplement in the form of Exhibit A hereto which is executed and delivered to the Administrative Agent, the "Issuer").

      In connection with the transactions contemplated by the Credit Agreement and as required by the terms thereof, the Lenders have requested, and the Pledgor is executing and delivering this Pledge Agreement to the Administrative Agent for the ratable benefit of the itself and the Lenders.

      NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Lenders to enter into and make available Loans pursuant to the Credit Agreement, the Pledgor hereby agrees with the Administrative Agent for the ratable benefit of itself and the Lenders as follows:

      1. Defined Terms. Unless otherwise defined herein, terms which are defined in the Credit Agreement and used herein are so used as so defined, and the following terms shall have the following meanings:

      "Code" means the Uniform Commercial Code from time to time in effect in the State of North Carolina.

      "Collateral" means the Pledged Interests and all Proceeds of the Pledged Interests.

      "Partnership Agreement" means the Amended and Restated Agreement of Limited Partnership establishing the Issuer dated as of October 8, 1986 and as amended from time to time.

      "Partnership Interest" means an "Interest" as defined in the Partnership Agreement.

      "Pledge Agreement" means this Pledge Agreement, as amended or modified.

      "Pledged Interests" means, in each case whether now existing or hereafter acquired, all of the Pledgor's right, title and interest in and to:

            (1) its Partnership Interests in the Issuer, as general partner or as a limited partner, and any other rights as the general partner thereof or as holder of any ownership interest therein, but not the Pledgor's obligations from time to time as partner or owner of the Issuer (unless the Administrative Agent or its designee, on behalf of the Administrative Agent and the Lenders, shall elect to become a general partner or an owner of the Issuer in connection with its exercise of remedies pursuant to the terms hereof);

            (2) any and all moneys due and to become due to the Pledgor now or in the future by way of a distribution made to the Pledgor in its capacity as a general or limited partner of the Issuer or otherwise in respect of the Pledgor's ownership interest in the Issuer;

            (3) any other property of the Issuer to which the Pledgor now or in the future may be entitled in its capacity as a general or limited partner of or holder of any ownership interest in the Issuer by way of distribution, return of capital or otherwise;

            (4) any other claim or right which the Pledgor has or may in the future acquire against the Issuer or its property in the Pledgor's capacity as a general or limited partner thereof or holder of any ownership interest therein;

            (5) the Partnership Agreement and other organizational documents of the Issuer;

            (6) all certificates, options or rights of any nature whatsoever that may be issued or granted by the Issuer to the Pledgor while this Pledge Agreement is in effect; and

            (7) to the extent not otherwise included, all Proceeds of any or all of the foregoing.

      "Proceeds" means all "proceeds" as such term is defined in Section 9-306(1) of the Code on the date hereof and, in any event, shall include, without limitation, all distributions or other income from the Pledged Interests, collections thereon, proceeds of sale thereof or distributions with respect thereto.

      2. Pledge and Grant of Security Interest. The Pledgor hereby delivers to the Administrative Agent, for the ratable benefit of itself and the Lenders, all the Pledged Interests and hereby grants to the Administrative Agent, for the ratable benefit of itself and the Lenders, a first priority security interest in the Collateral, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.

      3. Powers; Register of Pledge. (a) Concurrently with the delivery to the Administrative Agent of any certificate representing any Pledged Interests, the Pledgor shall deliver an undated power covering such certificate, duly executed in blank by the Pledgor;

      (b) Concurrently with the execution of this Pledge Agreement, the Pledgor will send to the Issuer written instructions substantially in the form of Exhibit B hereto and shall cause the Issuer to, and the Issuer shall, deliver to the Administrative Agent the Transaction Statement in the form of Exhibit C hereto, confirming that the Issuer has registered the pledge effected by this Pledge Agreement on its books.

      4.  Representations and Warranties.   To induce the Administrative Agent
and Lenders to execute the Credit Agreement and make any Loans and to accept the security contemplated hereby, the Pledgor hereby represents and warrants that:

            (a) the Pledgor has the corporate power, authority and legal right to execute and deliver, to perform its obligations under, and to grant the Lien on the Collateral pursuant to, this Pledge Agreement and has taken all necessary corporate action to authorize its execution, delivery and performance of, and grant of the Lien on the Collateral pursuant to, this Pledge Agreement;

            (b) this Pledge Agreement constitutes a legal, valid and binding obligation of the Pledgor enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies;

            (c) except as contemplated by Section 19 hereof, the execution, delivery and performance of this Pledge Agreement will not violate any provision of any Applicable Law or contractual obligation of the Pledgor and will not result in the creation or imposition of any Lien on any of the properties or revenues of the Pledgor pursuant to any Applicable Law or contractual obligation, except as contemplated hereby;

            (d) except as contemplated by Section 19 hereof, no consent or authorization of, filing with, or other act by or in respect of, any arbitrator or Governmental Authority and no consent of any other Person (including, without limitation, any partner or creditor of the Pledgor or the Issuer), is required in connection with the execution, delivery, performance, validity or enforceability of this Pledge Agreement, except that certain routine notification filings with the FCC, any applicable PUC and any Governmental Authority that grants CATV Franchises with respect to the Loan Documents may be required after the execution and delivery of this Agreement.

            (e) the Pledged Interests listed on Schedule I constitute all the outstanding Partnership Interests of the Issuer held by the Pledgor;

            (f)   all the Pledged Interests have been duly and validly issued.

            (g) the Pledgor is the record and beneficial owner of, and has good and marketable title to the Pledged Interests listed opposite the Pledgor on Schedule I, free of any and all Liens or options in favor of, or claims of, any other Person, except the Lien created by this Pledge Agreement and as provided in the Partnership Agreement; and

            (i) upon (i) filing of UCC-1 financing statements with the jurisdictions set forth on Schedule II hereto and (ii) registration on the books of the Issuer of the pledge of the Pledged Interests, the Lien granted pursuant to this Pledge Agreement will constitute a valid, perfected first priority Lien on the Collateral to the extent that a security interest in such Collateral can be perfected under the Code by taking such action (and subject to the requirements of Section 9-305 of the Code with respect to any proceeds of Collateral) to the extent that a security interest in such Collateral can be perfected under the Code by taking such action (and subject to the requirements of Section 9-306 of the Code with respect to any proceeds of Collateral and to the further requirement that additional steps described in Section 5(a) hereof may be necessary to perfect a security interest in distributions in kind), enforceable as such against all creditors of the Pledgor and any Persons purporting to purchase any Collateral from the Pledgor.

      5. Certain Covenants. The Pledgor covenants and agrees with the Administrative Agent for the ratable benefit of itself and the Lenders that, from and after the date of this Pledge Agreement until the Obligations are paid in full and the Commitments are terminated:

            (a) If the Pledgor shall, as a result of its ownership of the Pledged Interests, become entitled to receive or shall receive any certificate (including, without limitation, any certificate representing a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights, whether in addition to, in substitution of, as a conversion of, or in exchange for any Pledged Interests, or otherwise in respect thereof, such Pledgor shall accept the same as the agent of the Administrative Agent, hold the same in trust for the Administrative Agent and deliver the same forthwith to the Administrative Agent in the exact form received, duly indorsed by such Pledgor to the Administrative Agent, if required, together with an undated power covering such certificate duly executed in blank by the Pledgor, to be held by the Administrative Agent, subject to the terms hereof, as additional collateral security for the Obligations. In addition, any sums paid upon or in respect of the Pledged Interests upon the liquidation or dissolution of the Issuer shall be paid over to the Administrative Agent to be held by it hereunder as additional collateral security for the Obligations, and in case any distribution of capital shall be made on or in respect of the Pledged Interests or any property shall be distributed upon or with respect to the Pledged Interests pursuant to the recapitalization or reclassification of the capital of the Issuer or pursuant to the reorganization thereof, the property so distributed shall be delivered to the Administrative Agent to be held by it hereunder as additional collateral security for the Obligations. If any sums of money or property so paid or distributed in respect of the Pledged Interests shall be received by the Pledgor, the Pledgor shall, until such money or property is paid or delivered to the Administrative Agent, hold such money or property in trust for the Administrative Agent, segregated from other funds of the Pledgor, as additional collateral security for the Obligations.

            (b) Without the prior written consent of the Administrative Agent, the Pledgor will not (i) vote to enable, or take any other action to permit, the Issuer to issue any equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any equity securities of any nature of the Issuer, (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Collateral, or (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Collateral, or any interest therein, except for the Lien provided for by this Pledge Agreement. The Pledgor will defend the right, title and interest of the Administrative Agent in and to the Collateral against the claims and demands of all Persons whomsoever.

            (c) At any time and from time to time, upon the written request of the Administrative Agent, and at the sole expense of the Pledgor, the Pledgor will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Administrative Agent may reasonably request for the purposes of obtaining or preserving the full benefits of this Pledge Agreement and of the rights and powers herein granted, provided, that unless an Event of Default shall have occurred and be continuing, the Pledgor shall not be obligated to make any filing with, or to seek or obtain any consent or authorization of, any Governmental Authority of the nature described in Section 19 hereof. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note, other instrument or chattel paper, such note, instrument or chattel paper shall be immediately delivered to the Administrative Agent, duly endorsed in a manner satisfactory to the Administrative Agent, to be held as Collateral pursuant to this Pledge Agreement.

            (d) The Pledgor agrees to pay, and to save the Administrative Agent and the Lenders harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Pledge Agreement.

      6. Cash Dividends; Voting Rights. Unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given notice to the Pledgor of the Administrative's Agent intent to exercise its rights pursuant to Section 7 below, the Pledgor shall be permitted to receive all payments or distributions made upon or with respect to the Pledged Interests in cash paid in accordance with the terms of the Credit Agreement in respect of the Pledged Interests and to exercise all voting and other partnership rights with respect to the Pledged Interests; provided, that no vote shall be cast or other partnership right exercised or other action taken which, in the Administrative Agent's judgment, exercised in a commercially reasonable manner, would impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Credit Agreement, the Notes, any other Loan Documents or this Pledge Agreement.

      7.  Rights of the Administrative Agent.

      (a) If an Event of Default shall occur and be continuing and the Administrative Agent shall give notice of its intent to exercise such rights to the Pledgor, (i) the Administrative Agent shall have the right to receive any and all cash payments or distributions made in respect of the Pledged Interests and make application thereof to the Obligations in the order set forth in the Credit Agreement and (ii) all of the Pledged Interests shall be registered in the name of the Administrative Agent or its nominee, and the Administrative Agent or its nominee may thereafter exercise, in a commercially reasonable manner but otherwise in its discretion (A) all voting and other partnership rights pertaining to such Pledged Interests at any meeting of partners of the Issuer or otherwise and (B) any and all rights of conversion, exchange, subscription and any other rights, privileges or options pertaining to such Pledged Interests (including, without limitation, the right to exchange any and all of the Pledged Interests upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the partnership structure of the Issuer, or upon the exercise by the Pledgor or the Administrative Agent of any right, privilege or option pertaining to such Pledged Interests, and in connection therewith, the right to deposit and deliver any and all of the Pledged Interests with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as it may determine), all without liability except to account for property actually received by it, but the Administrative Agent shall have no duty to the Pledgor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

      (b) The rights of the Administrative Agent and the Lenders hereunder shall not be conditioned or contingent upon the pursuit by the Administrative Agent or any Lender of any right or remedy against the Borrowers or against any other Person which may be or become liable in respect of all or any part of the Obligations or against any collateral security therefor, guarantee therefor or right of offset with respect thereto. Neither the Administrative Agent nor any Lender shall be liable for any failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so, nor shall the Administrative Agent be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Pledgor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.

      8. Remedies. If an Event of Default shall occur and be continuing, with the consent of the Required Lenders, the Administrative Agent may, and upon the request of the Required Lenders, the Administrative Agent shall, exercise on behalf of itself and the Lenders, all rights and remedies granted in this Pledge Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, and in addition thereto, all rights and remedies of a secured party under the Code. Without limiting the generality of the foregoing with regard to the scope of the Administrative Agent's remedies, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Pledgor, the Issuer or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, assign, give option or options to purchase or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, in the over-the-counter market, at any exchange, broker's board or office of the Administrative Agent or any Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Administrative Agent or any Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Pledgor, which right or equity is hereby waived or released. The Administrative Agent shall apply any Proceeds from time to time held by it and the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred in respect thereof or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Administrative Agent and the Lenders hereunder, including, without limitation, reasonable attorneys' fees and disbursements of counsel thereto, to the payment in whole or in part of the Obligations, in the order set forth in the Credit Agreement, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including, without limitation, Section 9-504(1)(c) of the Code, need the Administrative Agent account for the surplus, if any, to the Pledgor. To the extent permitted by applicable law, the Pledgor waives all claims, damages and demands it may acquire against the Administrative Agent or any Lender arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition. The Pledgor further waives and agrees not to assert any rights or privileges which it may acquire under Section 9-112 of the Code.

      9.    Private Sales.

      (a) The Pledgor recognizes that the Administrative Agent may be unable to effect a public sale of any or all the Pledged Interests, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. The Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Interests for the period of time necessary to permit an Issuer to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

      (b) The Pledgor further agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Interests pursuant to this Section 9 valid and binding and in compliance with any and all other Applicable Laws. The Pledgor further agrees that a breach of any of the covenants contained in this
Section 9 will cause irreparable injury to the Administrative Agent and the Lenders not compensable in damages, that the Administrative Agent and the Lenders have no adequate remedy at law in respect of such breach and, as a consequence, that to the greatest extent permitted by law each and every covenant contained in this Section 9 shall be specifically enforceable against the Pledgor, and to the greatest extent permitted by law the Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Credit Agreement.

      10. No Subrogation. Notwithstanding any payment or payments made by the Pledgor hereunder, or any setoff or application of funds of the Pledgor by the Administrative Agent or Lender, or the receipt of any amounts by the Administrative Agent or any Lender with respect to any of the Collateral, the Pledgor shall not be entitled to be subrogated to any of the rights of the Administrative Agent or any Lender against the Borrower or against any other collateral security held by the Administrative Agent or any Lender for the payment of the Obligations, nor shall the Pledgor seek any reimbursement from the Borrower in respect of payments made by the Pledgor in connection with the Collateral, or amounts realized by the Administrative Agent or any Lender in connection with the Collateral, until all amounts owing to the Agents and Lenders on account of the Obligations are paid in full and the Commitments are terminated. If any amount shall be paid to the Pledgor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by the Pledgor in trust for the Administrative Agent, segregated from other funds of the Pledgor, and shall, forthwith upon receipt by the Pledgor, be turned over to the Administrative Agent in the exact form received by the Pledgor (duly indorsed by the Pledgor to the Administrative Agent, if required) to be applied against the Obligations, whether matured or unmatured, in such order as set forth in the Credit Agreement.

      11. Amendments, etc. With Respect to the Obligations. The Pledgor shall remain obligated hereunder, and the Collateral shall remain subject to the Lien granted hereby, notwithstanding that, without any reservation of rights against the Pledgor, and without notice to or further assent by the Pledgor, any demand for payment of any of the Obligations made by the Administrative Agent or any Lender may be rescinded by the Administrative
Agent or such Lender, and any of the Obligations continued, and the Obligations, or the liability of the Borrower or any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified accelerated, compromised, waived, surrendered, or released by the Administrative Agent or any Lender, and the Credit Agreement, the Notes, any other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or part, as the Lenders (or the Required Lenders, as the case may be) may deem advisable from time to time, and any guarantee, right of offset or other collateral security at any time held by the Administrative Agent or any Lender for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. Neither the Administrative Agent nor any Lender shall have any obligation to protect, secure, perfect or insure any other Lien at any time held by it as security for the Obligations or any property subject thereto. The Pledgor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Administrative Agent or any Lender upon this Pledge Agreement; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Pledge Agreement; and all dealings between the Borrower and the Pledgor, on the one hand, and the Administrative Agent and the Lenders, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon this Pledge Agreement. The Pledgor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or the Pledgor with respect to the Obligations.

      12. Regulatory Approval. The Pledgor will, at its expense, promptly execute and deliver, or cause the execution and delivery of, all applications, certificates, instruments, registration statements and all other documents and papers the Administrative Agent may, to the extent commercially reasonable, request or as may be required by law in connection with the obtaining of any consent, approval, registration, qualification or authorization of any Governmental Authority or of any other Person necessary or appropriate for the effective exercise of any rights under this Pledge Agreement, provided, that unless an Event of Default shall have occurred and be continuing, the Pledgor shall not be obligated to make any filing with, or to seek or obtain any consent or authorization of, any Governmental Authority of the nature described in Section 19 hereof. Without limiting the generality of the foregoing, if an Event of Default shall have occurred and be continuing, the Pledgor shall take any action which the Administrative Agent may, to the extent commercially reasonable, request in order to transfer and assign to the Administrative Agent, or to such one or more third parties as the Administrative Agent may designate, or to a combination of the foregoing, each FCC License, PUC Authorization and CATV Franchise. To enforce the provisions of this Section, the Administrative Agent is, at any time when an Event of Default has occurred and is continuing, empowered to request the appointment of a receiver from any court of competent jurisdiction. Such receiver shall be instructed to seek from the applicable Governmental Authority an involuntary transfer of control of each such FCC License, PUC Authorization and CATV Franchise for the purpose of seeking a bona fide purchaser to whom control will ultimately be transferred. The Pledgor hereby agrees, so long as such Event of Default is continuing, to authorize such an involuntary transfer of control upon the request of the receiver so appointed and, if the Pledgor shall refuse to authorize the transfer, its approval may be required by the court. Upon the occurrence and continuance of an Event of Default, the Pledgor shall further use its best efforts to assist in obtaining approval of the applicable Governmental Authority, if required, for any action or transactions contemplated by this Pledge Agreement including, without limitation, the preparation, execution and filing with the applicable Governmental Authority of the assignor's or transferor's portion of any application or applications for consent to the assignment of any FCC License, PUC Authorization or CATV Franchise or transfer of control necessary or appropriate under the rules and regulations of the applicable Governmental Authority for the approval of the transfer or assignment of any portion of the Collateral, together with any FCC License, PUC Authorization and CATV Franchise. The Pledgor acknowledges that the assignment or transfer of each FCC License, PUC Authorization and CATV Franchise is integral to the Administrative Agent's and Lenders' realization of the value of the Collateral, that there is no adequate remedy at law for failure by the Pledgor to comply with the provisions of this Section and that such failure would cause irreparable injury not adequately compensable in damages, and therefore agrees that to the greatest extent permitted by law each and every covenant contained in this Section may be specifically enforced, and to the greatest extent permitted by law the Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants.

      13. Limitation on Duties Regarding Collateral. The Administrative Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar securities and property for its own account. Neither the Administrative Agent, any Lender nor any of their respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Pledgor or otherwise.

      14. Powers Coupled with an Interest. All authorizations and agencies herein contained with respect to the Collateral constitute irrevocable powers coupled with an interest.

      15. Severability. Any provision of this Pledge Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

      16. Paragraph Headings. The paragraph headings used in this Pledge Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

      17. No Waiver; Cumulative Remedies. Neither the Administrative Agent nor any Lender shall by any act (except by a written instrument pursuant to Section 18 hereof) be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such Lender would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

      18.  Waivers and Amendments; Successors and Assigns; Governing Law.
None of the terms or provisions of this Pledge Agreement may be amended, supplemented or otherwise modified except by a written instrument executed by the Pledgor and Administrative Agent; provided that (i) any provision of this Pledge Agreement may be waived by the Administrative Agent in a letter or agreement executed by the Administrative Agent or by telex or facsimile transmission from the Administrative Agent and (ii) any consent by the Administrative Agent to any amendment, supplement or modification hereto shall be subject to approval thereof by the Lenders or Required Lenders, as applicable, in accordance with Section 13.11 of the Credit Agreement. This Pledge Agreement shall be binding upon the successors and assigns of the Pledgor and shall inure to the benefit of itself and the Lenders and their respective successors and assigns. This Pledge Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of North Carolina.

      19. Regulatory Concerns. Notwithstanding any other provision to the contrary contained in this Agreement, the ability of the Administrative Agent to (i) transfer record ownership of the Pledged Interests into the name of the Administrative Agent or its nominee pursuant to Section 7 hereof, (ii) vote and give consents, ratifications and waivers with respect to the Pledged Interests pursuant to Section 7 hereof and (iii) sell the Pledged Interests pursuant to Section 8 or 9 hereof is subject to the Administrative Agent or its nominee (a) obtaining, to the extent necessary under applicable laws and regulations, the prior approval of the FCC, any PUC or any other Governmental Authority having jurisdiction with respect to any Issuer and its Subsidiaries and (b) making any additional filings, reports or notifications required with respect to the exercise by the Administrative Agent of the powers specified in clauses (i), (ii) and (iii) of this section.

      20. Notices. All notices and communications hereunder shall be given to the addresses and otherwise in accordance with Section 13.1 of the Credit Agreement.

      21. Consents Under the Partnership Agreement. The Pledgor, in its capacity as general and limited partner of the Issuer, hereby consents to the Administrative Agent becoming a substituted General Partner under the Partnership Agreement at (but only at) the notification of the Administrative Agent, on behalf of the Lenders, in connection with the exercise by the Administrative Agent and the Lenders of any additional documents delivered by the Administrative Agent as required by the Partnership Agreement in connection with the exercise by the Administrative Agent of its remedies under any Loan Document.

      22. Irrevocable Authorization and Instruction to Issuer. The Pledgor hereby authorizes and instructs each Issuer to comply with any instruction received by it from the Administrative Agent in writing that (a) states that an Event of Default has occurred and (b) is otherwise in accordance with the terms of this Pledge Agreement, without any other or further instructions from the Pledgor, and the Pledgor agrees that the Issuer shall be fully protected in so complying.

      23. Authority of Administrative Agent. The Pledgor acknowledges that the rights and responsibilities of the Administrative Agent under this Pledge Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Pledge Agreement shall, as between the Administrative Agent and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Pledgor, the Administrative Agent shall be conclusively presumed to be acting as agent for itself and the Lenders with full and valid authority so to act or refrain from acting, and neither the Pledgor nor any Issuer shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

      24. Consent to Jurisdiction. The Pledgor hereby irrevocably consents to the personal jurisdiction of the state and federal courts located in Mecklenburg County, North Carolina, in any action, claim or other proceeding arising out of any dispute in connection with this Pledge Agreement, the other Loan Documents, any rights or obligations hereunder or thereunder, or the performance of such rights and obligations. The Pledgor hereby irrevocably consents to the service of a summons and complaint and other process in any action, claim or proceeding brought by the Administrative Agent or any Lender in connection with this Pledge Agreement, the other Loan Documents, any rights or obligations hereunder or thereunder, or the performance of such rights and obligations, on behalf of itself or its property, in the manner specified in
Section 20. Nothing in this Section 24 shall affect the right of the Administrative Agent or any Lender to serve legal process in any other manner permitted by Applicable Law or affect the right of the Administrative Agent or any Lender to bring any action or proceeding against the Pledgor or its properties, individually or collectively, in the courts of any other jurisdictions.

      25.   Binding Arbitration; Waiver of Jury Trial.

      (a) Jury Trial. TO THE EXTENT PERMITTED BY LAW, THE ADMINISTRATIVE AGENT, EACH LENDER AND THE PLEDGOR HEREBY IRREVOCABLY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL WITH RESPECT TO ANY ACTION, CLAIM OR OTHER PROCEEDING ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS PLEDGE AGREEMENT OR THEREUNDER, THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER, OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS.

      (b) Binding Arbitration. Upon demand of any party, whether made before or after institution of any judicial proceeding, any dispute, claim or controversy arising out of, connected with or relating to this Pledge Agreement or any other Loan Documents ("Disputes"), between or among parties to this Agreement or any other Loan Document shall be resolved by binding arbitration as provided herein. Institution of a judicial proceeding by a party does not waive the right of that party to demand arbitration hereunder. Disputes may include, without limitation, tort claims, counterclaims, claims brought as class actions, claims arising from Loan Documents executed in the future, or claims concerning any aspect of the past, present or future relationships arising out or connected with the Loan Documents. Arbitration shall be conducted under and governed by the Commercial Financial Disputes Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association (the "AAA") and Title 9 of the U.S. Code. All arbitration hearings shall be conducted in Charlotte, North Carolina. The expedited procedures set forth in Rule 51, et seq. of the Arbitration Rules shall be applicable to claims of less than $500,000. All applicable statutes of limitation shall apply to any Dispute. A judgment upon the award may be entered in any court having jurisdiction. The panel from which all arbitrators are selected shall be comprised of licensed attorneys. The single arbitrator selected for expedited procedure shall be a retired judge from the highest court of general jurisdiction, state or federal, of the state where the hearing will be conducted. Notwithstanding the foregoing, this paragraph shall not apply to any Hedging Agreement that is a Loan Document.

      (c) Preservation of Certain Remedies. Notwithstanding the preceding binding arbitration provisions, the parties hereto and the other Loan Documents preserve, without diminution, certain remedies that such Persons may employ or exercise freely, either alone, in conjunction with or during a Dispute. Each such Person shall have and hereby reserves the right to proceed in any court of proper jurisdiction or by self help to exercise or prosecute the following remedies: (i) all rights to foreclose against any real or personal property or other security by exercising a power of sale granted in the Loan Documents or under applicable law or by judicial foreclosure and sale, (ii) all rights of self help including peaceful occupation of property and collection of rents, set off, and peaceful possession of property, (iii) obtaining provisional or ancillary remedies including injunctive relief, sequestration, garnishment, attachment, appointment of receiver and in filing an involuntary bankruptcy proceeding, and (iv) when applicable, a judgment by confession of judgment. Preservation of these remedies does not limit the power of an arbitrator to grant similar remedies that may be requested by a party in a Dispute.

      26. Reorganization. Notwithstanding anything to the contrary contained in this Agreement, no action required to be taken by the Pledgor or any Issuer pursuant to the Reorganization shall be deemed to constitute an Event of Default arising out of a breach of the terms of this Agreement; provided, that if any such action conflicts with or otherwise results in any breach of any provision of this Agreement, the Pledgor and the Issuer, or their successors or assignees, shall execute such amendments hereto and take all the actions reasonably requested by the Administrative Agent in order that this Agreement shall remain enforceable in accordance with its terms against such Persons after the Reorganization.

      27. Termination of Pledge Agreement. This Pledge Agreement shall terminate upon the date when the Obligations have been paid in full and the Commitments terminated. Upon the termination of this Pledge Agreement, the Administrative Agent will, at the expense of the Pledgor, deliver any certificates evidencing the Pledged Interests and any other Collateral held by it to the Pledgor and execute and deliver to the Pledgor such documents as the Pledgor shall reasonably request to evidence the termination of the Lien created hereby on the Collateral.




      IN WITNESS WHEREOF, the undersigned has caused this Pledge Agreement to be executed under seal by its duly authorized officers as of the date first above written.



[CORPORATE SEAL]                    COMVIDEO SYSTEMS, INC.


                                    By:
                                       -----------------------------

                                       Name:
                                            ------------------------

                                       Title:
                                             -----------------------




                         ACKNOWLEDGEMENT AND CONSENT


      The Issuer referred to in the foregoing Pledge Agreement hereby acknowledges receipt of a copy thereof and agrees to be bound thereby and to comply with the terms thereof insofar as such terms are applicable to it. The Issuer agrees to notify the Administrative Agent promptly in writing of the occurrence of any of the events described in Section 5(a) of the Pledge Agreement with respect to its partnership interests.


                                    HOME LINK COMMUNICATIONS OF
                                      PRINCETON, L.P.


                                    By: COMVIDEO SYSTEMS, INC., its
                                    General Partner


                                    By:
                                       ------------------------------

                                       Name:
                                            -------------------------

                                       Title:
                                             ------------------------





                                SCHEDULE 1
                                 To Pledge
                                 Agreement


                  DESCRIPTION OF PLEDGED INTERESTS OF ISSUER


                  Type of               Percentage
Pledgor           Interest              Ownership
-------           --------              ----------






                                SCHEDULE II
                                 To Pledge
                                 Agreement
                                 ---------


                                UCC INFORMATION


         Debtor                          Filing Jurisdiction
         ------                          -------------------






                         Exhibit A to Pledge Agreement
                         -----------------------------


     PLEDGE AGREEMENT SUPPLEMENT, dated as of ________________, 19__ (the "Supplement"), made by [___________________________] and
[______________________] (the "Pledgor"), in favor of First Union National Bank, a national banking corporation, as Administrative Agent (in such capacity, the "Administrative Agent"), under the Credit Agreement (as defined in the Pledge Agreement referred to below) for the ratable benefit of itself and the Lenders (as so defined).

     Reference is hereby made to that Pledge Agreement, dated as of ____________, 1997, made by the Pledgor in favor of the Administrative Agent (as amended, restated or otherwise modified as of the date hereof, the "Pledge Agreement"). This Supplement supplements the Pledge Agreement, forms a part thereof and is subject to the terms thereof. Terms defined in the Pledge Agreement are used herein as therein defined.

     The Pledgor hereby confirm and reaffirm the security interest in the Collateral granted to the Administrative Agent for the ratable benefit of itself and the Lenders under the Pledge Agreement, and, as additional collateral security for the prompt and complete payment when due (whether at stated maturity, by acceleration or otherwise) of the Obligations and in order to induce the Lenders to make their Loans under the Credit Agreement, the Pledgor hereby deliver to the Administrative Agent, for the ratable benefit of the Administrative Agent and the Lenders, all of the issued and outstanding partnership interests of [INSERT NAME OF NEW SUBSIDIARY] (the "New Issuer") listed below, together with all certificates, options, or rights of any nature whatsoever which may be issued or granted by the New Issuer to the Pledgor while the Pledge Agreement, as supplemented hereby, is in force (the "Additional Pledged Interests"; as used in the Pledge Agreement as supplemented by this Supplement, "Pledged Interests" shall be deemed to include the Additional Pledged Interests) and hereby grants to the Agent, for the ratable benefit of itself and the Lenders, a first priority security interest in the Additional Pledged Interests and all Proceeds thereof.

     Each Pledgor hereby represents and warrants that the representations and warranties contained in paragraph 4 of the Pledge Agreement are true and correct on the date of this Supplement with references therein to the "Pledged Interests" to include the Additional Pledged Interests, with references therein to the "Issuer" to include the New Issuer, and with references to the "Pledge Agreement" to mean the Pledge Agreement as supplemented by this Supplement.

     The Pledgor shall deliver to the Administrative Agent the Acknowledgement and Consent attached hereto duly executed by the New Issuer. The Additional Pledged Interests pledged hereby is as follows and shall be deemed part of
Schedule 1 to the Pledge Agreement:

                                        Percentage
Issuer             Type of Interest     Ownership
------             ----------------     ----------

[New Issuer]

     Each Pledgor hereby agrees to deliver to the Administrative Agent such certificates and other documents and take such other action as shall be reasonably requested by the Administrative Agent in order to effectuate the terms hereof and the Pledge Agreement.

     The address for notices for the New Issuer is as follows:

                   ______________________________
                   ______________________________
                   ______________________________
                   Attention:____________________
                   Telephone No.:________________
                   Telecopy No.:_________________




                           [Signature page follows]


     IN WITNESS WHEREOF, the undersigned has caused this Supplement to be duly executed under seal and delivered as of the date first above written.

[CORPORATE SEAL]              [PLEDGOR]



                                      By:___________________________
                                Name:________________________
                                Title:_________________________






                          ACKNOWLEDGEMENT AND CONSENT

     The undersigned hereby acknowledges receipt of a copy of the foregoing Supplement and the Pledge Agreement referred to therein (the "Pledge Agreement"). The undersigned agrees for the ratable benefit of the Administrative Agent and the Lenders as follows:

     The undersigned will be bound by the terms of the Pledge Agreement and will comply with such terms insofar as such terms are applicable to the undersigned.

     The undersigned will notify the Administrative Agent promptly in writing of the occurrence of any of the events described in paragraph 5(a) of the Pledge Agreement with respect to its partnership interests.

                                   [NAME OF NEW ISSUER]



                                   By:___________________________
                                   Name:________________________
                                   Title:_________________________





                                                                  EXHIBIT B TO
                                                     ComVideo PLEDGE AGREEMENT
                                                     -------------------------

                            Authorization Statement



____________ __, 1997


To:                Home Link Communications of Princeton, L.P.
                   ________________________________
                   ________________________________
                   ________________________________


            You are hereby instructed to register the pledge of the following uncertificated security as follows:

      All general partnership, limited partnership and other ownership interests of the undersigned in Home Link Communications of Princeton, L.P.


Pledgor                            Pledgee
-------                            -------
ComVideo Systems, Inc.             First Union National Bank,
_____________________                as Administrative Agent
_____________________              301 South College Street
                                   One First Union Center, TW-19
_____________________              Charlotte, NC  28288-0735
_____________________              Attn:  Syndication Agency Services
_____________________
_____________________


                                    Very truly yours,

                                       COMVIDEO SYSTEMS, INC.

                                       By:___________________________
                                       Name:_________________________
                                       Title:________________________

                                       ______________________________




                                                                  EXHIBIT C TO
                                                              PLEDGE AGREEMENT
                                                              ----------------

                             Transaction Statement
                             ---------------------


                                                ___________ __, 1997

To:   ComVideo Systems, Inc.
      ______________________
      ______________________

      ______________________
      ______________________
      ______________________
      ______________________

      and

      First Union National Bank,
        as Administrative Agent
      301 South College Street
      One First Union Center, TW-19
      Charlotte, North Carolina  28288-0735
      Attention:  Syndication Agency Services


      This statement is to advise you that a pledge of the following uncertificated securities has been registered in the name of First Union National Bank, as Administrative Agent:

      1. Uncertificated Security: All partnership and other ownership interests of ComVideo Systems, Inc. in Home Link Communications of Princeton, L.P.

      2.    Registered Owner:

            ComVideo Systems, Inc.
            ___________________________
            ___________________________

            Taxpayer Identification Number:    ______________

            ___________________________
            ___________________________
            ___________________________
            ___________________________

            Taxpayer Identification Number:    ______________

      3.    Registered Pledgee:

            First Union National Bank,
              as Administrative Agent
            301 South College Street
            One First Union Center, TW-19
            Charlotte, North Carolina  28288-0735
            Attention:  _________________________

            Taxpayer Identification Number:   56-0900030


      4. There are no adverse claims to which the uncertificated security is or may be subject known to Home Link Communications of Princeton, L.P.

      5.    The pledge was registered on __________ __, 1997.

        THIS STATEMENT IS MERELY A RECORD OF THE RIGHTS OF THE ADDRESSEES AS OF THE TIME OF ITS ISSUANCE. DELIVERY OF THIS STATEMENT, OF ITSELF, CONFERS NO RIGHTS ON THE RECIPIENT. THIS STATEMENT IS NEITHER A NEGOTIABLE INSTRUMENT NOR A SECURITY.

                                    Very truly yours,

                                    HOME LINK COMMUNICATIONS OF PRINCETON, L.P.

                                    By:   ComVideo Systems, Inc., Its General
                                          Partner

                                          By:________________________________
                                          Name:______________________________
                                          Title:_____________________________

                                EXHIBIT I-3
                                    to
                Credit Agreement dated as of June __, 1997,
                               by and among
             C-TEC Cable Systems, Inc., ComVideo Systems, Inc.
                 and C-TEC Cable Systems of New York, Inc.
                             as the Borrowers,
                        the Lenders party thereto,
                                    and
                        First Union National Bank,
                          as Administrative Agent



                             PLEDGE AGREEMENT


      THIS PLEDGE AGREEMENT (as amended, restated or otherwise modified, the "Pledge Agreement"), dated as of ___________, 1997 is made by ___________________, a _____________ corporation (the "Pledgor"), in favor of
First Union National Bank, a national banking association ("First Union"), as Administrative Agent for the ratable benefit of itself and the Lenders delivered pursuant to the Credit Agreement dated as of June 30, 1997 (as amended, restated or otherwise modified, the "Credit Agreement") by and among C-TEC Cable Systems, Inc., (the "Issuer"), ComVideo Systems, Inc. and C-TEC Cable Systems of New York, Inc. collectively with the Issuer, the "Borrowers"), the Lenders who are or may become party thereto (the "Lenders") and First Union National Bank, as Administrative Agent (the "Administrative Agent").

                           STATEMENT OF PURPOSE

      Pursuant to the terms of the Credit Agreement, the Lenders have agreed to extend certain credit facilities to the Borrowers in the aggregate amount of up to the Aggregate Commitment under the Credit Agreement.

      The Pledgor is the legal and beneficial owner of the shares of Pledged Stock (as hereinafter defined) issued by the Issuer.

      In connection with the transactions contemplated by the Credit Agreement, the Lenders have requested, and the Pledgor has agreed to execute and deliver this Pledge Agreement and the Pledged Stock (in accordance with the terms hereof) to the Administrative Agent for the ratable benefit of the itself and the Lenders.

      NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Lenders to enter into and make available Loans pursuant to the Credit Agreement, the Pledgor hereby agrees with the Administrative Agent for the ratable benefit of itself and the Lenders as follows:

      1. Defined Terms. Unless otherwise defined herein, terms which are defined in the Credit Agreement and used herein are so used as so defined, and the following terms shall have the following meanings:

            "Code" means the Uniform Commercial Code from time to time in effect in the State of North Carolina.

            "Collateral" means the Pledged Stock and all Proceeds.

            "Pledge Agreement" means this Pledge Agreement, as amended, restated or otherwise modified.

            "Pledged Stock" means the shares of capital stock of the Issuer listed on Schedule I hereto, together with all stock certificates, options or rights of any nature whatsoever that may be issued or granted by the Issuer to the Pledgor while this Pledge Agreement is in effect.

            "Proceeds" means all "proceeds" as such term is defined in Section 9-306(1) of the Code on the date hereof and, in any event, shall include, without limitation, all dividends or other income from the Pledged Stock, collections thereon, proceeds of sale thereof or distributions with respect thereto.

      2. Pledge and Grant of Security Interest. The Pledgor hereby delivers to the Administrative Agent, for the ratable benefit of itself and the Lenders, all the Pledged Stock and hereby grants to Administrative Agent, for the ratable benefit of itself and the Lenders, a first priority security interest in the Collateral, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.

      3. Stock Powers. Concurrently with the delivery to the Administrative Agent of each certificate representing one or more shares of Pledged Stock, the Pledgor shall deliver an undated stock power covering such certificate, duly executed in blank by the Pledgor.

      4.  Representations and Warranties.   To induce the Administrative Agent
and Lenders to execute the Credit Agreement and make any Loans and to accept the security contemplated hereby, the Pledgor hereby represents and warrants that:

            (a) the Pledgor has the corporate power, authority and legal right to execute and deliver, to perform its obligations under, and to grant the Lien on the Collateral pursuant to, this Pledge Agreement and has taken all necessary corporate action to authorize its execution, delivery and performance of, and grant of the Lien on the Collateral pursuant to, this Pledge Agreement;

            (b) this Pledge Agreement constitutes a legal, valid and binding obligation of the Pledgor enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies;

            (c) except as contemplated by Section 19 hereof, the execution, delivery and performance of this Pledge Agreement will not violate any provision of any Applicable Law or contractual obligation of the Pledgor and will not result in the creation or imposition of any Lien on any of the properties or revenues of the Pledgor pursuant to any Applicable Law or contractual obligation, except as contemplated hereby;

            (d) except as contemplated by Section 19 hereof, no consent or authorization of, filing with, or other act by or in respect of, any arbitrator or Governmental Authority and no consent of any other Person (including, without limitation, any stockholder or creditor of the Pledgor or any Issuer), is required in connection with the execution, delivery, performance, validity or enforceability of this Pledge Agreement, except that certain routine notification filings with the FCC, any applicable PUC and any Governmental Authority that grants CATV Franchises with respect to the Loan Documents may be required after the Closing Date;

            (e) no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Pledgor, threatened by or against the Pledgor or against any of its properties or revenues with respect to this Pledge Agreement or any of the transactions contemplated hereby;

            (f) the shares of Pledged Stock listed on Schedule I constitute all the issued and outstanding shares of all classes of the capital stock of the Issuer;

            (g) all the shares of the Pledged Stock have been duly and validly issued and are fully paid and nonassessable;

            (h) the Pledgor is the record and beneficial owner of, and has good and marketable title to, the Pledged Stock listed on Schedule I, free of any and all Liens or options in favor of, or claims of, any other Person, except the Lien created by this Pledge Agreement; and

            (i) upon (i) filing of UCC-1 financing statements with the jurisdictions set forth on Schedule II hereto and (ii) delivery to the Administrative Agent of the stock certificates evidencing the Pledged Stock, the Lien granted pursuant to this Pledge Agreement will constitute a valid, perfected first priority Lien on the Collateral (to the extent that such a security interest in such collateral can be perfected under the Code by taking such action (and subject to the requirements of Section 9-306 of the Code with respect to any proceeds of Collateral and to the further requirement that additional steps described in Section 5(a) hereof may be necessary to perfect a security interest in dividends or other distributions in kind) enforceable as such against all creditors of the Pledgor and any Persons purporting to purchase any Collateral from the Pledgor.

      5. Certain Covenants. The Pledgor covenants and agrees with the Administrative Agent for the ratable benefit of the Administrative Agent and the Lenders that, from and after the date of this Pledge Agreement until the Obligations are paid in full and the Commitments are terminated:

            (a) If the Pledgor shall, as a result of its ownership of the Pledged Stock, become entitled to receive or shall receive any stock certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights, whether in addition to, in substitution of, as a conversion of, or in exchange for any shares of the Pledged Stock, or otherwise in respect thereof, the Pledgor shall accept the same as the agent of the Administrative Agent, hold the same in trust for the Administrative Agent and deliver the same forthwith to the Administrative Agent in the exact form received, duly indorsed by the Pledgor to the Administrative Agent, if required, together with an undated stock power covering such certificate duly executed in blank by the Pledgor, to be held by the Administrative Agent, subject to the terms hereof, as additional collateral security for the Obligations. In addition, any sums paid upon or in respect of the Pledged Stock upon the liquidation or dissolution of the Issuer shall be paid over to the Administrative Agent to be held by it hereunder as additional collateral security for the Obligations, and in case any distribution of capital shall be made on or in respect of the Pledged Stock or any property shall be distributed upon or with respect to the Pledged Stock pursuant to the recapitalization or reclassification of the capital of the Issuer or pursuant to the reorganization thereof, the property so distributed shall be delivered to the Administrative Agent to be held by it hereunder as additional collateral security for the Obligations. If any sums of money or property so paid or distributed in respect of the Pledged Stock shall be received by the Pledgor, the Pledgor shall, until such money or property is paid or delivered to the Administrative Agent, hold such money or property in trust for the Administrative Agent, segregated from other funds of the Pledgor, as additional collateral security for the Obligations.

            (b) Without the prior written consent of the Administrative Agent, the Pledgor will not (i) vote to enable, or take any other action to permit, the Issuer to issue any stock or other equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any stock or other equity securities of any nature of the Issuer, (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Collateral, or (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Collateral, or any interest therein, except for the Lien provided for by this Pledge Agreement. The Pledgor will defend the right, title and interest of the Administrative Agent in and to the Collateral against the claims and demands of all Persons whomsoever.

            (c) At any time and from time to time, upon the written request of the Administrative Agent, and at the sole expense of the Pledgor, the Pledgor will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Administrative Agent may reasonably request for the purposes of obtaining or preserving the full benefits of this Pledge Agreement and of the rights and powers herein granted provided, that unless an Event of Default shall have occurred and be continuing, the Pledgor shall not be obligated to make any filing with, or to seek or obtain any consent or authorization of, any Governmental Authority of the nature described in Section 19 hereof. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note, other instrument or chattel paper, such note, instrument or chattel paper shall be immediately delivered to the Administrative Agent, duly endorsed in a manner satisfactory to the Administrative Agent, to be held as Collateral pursuant to this Pledge Agreement.

            (d) The Pledgor agrees to pay, and to save the Administrative Agent and the Lenders harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Pledge Agreement.

      6. Cash Dividends; Voting Rights. Unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given notice to the Pledgor of the Administrative's Agent intent to exercise its rights pursuant to Section 7 below, the Pledgor shall be permitted to receive all dividends or other payments or distributions made upon or with respect to the Pledged Stock in cash paid in accordance with the terms of the Credit Agreement in respect of the Pledged Stock and to exercise all voting and corporate rights with respect to the Pledged Stock; provided, that no vote shall be cast or corporate right exercised or other action taken which, in the Administrative Agent's judgment, exercised in a reasonable manner, would impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Credit Agreement, the Notes, any other Loan Documents or this Pledge Agreement.

      7.  Rights of the Administrative Agent.

      (a) If an Event of Default shall occur and be continuing and the Administrative Agent shall give notice of its intent to exercise such rights to the Pledgor, (i) the Administrative Agent shall have the right to receive any and all cash dividends paid in respect of the Pledged Stock and make application thereof to the Obligations in the order set forth in the Credit Agreement and (ii) all shares of the Pledged Stock shall be registered in the name of the Administrative Agent or its nominee, and the Administrative Agent or its nominee may thereafter exercise, in a commercially reasonable manner but otherwise in its discretion, (A) all voting, corporate and other rights pertaining to such shares of the Pledged Stock at any meeting of shareholders of the Issuer or otherwise and (B) any and all rights of conversion, exchange, subscription and any other rights, privileges or options pertaining to such shares of the Pledged Stock (including, without limitation, the right to exchange any and all of the Pledged Stock upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of the Issuer, or upon the exercise by the Pledgor or the Administrative Agent of any right, privilege or option pertaining to such shares of the Pledged Stock, and in connection therewith, the right to deposit and deliver any and all of the Pledged Stock with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as it may determine), all without liability except to account for property actually received by it, but the Administrative Agent shall have no duty to the Pledgor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

      (b) The rights of the Administrative Agent and the Lenders hereunder shall not be conditioned or contingent upon the pursuit by the Administrative Agent or any Lender of any right or remedy against the Borrower or against any other Person which may be or become liable in respect of all or any part of the Obligations or against any collateral security therefor, guarantee therefor or right of offset with respect thereto. Neither the Administrative Agent nor any Lender shall be liable for any failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so, nor shall the Administrative Agent be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Pledgor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.

      8. Remedies. If an Event of Default shall occur and be continuing, with the consent of the Required Lenders, the Administrative Agent may, and upon the request of the Required Lenders, the Administrative Agent shall, exercise on behalf of itself and the Lenders, all rights and remedies granted in this Pledge Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, and in addition thereto, all rights and remedies of a secured party under the Code. Without limiting the generality of the foregoing with regard to the scope of the Administrative Agent's remedies, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Pledgor, the Issuer or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, assign, give option or options to purchase or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, in the over-the-counter market, at any exchange, broker's board or office of the Administrative Agent or any Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Administrative Agent or any Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Pledgor, which right or equity is hereby waived or released. The Administrative Agent shall apply any Proceeds from time to time held by it and the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred in respect thereof or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Administrative Agent and the Lenders hereunder, including, without limitation, reasonable attorneys' fees and disbursements of counsel thereto, to the payment in whole or in part of the Obligations, in the order set forth in the Credit Agreement, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including, without limitation, Section 9-504(1)(c) of the Code, need the Administrative Agent account for the surplus, if any, to the Pledgor. To the extent permitted by applicable law, the Pledgor waives all claims, damages and demands it may acquire against the Administrative Agent or any Lender arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition. The Pledgor further waives and agrees not to assert any rights or privileges which it may acquire under Section 9-112 of the Code.

      9.  Private Sales.

      (a) The Pledgor recognizes that the Administrative Agent may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. The Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if the Issuer would agree to do so.

      (b) The Pledgor further agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock pursuant to this Section 9 valid and binding and in compliance with any and all other Applicable Laws. The Pledgor further agrees that a breach of any of the covenants contained in this Section 9 will cause irreparable injury to the Administrative Agent and the Lenders not compensable in damages, that the Administrative Agent and the Lenders have no adequate remedy at law in respect of such breach and, as a consequence, that to the greatest extent permitted by law each and every covenant contained in this Section 9 shall be specifically enforceable against the Pledgor, and to the greatest extent permitted by law the Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Credit Agreement.

      10. No Subrogation. Notwithstanding any payment or payments made by the Pledgor hereunder, or any setoff or application of funds of the Pledgor by the Administrative Agent or Lender, or the receipt of any amounts by the Administrative Agent or any Lender with respect to any of the Collateral, the Pledgor shall not be entitled to be subrogated to any of the rights of the Administrative Agent or any Lender against the Borrower or against any other collateral security held by the Administrative Agent or any Lender for the payment of the Obligations, nor shall the Pledgor seek any reimbursement from the Borrower in respect of payments made by the Pledgor in connection with the Collateral, or amounts realized by the Administrative Agent or any Lender in connection with the Collateral, until all amounts owing to the Agents and Lenders on account of the Obligations are paid in full and the Commitments are terminated. If any amount shall be paid to the Pledgor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by the Pledgor in trust for the Administrative Agent, segregated from other funds of the Pledgor, and shall, forthwith upon receipt by the Pledgor, be turned over to the Administrative Agent in the exact form received by the Pledgor (duly indorsed by the Pledgor to the Administrative Agent, if required) to be applied against the Obligations, whether matured or unmatured, in such order as set forth in the Credit Agreement.

      11. Amendments, etc. With Respect to the Obligations. The Pledgor shall remain obligated hereunder, and the Collateral shall remain subject to the Lien granted hereby, notwithstanding that, without any reservation of rights against the Pledgor, and without notice to or further assent by the Pledgor, any demand for payment of any of the Obligations made by the Administrative Agent or any Lender may be rescinded by the Administrative
Agent or such Lender, and any of the Obligations continued, and the Obligations, or the liability of the Borrower or any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified accelerated, compromised, waived, surrendered, or released by the Administrative Agent or any Lender, and the Credit Agreement, the Notes, any other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or part, as the Lenders (or the Required Lenders, as the case may be) may deem advisable from time to time, and any guarantee, right of offset or other collateral security at any time held by the Administrative Agent or any Lender for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. Neither the Administrative Agent nor any Lender shall have any obligation to protect, secure, perfect or insure any other Lien at any time held by it as security for the Obligations or any property subject thereto. The Pledgor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Administrative Agent or any Lender upon this Pledge Agreement; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Pledge Agreement; and all dealings between the Borrower and the Pledgor, on the one hand, and the Administrative Agent and the Lenders, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon this Pledge Agreement. The Pledgor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or the Pledgor with respect to the Obligations.

      12. Regulatory Approval. The Pledgor will, at its expense, promptly execute and deliver, or cause the execution and delivery of, all applications, certificates, instruments, registration statements and all other documents and papers the Administrative Agent may, to the extent commercially reasonable, request or as may be required by law in connection with the obtaining of any consent, approval, registration, qualification or authorization of any Governmental Authority or of any other Person necessary or appropriate for the effective exercise of any rights under this Pledge Agreement, provided, that unless an Event of Default shall have occurred and be continuing, the Pledgor shall not be obligated to make any filing with, or to seek or obtain any consent or authorization of, any Governmental Authority of the nature described in Section 19 hereof. Without limiting the generality of the foregoing, if an Event of Default shall have occurred and be continuing, the Pledgor shall take any action which the Administrative Agent may, to the extent commercially reasonable, request in order to transfer and assign to the Administrative Agent, or to such one or more third parties as the Administrative Agent may designate, or to a combination of the foregoing, each FCC License, PUC Authorization and CATV Franchise. To enforce the provisions of this Section, the Administrative Agent is, at any time when an Event of Default has occurred and is continuing, empowered to request the appointment of a receiver from any court of competent jurisdiction. Such receiver shall be instructed to seek from the applicable Governmental Authority an involuntary transfer of control of each such FCC License, PUC Authorization and CATV Franchise for the purpose of seeking a bona fide purchaser to whom control will ultimately be transferred. The Pledgor hereby agrees, so long as such Event of Default is continuing, to authorize such an involuntary transfer of control upon the request of the receiver so appointed and, if the Pledgor shall refuse to authorize the transfer, its approval may be required by the court. Upon the occurrence and continuance of an Event of Default, the Pledgor shall further use its best efforts to assist in obtaining approval of the applicable Governmental Authority, if required, for any action or transactions contemplated by this Pledge Agreement including, without limitation, the preparation, execution and filing with the applicable Governmental Authority of the assignor's or transferor's portion of any application or applications for consent to the assignment of any FCC License, PUC Authorization or CATV Franchise or transfer of control necessary or appropriate under the rules and regulations of the applicable Governmental Authority for the approval of the transfer or assignment of any portion of the Collateral, together with any FCC License, PUC Authorization and CATV Franchise. The Pledgor acknowledges that the assignment or transfer of each FCC License, PUC Authorization and CATV Franchise is integral to the Administrative Agent's and Lenders' realization of the value of the Collateral, that there is no adequate remedy at law for failure by the Pledgor to comply with the provisions of this Section and that such failure would cause irreparable injury not adequately compensable in damages, and therefore agrees that to the greatest extent permitted by law each and every covenant contained in this Section may be specifically enforced, and to the greatest extent permitted by law the Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants.

      13. Limitation on Duties Regarding Collateral. The Administrative Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar securities and property for its own account. Neither the Administrative Agent, any Lender nor any of their respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Pledgor or otherwise.

      14. Powers Coupled with an Interest. All authorizations and agencies herein contained with respect to the Collateral constitute irrevocable powers coupled with an interest.

      15. Severability. Any provision of this Pledge Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

      16. Paragraph Headings. The paragraph headings used in this Pledge Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

      17. No Waiver; Cumulative Remedies. Neither the Administrative Agent nor any Lender shall by any act (except by a written instrument pursuant to Section 18 hereof) be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such Lender would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

      18.  Waivers and Amendments; Successors and Assigns; Governing Law.
None of the terms or provisions of this Pledge Agreement may be amended, supplemented or otherwise modified except by a written instrument executed by the Pledgor and Administrative Agent; provided that (i) any provision of this Pledge Agreement may be waived by the Administrative Agent in a letter or agreement executed by the Administrative Agent or by telex or facsimile transmission from the Administrative Agent and (ii) any consent by the Administrative Agent to any amendment, supplement or modification hereto shall be subject to approval thereof by the Lenders or Required Lenders, as applicable, in accordance with Section 13.11 of the Credit Agreement. This Pledge Agreement shall be binding upon the successors and assigns of the Pledgor and shall inure to the benefit of the Administrative Agent and the Lenders and their respective successors and assigns. This Pledge Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of North Carolina.

      19. Regulatory Concerns. Notwithstanding any other provision to the contrary contained in this Agreement, the ability of the Administrative Agent to (i) transfer record ownership of the Pledged Stock into the name of the Administrative Agent or its nominee pursuant to Section 7 hereof, (ii) vote and give consents, ratifications and waivers with respect to the Pledged Stock pursuant to Section 7 hereof and
(iii) sell the Pledged Stock pursuant to Section 8 or 9 hereof is subject to the Administrative Agent or its nominee (a) obtaining, to the extent necessary under applicable laws and regulations, the prior approval of the FCC, any PUC or any other Governmental Authority having jurisdiction with respect to any Issuer and its Subsidiaries and (b) making any additional filings, reports or notifications required with respect to the exercise by the Administrative Agent of the powers specified in clauses (i), (ii) and (iii) of this section.

      20. Notices. All notices and communications hereunder shall be given to the addresses and otherwise in accordance with Section 13.1 of the Credit Agreement.

      21. Irrevocable Authorization and Instruction to Issuer. The Pledgor hereby authorizes and instructs the Issuer to comply with any instruction received by it from the Administrative Agent in writing that (a) states that an Event of Default has occurred and (b) is otherwise in accordance with the terms of this Pledge Agreement, without any other or further instructions from the Pledgor, and the Pledgor agrees that the Issuer shall be fully protected in so complying.

      22. Authority of Administrative Agent. The Pledgor acknowledges that the rights and responsibilities of the Administrative Agent under this Pledge Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Pledge Agreement shall, as between the Administrative Agent and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Pledgor, the Administrative Agent shall be conclusively presumed to be acting as agent for itself and the Lenders with full and valid authority so to act or refrain from acting, and neither the Pledgor nor any Issuer shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

      23. Consent to Jurisdiction. The Pledgor hereby irrevocably consents to the personal jurisdiction of the state and federal courts located in Mecklenburg County, North Carolina, in any action, claim or other proceeding arising out of any dispute in connection with this Pledge Agreement, the other Loan Documents, any rights or obligations hereunder or thereunder, or the performance of such rights and obligations. The Pledgor hereby irrevocably consents to the service of a summons and complaint and other process in any action, claim or proceeding brought by the Administrative Agent or any Lender in connection with this Pledge Agreement, the other Loan Documents, any rights or obligations hereunder or thereunder, or the performance of such rights and obligations, on behalf of itself or its property, in the manner specified in
Section 20. Nothing in this Section 23 shall affect the right of the Administrative Agent or any Lender to serve legal process in any other manner permitted by Applicable Law or affect the right of the Administrative Agent or any Lender to bring any action or proceeding against the Pledgors or their properties, individually or collectively, in the courts of any other jurisdictions.

      24.   Binding Arbitration; Waiver of Jury Trial.

      (a) Jury Trial. TO THE EXTENT PERMITTED BY LAW, THE ADMINISTRATIVE AGENT, EACH LENDER AND THE PLEDGOR HEREBY IRREVOCABLY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL WITH RESPECT TO ANY ACTION, CLAIM OR OTHER PROCEEDING ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS PLEDGE AGREEMENT OR THEREUNDER, THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER, OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS.

      (b) Binding Arbitration. Upon demand of any party, whether made before or after institution of any judicial proceeding, any dispute, claim or controversy arising out of, connected with or relating to this Pledge Agreement or any other Loan Documents ("Disputes"), between or among parties to this Agreement or any other Loan Document shall be resolved by binding arbitration as provided herein. Institution of a judicial proceeding by a party does not waive the right of that party to demand arbitration hereunder. Disputes may include, without limitation, tort claims, counterclaims, claims brought as class actions, claims arising from Loan Documents executed in the future, or claims concerning any aspect of the past, present or future relationships arising out or connected with the Loan Documents. Arbitration shall be conducted under and governed by the Commercial Financial Disputes Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association (the "AAA") and Title 9 of the U.S. Code. All arbitration hearings shall be conducted in Charlotte, North Carolina. The expedited procedures set forth in Rule 51, et seq. of the Arbitration Rules shall be applicable to claims of less than $500,000. All applicable statutes of limitation shall apply to any Dispute. A judgment upon the award may be entered in any court having jurisdiction. The panel from which all arbitrators are selected shall be comprised of licensed attorneys. The single arbitrator selected for expedited procedure shall be a retired judge from the highest court of general jurisdiction, state or federal, of the state where the hearing will be conducted. Notwithstanding the foregoing, this paragraph shall not apply to any Hedging Agreement that is a Loan Document.

      (c) Preservation of Certain Remedies. Notwithstanding the preceding binding arbitration provisions, the parties hereto and the other Loan Documents preserve, without diminution, certain remedies that such Persons may employ or exercise freely, either alone, in conjunction with or during a Dispute. Each such Person shall have and hereby reserves the right to proceed in any court of proper jurisdiction or by self help to exercise or prosecute the following remedies: (i) all rights to foreclose against any real or personal property or other security by exercising a power of sale granted in the Loan Documents or under applicable law or by judicial foreclosure and sale, (ii) all rights of self help including peaceful occupation of property and collection of rents, set off, and peaceful possession of property, (iii) obtaining provisional or ancillary remedies including injunctive relief, sequestration, garnishment, attachment, appointment of receiver and in filing an involuntary bankruptcy proceeding, and (iv) when applicable, a judgment by confession of judgment. Preservation of these remedies does not limit the power of an arbitrator to grant similar remedies that may be requested by a party in a Dispute.

      25. Reorganization. Notwithstanding anything to the contrary contained in this Agreement, no action required to be taken by the Pledgor or the Issuer pursuant to the Reorganization shall be deemed to constitute an Event of Default arising out of a breach of the terms of this Agreement; provided, that if any such action conflicts with or otherwise results in any breach of any provision of this Agreement, the Pledgor and the Issuer, or their successors or assignees shall execute such amendments thereto and take all the actions reasonably requested by the Administrative Agent in order that this Agreement shall remain enforceable in accordance with its terms against such Persons after the Reorganization.

      26. Termination of Pledge Agreement. This Pledge Agreement shall terminate upon the date when the obligations have been paid in full and the Commitments terminated. Upon the termination of this Pledge Agreement, the Administrative Agent will, at the expense of the Pledgor, deliver any certificates evidencing the Pledged Stock and any other Collateral held by it to the Pledgor and execute and deliver to the Pledgor such documents as the Pledgor shall reasonably request to evidence the termination of the Lien created hereby on the Collateral.


      IN WITNESS WHEREOF, the undersigned has caused this Pledge Agreement to be executed under seal by its duly authorized officers as of the date first above written.

[CORPORATE SEAL]                    [INSERT PLEDGOR]


                                    By:
                                       -----------------------------------
                                       Name:
                                            ------------------------------
                                       Title:
                                             -----------------------------


                        ACKNOWLEDGEMENT AND CONSENT


      The Issuer referred to in the foregoing Pledge Agreement hereby acknowledges receipt of a copy thereof and agrees to be bound thereby and to comply with the terms thereof insofar as such terms are applicable to it. The Issuer agrees to notify the Administrative Agent promptly in writing of the occurrence of any of the events described in Section 5(a) of the Pledge Agreement with respect to its shares.


[CORPORATE SEAL]                    C-TEC CABLE SYSTEMS, INC.


ATTEST:                             By:
                                       ------------------------------------
                                       Name:
                                            -------------------------------
------------------------               Title:
               Secretary                    ------------------------------
--------------






                                SCHEDULE 1
                                 To Pledge
                                 Agreement


                       DESCRIPTION OF PLEDGED STOCK


                     Class of             Stock                   No. of
Issuer                Stock          Certificate No.              Shares
------               --------        ---------------              ------



                                SCHEDULE II
                                 To Pledge
                                 Agreement


                              UCC INFORMATION

         Debtor                          Filing Jurisdiction
         ------                          -------------------